This CD ROM contains an electronic version of appraisals for the Mortgaged
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and together with, the information contained elsewhere in this Prospectus
Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this
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ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper
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copy of the CD ROM.

             ----------------------------------------------
             COMPLETE APPRAISAL
             OF REAL PROPERTY

             Portion of Shannon Southpark Mall
             1000 Shannon Southpark
             Union City, Fulton County, Georgia


             ----------------------------------------------

             IN A SELF-CONTAINED REPORT
             As of April 18, 1996



             Cadillac Fairview U.S., Inc.
             20 Queen Street West, 4th Floor
             Toronto, Ontario M5H 3R4






             Cushman & Wakefield of Georgia, Inc.
             Valuation Advisory Services
             3300 One Atlantic Center
             1201 West Peachtree Street
             Atlanta, Georgia 30309

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center                                               CUSHMAN &
1201 West Peachtree Street                                          WAKEFIELD(R)
Atlanta, GA 30309
(404) 875-1000








May 22, 1996




Mr. John MacDonald
Senior Vice President, Finance & Treasurer
Cadillac Fairview U.S., Inc.
20 Queen Street West, 4th Floor
Toronto, Ontario M5H 3R4

Re:  Complete Appraisal of Real Property
     Portion of Shannon Southpark Mall
     1000 Shannon Southpark
     Union City, Fulton County, Georgia

Dear Mr. MacDonald:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Georgia, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the referenced property.

     The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention the special assumptions listed in the Summary of Salient Facts section of the report.

     This report was prepared for Cadillac Fairview and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Georgia, Inc.

     The property was inspected by and the report was prepared by Luten L. Teate, MAI under the supervision of Douglas Holowink.

Mr. John MacDonald
May 22, 1996
Page 2


     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 18, 1996, was:

                THIRTY FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $35,500,000

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield Of Georgia, Inc.


/s/ Luten L. Teate

Luten L. Teate
State Certified Appraiser No. 001389


 /s/ Douglas Holowink

Douglas Holowink
Reviewed and Approved

/mm

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================
Property Name:                Portion of Shannon Southpark Mall

Location:                     1000 Shannon Southpark
                              Union City, Georgia

General Overview:             This is the shop space portion of an attractive
                              regional mall of about 774,700 square feet built in 1980 and 1986 on a 87+/-acre site. The principal tenants are Macy's, Rich's, Sears, and Mervyn's having about 494,100 square feet. None of them are included in this analysis because they own their stores/sites. The portion of the mall being appraised is the shop space and common area.
                              The shop space has a total GLA of about 280,659
                              SF. At the time of inspection 53,774 square feet were vacant and unleased. This is equivalent to about 19.2% of shop GLA.

Assessor's Parcel Number:

Interest Appraised:           Leased Fee Estate

Date of Value:                April 18,1996

Date of Inspection:           April 18, 1996

Ownership:                    Cadillac Fairview

Land Area:                    25.97 acres (Developer's portion of mall site)

Current Property
  Assessment                  $9,140,160 (40% Assessment)

Current Property Taxes:       $365,789

Zoning:                       Commercial

Highest and Best Use

  If Vacant:                  Regional Mall

  As Improved:                Existing Improvements

Improvements
  Type: Shop and common area portion of a single level, enclosed regional mall

  Year Built:                 1980 & 1986

  Type of Construction:       Masonry

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Summary of Salient Facts and Conclusions
================================================================================

Gross Leasable Area:
                                          ======================================
                                                    GLA Breakdown
                                          --------------------------------------

                                          Tenant Type        GLA (sf)       %

                                          Anchors                   0       0.0%
                                          Shops               280,659     100.0%
                                                              -------
                                          Total                280,659    100.0%
                                          ======================================


Operating Data and Forecasts
     Current Occupancy:                              81% of Shops
     Forecasted Stabilized Occupancy:                80%+/- of Shops

Summary of Income and Expense Information:

              ===========================================
                                                   Per SF
                                        Total      of GLA
              ===========================================
              Income
                      1993            $7,030,794   $25.05
                      1994            $6,888,036   $24.54
                      1995            $7,150,451   $25.48
                      1996 Budget     $7,037,341   $25.07
                      Forecast 1996   $7,034,000   $25.06
              -------------------------------------------
              Operating Expenses
                      1993            $3,138,939    $11.18
                      1994            $3,017,290    $10.75
                      1995            $3,277,106    $11.68
                      1996 Budget     $3,147,256    $11.21
                      Forecast 1996   $3,285,000    $11.70
              ===========================================
              Net Income First Year   $3,908,193
              ===========================================


                Value Indicators
                    Sales Comparison Approach:
                      Value Per Square Foot: $33,700,000 to $36,500,000
                      NOI/SF:                $37,900,000 to $39,300,000
                    Indicated Value:         $35,500,000 to $37,500,000


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Summary of Salient Facts and Conclusions
================================================================================

  Income Approach-Direct Capitalization
    Current Occupancy:                           81% of shops
    Stabilized Vacancy Rate:                     80%+/-
    Effective Gross Income:                      $7,245,020
    Net Operating Income:                        $3,908,193
    Overall Capitalization Rate:                 11.0%
  Indicated Value:                               $35,500,000

Income Approach-Discounted Cash Flow Analysis
    Market Rental Growth Rate:                   0% in 1996, 2% in 1997;
                                                   3% per year thereafter
    Expense Growth Rate:                         3.5%
    Forecasted Credit Loss:                      1.5%
    Reversion Year Capitalization Rate           11.25%
    Transaction Costs in Reversion Sale:         2.5%
    Discount Rate:                               12.0%
    Implicit First Year Capitalization Rate:     11.26%
  Indicated Value:                               $34,700,000

Value Conclusion:                                $35,500,000
  Value Per Square Foot:                         $126.49 (Gross Rentable Area)
  Implicit Capitalization Rate:                  11.0%

Exposure Time Implicit
  In Market Value Estimate:                      12 months or less

Special Assumptions Affecting Valuation:

1. We did not measure the improvements but relied on the GLA shown in the rent roll provided by management. The tenant areas, shown in the rent roll provided by management, were cross-checked against selected leases/lease briefs.

2. We reviewed a representative sample of leases and compared their terms to the rent roll for its accuracy. We found it to be reasonably accurate based on these checks and assume that the remainder of the rent roll has the same level of accuracy.

3. We inspected a representative sample of the retail spaces in the building and we believe that the spaces we inspected are representative of all of the space as to overall quality and condition except where otherwise noted.

4. We did not observe any hazardous materials during our inspection. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may have an affect on the value of the property. The value estimate is predicated on the assumption that there is no such materials on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field to make this determination.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Summary of Salient Facts and Conclusions
================================================================================

5. The forecasts or projections included in this report are utilized to assist in the valuation process and are based upon current market conditions, anticipated short term supply and demand factors, as well as an improving economy. These forecasts are therefore subject to changes in future conditions which cannot be accurately predicated by the appraiser and could affect the future income and/or value forecasts.

6. We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers are not qualified to warrant the adequacy or mechanical condition of these components. The client is urged to retain an expert in this field.

7. During 1990, the Americans With Disabilities Act (ADA) was passed by Congress. This is Civil Rights legislation which, among other things, provides for equal access to public placed for disabled persons. It applied to existing structures as of January 1992 and new construction as of January 1993. Virtually all landlords of commercial facilities and tenants engaged in business that serve the public have compliance obligations under this law. While we are not experts in this field, our understanding of the law is that it is broad-based, and most existing commercial facilities are not in full compliance because they were designed and built prior to enactment of the law. We noticed no additional "readily achievable barrier removal" problems but we recommend a compliance study be performed by qualified personnel to determine the extent of non-compliance and cost to cure.

     We understand that, for an existing structure like the subject, compliance can be accomplished in stages as all or portions of the building are periodically renovated. The maximum required cost associated with compliance-related changes is 20 percent of total renovation cost. A prudent owner would likely include compliance-related changes in periodic future common area and tenant area retrofit. We considered this in our future projections of capital expenditures and retrofit allowance costs to the landlord.

     At this time, most buyers do not appear to be reflecting future ADA compliance costs for existing structures in their overall rate or price per square foot decisions. This is recent legislation and many market participants are not yet fully aware of its consequences. We believe that over the next one to two years, it will become more of a value consideration. It is important to realize that ADA is a Civil Rights law, not a building code. Its intent is to allow disabled persons to participate fully in society and not intended to cause undue hardship for tenants or building owners.

8. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

Negative Factors:

     The following were taken into consideration in our appraisal.

o Three of the four anchor tenants have reciprocal operating agreements with the mall owner that have expired. The agreement with the fourth (Mervyn's) was never fully executed according to the property's leasing agent. Shannon Southpark's leasing/management personnel suggested that they are interested in extending the agreement with the anchors


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Summary of Salient Facts and Conclusions
================================================================================

     but not enough to pay a large extension bonuses to get them to sign so negotiations are not making much progress. An argument could be made that these tenants have been in place without an agreement and, therefore, will not leave if sales continue to be high enough. Unfortunately, these anchors do not have to report sales volumes to the mall owner. The mall manager has discussed sales volumes with the anchors' managers and reports that these stores have "satisfactory" sales levels/SF. This is a positive sign but not the same as reported sales. We nor an investor has any way of knowing whether these anchors will renew their agreements or even remain in the mall after 1996.

o Rents at this mall are generally considered below average from Atlanta regional mall.

o Sales volume of shop tenants have declined over the last few years and have exhibited weak growth in recent years.

o Twenty-nine tenants, representing about 9.8 percent of the shop space, is occupied by "temporary" tenants on short term leases, at low rental rates and no percentage rent clauses.

o This property does not have the proper merchandise mix of tenants to adequately capture demand from the trade area's more affluent shopper.

o About 59,000 square feet of shop space (21.0 percent) have leases that expire over the next two years. This is a risk factor considering that a number of larger, more prestigious tenants have recently renewed with shorter term leases (1 -2 years).

Favorable Influences

o Well known anchor tenants that are reasonably well matched to the demographics of the trade area.

o    Good location at an interstate intersection


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF SUBJECT PROPERTY ...............................................1

INTRODUCTION ..................................................................5

Identification of Property ....................................................5

Property Ownership and Recent History .........................................5

Purpose and Intended Use of the Appraisal .....................................5

Extent of the Appraisal Process ...............................................5

Date of Value and Property Inspection .........................................6

Property Rights Appraised .....................................................6

Definitions of Value, Interest Appraised, and Other Pertinent Terms ...........6

Legal Description .............................................................7

REGIONAL ANALYSIS .............................................................9

NEIGHBORHOOD ANALYSIS ........................................................17

RETAIL MARKET ANALYSIS .......................................................20

PROPERTY DESCRIPTION .........................................................49

Site Description .............................................................49

Improvements Description .....................................................50

REAL PROPERTY TAXES AND ASSESSMENTS ..........................................53

ZONING .......................................................................55

HIGHEST AND BEST USE .........................................................56

Highest and Best Use of Site As Though Vacant ................................56

VALUATION PROCESS ............................................................57

SALES COMPARISON APPROACH ....................................................59

INCOME APPROACH ..............................................................65

RECONCILIATION AND FINAL VALUE ESTIMATE ......................................96

ASSUMPTIONS AND LIMITING CONDITIONS ..........................................97

CERTIFICATION OF APPRAISAL ...................................................99

ADDENDA .....................................................................100

Exhibit A      Recent Leases at Shannon Southpark Mall
Exhibit B      Recent Sales Volume at Subject
Exhibit C      Rent Roll
Exhibit D      Expiration Summary
Exhibit E      Photographs of Competition
Exhibit F      Professional Qualifications of the Appraiser


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================



                                [GRAPHIC OMITTED]



                                    Entrance



                                [GRAPHIC OMITTED]




                                Typical Interior

================================================================================

                                            Photographs of Subject Property
================================================================================



                                [GRAPHIC OMITTED]




                             Mall Entrance of Sears











                                [GRAPHIC OMITTED]





                         Parking Lot Entrance of Rich's



================================================================================

                                            Photographs of Subject Property
================================================================================



                                [GRAPHIC OMITTED]




                                   Food Court






                                [GRAPHIC OMITTED]




                                Central Courtyard




================================================================================

                                            Photographs of Subject Property
================================================================================





                                [GRAPHIC OMITTED]



                                  Vacant Space



================================================================================

                                                               INTRODUCTION
================================================================================

Identification of Property

     Shannon Southpark Mall is a 774,700+/- square foot (gross leasable area) regional mall located in the southwestern portion of metropolitan Atlanta, Georgia. The improvements are situated on a 87+/- acre site near the intersection of Georgia Highway 138 (Jonesboro Road) and I-85. We are only appraising the shop space and common area portion of the mall which contains a GLA of about 280,659 square feet which is on 25.97 acres.

     At the time of our inspection, the mall was about 93 percent occupied by four anchor tenants and 111 shop tenants. Occupancy in the portion of the mall being appraised (shop space) was about 80.8 percent.

     This mall was constructed in 1980 and expanded in 1986. Its street address is 1000 Shannon Southpark. It is further identified by the Fulton County Tax Assessor's office as Parcel Numbers:

     o    9F-1508-0062-021
     o    9F-1508-0062-023
     o    9F-1508-0062-022
     o    9F-1508-0062-065

Property Ownership and Recent History

     The property has been owned by Cadillac Fairview for over three years. Occupancy of shop space has ranged from about 72.0 percent to 81.0 percent since January 1993. Sales of shops for 1995 were about $208 per square foot which represents a decline over the last few years.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of a leased fee estate on April 18, 1996. The appraisal is to be used to establish asset value for portfolio monitoring purposes.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of all buildings and site improvements and a representative sample of shops with David Long, the property manager.

     o Interviewed Mr. Long of the property management company, Urban Retail Properties, Inc. (Urban).

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager, Bob Bramblett of Urban.

     o Reviewed a detailed history of income and expense and a budget forecast for 1996 including the budget for planned capital expenditures.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               INTRODUCTION
================================================================================

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing malls which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

     o Prepared an estimate of stabilized income and expense (for capitalization purposes).

     o Conducted market inquiries into recent sales of similar malls to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers.

     o    Prepared Sales Comparison and Income Approaches to value.

Date of Value and Property Inspection

     The date of value is April 18, 1996, which is also the date of our last inspection.

Property Rights Appraised

     We have appraised a leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Unifonn Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based on discussions with market participants or information gathered during the sales verification process, we estimate exposure time at 12 months or less.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

     We were not provided with a legal description. Reference is made to the site plan presented elsewhere in the report.



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Metropolitan Atlanta Area


                               [GRAPHIC OMITTED]


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     A ROCKEFELLER GROUP COMPANY

                                                          REGIONAL ANALYSIS
================================================================================

Introduction

     The market value of real property is indirectly influenced by the economic, political, physical and social characteristics of the overall economic region of which it is a part. Factors in the local/regional economy that might have a bearing on the value of the subject include:

     o    Geographic location

     o    Employment trends

     o    Transportation linkages

     o    Major employee trends

     o    Population trends

     o    Economic characteristics

Definition of the Region

o The Atlanta Region consists of 18 counties. The subject is in Fulton County. Reference is made to the previous regional map.

o Atlanta is the largest incorporated area in the Atlanta Region. The city limits of Atlanta is located mostly within Fulton County, but there is a small section extending into neighboring DeKalb County.

o    The subject is not in the Atlanta city limits.

Overview of the Atlanta Region

o Atlanta is a major financial and corporate center for the entire southeastern United States. Its relatively low cost of living, mild climate, excellent transportation facilities, and a variety of educational and recreational facilities have contributed to its attractiveness as a place to live.

o The metropolitan area has been successful at attracting corporate relocations to the area. It also continues to be the city of choice for many start-up companies in a variety of service and manufacturing industries.

o Atlanta was the site of the 1994 Super Bowl and is now preparing to host the 1996 Summer Olympic Games.






================================================================================

                                       -9-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Overview of Atlanta Real Estate Market

     During the first half of the current decade, the primary objective of many players in the Atlanta commercial real estate market was survival as the metro area struggled through the effects of the national recession which also effected most major markets throughout the United States. The survivors now appear to be enjoying an Atlanta marketplace that has strongly recovered. The primary sectors of the commercial real market: office, industrial, apartments, and retail all experienced an oversupply during the 1980s. However, during the first part of the decade, demand exceeded additions to supply and, as a result, both occupancies and rents have increased. Now, available, quality space is difficult to find.

     A number of factors have contributed to the Atlanta commercial real estate market's resurgence:

o    The recovery of the nation's economy.

o Activity generated by the upcoming 1996 Olympic Games to be held in Atlanta.

o The mature and well-developed metropolitan transportation infrastructure which includes:

o    The strategic location at the junction of three interstate highways

o Hartsfield International Airport which is one of the nation's busiest and has just completed a $305 million concourse to service international air traffic.

o The Metropolitan Atlanta Rapid Transit Authority (MARTA) rail system which was established in 1988 and now connects the downtown business area and the airport to suburban office and residential locations.

o Diverse job base anchored by services, retail trade, government and manufacturing employment.

     The above factors are market fundamentals that do not completely insulate the Atlanta area from periodic slumps in the national economy but generally serve to mitigate their effects. This diversification has also proved to be attractive to many real estate investors over time. A number of recent surveys have chosen Atlanta as one of the more popular business and residential locations in the United States.

Population

o During the early to mid-1970s, the City of Atlanta experienced substantial out-migration of population to the suburban areas, creating dramatic new suburban residential and commercial retail development. The primary directions of growth were northwest and northeast into the suburban counties of Cobb, Gwinnett and DeKalb.

o While the population of the metropolitan area was increasing rapidly, the City of Atlanta actually showed a 14.0 percent population decrease during the decade of the 1970s.

o Since 1980, the city's population has stabilized and may have even increased slightly. The suburban development trend has continued with many outlying areas now offering their own infrastructures.

================================================================================

                                      -10-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

     The demographic statistics and estimates were prepared by Equifax National Decision Systems (ENDS):

o In 1980, Atlanta's SMSA population stood at 2,233,325-about 40.9 percent of the State's. By 1996, 16 years later, Atlanta's population had increased
     56.9 percent to an estimated 3,377,754. The State's population has grown only 34.5 percent during this same time period, consequently, Atlanta's share of state population had increased to 47.7 percent by 1996. A population increase for the SMSA through 2001 to about 3,941,898 is forecast. The estimated change in the SMSA's population between 1995 and 2000 equates to a compound annual growth rate of about 2.4 percent. By comparison, the State of Georgia's population is expected to grow at a compound annual rate of only about 1.8 percent over the same time period.

o The color map, on a following page, shows the metropolitan Atlanta area and graphically depicts the forecast near-term population growth throughout this area. It shows that Equifax National Decision Systems is forecasting ????? population growth over the next five years for the subject area.

Households

     Growth in households is more important to a retail property than growth in population because households have been found to be the primary demand generators for retail goods. It is particularly important in this appraisal because the property being appraised is a retail property. Growth in population may not always represent growth in the number of people in the age bracket that typically purchases retail goods. However, growth in households usually does. Some key statistics and estimates are:

o In 1996, there were estimated to be 1,349,992 households in metropolitan Atlanta. This represents an aggregate increase of 71 percent over 1980 or a compound rate of about 3.4 percent per annum. By comparison, in the State of Georgia, household growth has been at a compound annual rate of only about 2.5 percent over the same time period.

o Between 1996 and 2001, a continuation of this trend is forecasted when metropolitan Atlanta is expected to contain nearly 1,473,012 households.

     On a following page is a graphic representation of the forecasted household growth for the Atlanta metropolitan area for the next five years. Note the areas of high forecasted growth, one of them is in the general area of the subject.

Income

     Metropolitan Atlanta is considered a high income area because income levels tend to be above state averages. The following chart shows the comparison.

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


                                                          Regional Analysis
================================================================================

             =====================================================
                     Atlanta SMSA and Georgia State Incomes
             =====================================================
              Incomes                           Metro       State
                                                Area        1996
                                                1996      Estimate
                                              Estimate
             =====================================================
              Median Household Income          $45,249    $34,773
              Average Household Income         $58,973    $47,776
             -----------------------------------------------------
              SOURCE: Equifax National Decision Systems, Inc.
             =====================================================

     The previous chart shows that estimated 1996 incomes for Metropolitan Atlanta are generally 20 to 30 percent higher than for the state as a whole.


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                                      -12-

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


ATLANTA METROPOLITAN AREA


                               [GRAPHIC OMITTED]

ATLANTA METROPOLITAN AREA


                               [GRAPHIC OMITTED]


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

                                                          Regional Analysis
================================================================================

Economic Base and General Conditions

     The composition of Atlanta's labor force is diverse and not dominated by manufacturing or any one industry group. The trade and services sectors of the economy employ about 55% of the work force in the metropolitan area.

o    The labor force has grown by about 16 percent since 1990.

o The March, 1996 unemployment rate for the SMSA was about 3.8 percent which is lower than the 4.5 percent for the state. This is the latest figure as of this writing.

o The unemployment rate for the Atlanta area has consistently been lower than experienced by the state as a whole since 1990.

o Job growth during the latter part of the 1980s exhibited a declining trend and was negative in 1991. However, since 1991, this trend has reversed. In 1993 through 1995, job growth was estimated at 85,300, 96,800 and 77,900 respectively. The Georgia State University Forecasting Unit expects the economy to create slower but still impressive levels of job growth in 1996 of 76,000.

Retail Sales

     The table below summarizes retail sales growth for the Atlanta SMSA and, provides a comparison to the State as a whole over the period 1985 through 1994.

    ====================================================================
                              Retail Sales (in $000)
    ====================================================================
    Year                               Atlanta SMSA         State of
                                                            Georgia
    ====================================================================
    1985                                  $17,418,814       $34,100,266
    1994                                  $32,090,797       $60,877,014
    Compound Annual Growth                        7.0%              6.7%
    Rate
    --------------------------------------------------------------------
    Source: Sales and Marketing Management
            Survey of Buying Power, 1986 & 1995
    ====================================================================

     From the data above, we see that sales have increased at an annual compound rate of about 7.0 percent in the Atlanta SMSA, versus 6.7 percent for the State as a whole over the nine year period examined. This is a positive factor for the Atlanta area.

Directions of Growth

     Generally considered to be in the I-75 and I-85 corridors north and south of I-285. Reference is made to the previous map.


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                                      -15-

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


                                                          Regional Analysis
================================================================================

     The subject property is situated in one of the primary directions of growth for the metropolitan area.

Conclusion

     Atlanta has seen a resurgence in job growth, approaching the experience of the mid-1980s. This, along with other factors, has translated into a healthy demand for industrial, retail and office space. The overall improvement of the Atlanta economy, together with the upcoming Olympic Games in 1996, have led to improvements in all segments of demand.


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                                      -16-

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


                                                      NEIGHBORHOOD ANALYSIS
================================================================================

Location

o Southwestern area of metropolitan Atlanta in South Fulton County in the city limits of Union City.

o Approximately 15 radial miles southwest of Atlanta's downtown central business district and seven miles southwest of Hartsfield-Atlanta International Airport.

o The subject site is in the northwestern quadrant of Jonesboro Road (State Road 138) and Interstate 85.

Access

o The neighborhood is served by several major highways and arterials including Interstate 85, Jonesboro Road (State Road 138), Flat Shoals Road, and Roosevelt Highway (U.S. Highway 29).

o The subject fronts on the north side of Jonesboro Road, a five-lane road (including center turning lane).

o The Georgia Department of Transportation shows the following 1995 bidirectional traffic counts:

          I-85: North of GA 138                                       45,395

          I-85: South of GA 138                                       44,664

          Jonesboro Road (Georgia Highway 138) West of I-85           18,701

     The counts on both roads are relatively high for similar roads in south Atlanta.

o    Bus stops are located in front of the mall along Jonesboro Road.

o    Overall, access to the neighborhood is excellent.

Neighborhood Characteristics

o The neighborhood is a stable area of south metropolitan Atlanta that is experiencing relatively slow population/household growth compared to metropolitan Atlanta as a whole.

o Shannon Southpark Mall is the dominant development in the neighborhood. Built in 1980, this mall has spurred only a limited amount of surrounding commercial development including several small unanchored strip centers and community/neighborhood shopping centers. This ancillary development has, however, not occurred to the extent found around most of Atlanta's regional malls in the northern crescent (outside I-285 between I-85 and I-75) of the metropolitan area.

o Big Box or category killer stores typically locate proximate to a regional mall to benefit from the synergy created by the concentration of retailers. However, except for Toys R Us and Wal-Mart, there are no big box retailers proximate to this mall. Refer to the Market Analysis section for a further discussion of shopping centers in the immediate area.


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


                                                      Neighborhood Analysis
================================================================================

o Several automobile dealerships, including Saturn, Toyota, Nissan, Honda and Dodge, are located at the northeastern quadrant of the interchange. An abundance of vacant industrial-zoned land is located at the northeastern and southeastern quadrants of the interchange. Several acres of vacant commercial land located around the mall remain available for development.

Nearby and Adjacent Uses

     Adjacent land uses to the subject are as follows:

     East:   I-85

     South: Free-standing and strip retail buildings fronting on Jonesboro Road. They are occupied by Firestone Tire Center, Texaco, and Sun Trust Bank. Shannon Crossing Center a neighborhood shopping center of about 64,000 square feet and anchored by Kroger is across Jonesboro Road from the mall.

     North: Predominantly vacant tracts that were originally part of the master tract from which the mall was developed.

     West: Free-standing retail buildings along the west side of Londonderry Road. They are occupied by a Toys R Us and Goodyear Tire.

Special Hazards or Adverse Influences

     To our knowledge, Shannon Southpark Mall is not proximate to any apparent special hazards or adverse influences such as landfills, flood prone areas, noise or air pollution, chemical emissions or storage.

Planned Improvements

o According to Ms. Sonya Carter with the Union City Zoning/Planning Department, a community center of 175,000 square feet or larger is planned one-half mile west of the subject on the northern side of Jonesboro Road across from Shannon Square Shopping Center. She has had several discussions with developers in the past regarding developing a shopping center on this site. However, she told us that she has not discussed this property with potential developers in at least six months. Further, that no development plans have been submitted for approval and no permits have been requested. At this time, there is no way to determine if this development will materialize. If it does, it will further establish the subject area as a retail hub.

o Shannon Southpark was developed on a portion of a much larger tract assembled by local developer, Scott Hudgens. The remainder of the acreage was to be held for future development around the mall as demand dictated. Demand has been weak and Hudgens sold most of the remaining acreage at auction in the summer of 1995. It was subdivided into smaller tracts and sold to 18 investors or investor groups. These tracts are mostly located north of the mall along Shannon Parkway, Shannon Boulevard and Mall Boulevard. The tracts are zoned multi-family residential and commercial.

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


                                                      Neighborhood Analysis
================================================================================

     Apparently, most of these tracts were purchased for speculative holding since none of the buyers have submitted development plans for approval or requested building permits as of this writing.

o    No other developments are proposed which would impact Shannon Southpark
     Mall.

Conclusion

     Overall, the neighborhood is a stable area of south metropolitan Atlanta. The outlook is favorable with continued, but moderate, levels of growth.






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                                      -19-

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


                                                     RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a super-regional shopping center.

     A super-regional center(1) provides for extensive variety in general merchandise, apparel, furniture, home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. In theory, the typical size of a super regional center is about 800,000 square feet of gross leasable area. In practice, the size ranges from about 600,000 to more than 2,000,000 square feet

     In order to define and analyze the market potential for the Shannon Southpark Mall, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

     Together with the Southlake Mall, the subject is one of two regional malls located in the southern-most sector of the greater Atlanta area. While there are numerous regional malls located throughout metro-Atlanta, Shannon Southpark's relatively remote location in southern Fulton County, together with the south and southwestern orientation of its primary and effective trade areas, limits its directly competitive set.

     Finally, there are a limited number of strip centers anchored by discount department stores, supermarkets and specialty/category killer stores in the market. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as an established shopping district and generating more retail traffic to the area than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade are analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's primary and effective trade areas, profiled by Equifax Decision Systems, were defined based on

----------
(1) Urban Land Institute Dollars and Cents of Shopping Centers - 1995

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


                                                     Retail Market Analysis
================================================================================

the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customers to determine the zip code of the primary residence. While the survey is somewhat dated (late 1993/early 1994), in our opinion the trade areas as defined have remained unchanged.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     In order to examine the subject property in its proper context, we must first examine the nature of the competition. With respect to regional mall competition, the subject appears to be well positioned. While there are a number of regional malls servicing the metro-Atlanta area, given the subject's relatively remote location in southern Fulton County, it is our determination of there is only one truly competitive regional mall property, Southlake Mall, while the balance of regional malls are secondary to the extent that their secondary markets may overlap with that of the subject.

Competition

     While there is only one regional mall considered directly competitive mall in the region, the following table identifies the larger alternative retail properties in the area as well as the malls located outside the region with secondary trade areas that could overlap with that of the subject.




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


                                                     Retail Market Analysis
================================================================================

--------------------------------------------------------------------------------
                       Competitive Retail Shopping Centers
================================================================================
                               Year
Map                           Opened/                                 Distance
Key     Center/Location      Renovated  Total GLA   Anchor Stores   from Subject
================================================================================
 S   Shannon Southpark Mall  1980/1986   770,681       Macy's
     1000 Shannon Southpark                           Mervyn's
        Union City, GA                                 Sears
                                                       Rich's
--------------------------------------------------------------------------------
 1      Southlake Mall       1976/1995  1,024,000     JC Penney       12 miles
      1000 Southlake Mall                              Macy's
          Morrow, GA                                    Rich's
                                                        Sears
--------------------------------------------------------------------------------
 2      Cumberland Mall      1973/1986  1,250,000     JC Penney       20 miles
     1000 Cumberland Mall                              Macy's
          Atlanta, GA                                   Rich's
                                                        Sears
================================================================================
     Total                              3,044,681
--------------------------------------------------------------------------------
 *    Opening June 1996
================================================================================
Source: Shopping Center Directory - 1995
================================================================================



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


                                                     Retail Market Analysis
================================================================================

Subject Retail Center

Name:                                 Shannon Southpark Mall

Location:                             1000 Shannon Southpark
                                      Union City, GA

Owner:                                The Cadillac Fairview Corporation

Distance and Time from Subject:       NA

Year Opened:                          1980

Year(s) Expanded/Renovated:           1986

Total GLA:                            770,681+/- SF

Mall GLA:                             276,615+/- SF

Mall Shop Ratio:                      36%

Anchor Tenants:                       Macy's                          147,455 SF
                                      Mervyn's                         75,000 SF
                                      Sears                           150,031 SF
                                      Rich's                          121,580 SF
                                                                      -------
                                      Total Anchor GLA                494,066 SF

Number of Mall Shops:                 110+/-

Occupancy (Mall GLA):                 81+/-%

Average Market Rent (Mall GLA):       $15-$30/SF

Land Area:                            34+/- AC

Parking/Ratio
        Existing:                     4,231;5.5+/- spaces per 1,000 SF of GLA

Demographics:                         Primary Market Population:        397,486
                                      Average Household Income:         $46,061

Retail Sales:                         $208/SF - 1995 (non-anchor)


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                                      -23-

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


                                                     Retail Market Analysis
================================================================================

Comments: Shannon Southpark is well-positioned along I-85 to service the growing southwestern quadrant of the Atlanta MSA. Conversely, trade area is inhibited to the north and east given the presence of the Cumberland and Southlake malls. Overall, anchor alignment is competitive with most metro-area regional malls, although anchor store sizes are notably smaller relative to Southlake, its nearest and strongest competitor.






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


                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 1

Name:                                 Southlake Mall

Location:                             1000 Southlake Mall
                                      Morrow, Georgia

Owner:                                Southlake Retail Venture

Distance and Time from Subject:       12+/- miles east
                                      (20+/- minute drive time)

Year Opened:                          1976

Year(s) Expanded/Renovated:           1994

Total GLA:                            1,024,000+/- SF

Mall GLA:                             294,000+/- SF

Mall Shop Ratio:                      29%

Anchor Tenants:                       JC Penney                       160,000 SF
                                      Macy's                          160,000 SF
                                      Rich's                          220,000 SF
                                      Sears                           190,000 SF
                                                                      -------
                                      Total Anchor GLA:               730,000 SF

Number of Mall Shops:                 120+/-

Occupancy (Mall GLA):                 92%

Average Rent (Mall GLA):              $20-$40+/-/SF

Land Area:                            88+/- AC

Parking/Ratio:                        5,500+/- cars; 5.4 per 1,000+/- SF

Demographics:                         Primary Market Population:         670,000
                                      Average Household Income:          $50,000

Retail Sales:                         $303/SF


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                                      -25-

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


                                                     Retail Market Analysis
================================================================================

Comments: Two level regional mall located 12+/- miles east of subject. Macy's, Rich's and Sears anchor stores larger than those at subject, while JC Penney in 160,000+/- SF considered superior fourth anchor compared to subject's Mervyn's in 75,000+/- SF Considered more appealing mall to upscale-oriented customer. Overlap limited to both the subject's and Southlake Mall's secondary trade areas.








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


                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 2

Name:                                 Cumberland Mall

Location:                             1000 Cumberland Mall
                                      Atlanta, Georgia

Owner:                                MEPC American Properties

Distance and Time from Subject:       20+/- miles north
                                      (25+/- minute drive time)

Year Opened:                          1973

Year(s) Expanded/Renovated:           1986

Total GLA:                            1,250,000+/- SF

Mall GLA:                             340,000+/- SF

Mall Shop Ratio:                      27%

Anchor Tenants:                       JC Penney                       190,000 SF
                                      Macy's                          210,000 SF
                                      Rich's                          290,000 SF
                                      Sears                           220,000 SF
                                                                      -------
                                      Total Anchor GLA:               910,000 SF

Number of Mall Shops:                 145+/-

Occupancy (Mall GLA):                 95%

Average Rent (Mall GLA):              $20-$30+/-/SF

Land Area:                            72+/- AC

Parking/Ratio:                        5,581+/- cars; 4.5 per 1,000+/- SF

Demographics:                         Primary Market Population:         684,000
                                      Average Household Income:          $52,200

Retail Sales:                         $315/SF


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


                                                     Retail Market Analysis
================================================================================

Comments: Macy's, Rich's and Sears anchor stores larger than those at subject, while JC Penney in 190,000+/- SF considered superior fourth anchor compared to subject's Mervyn's in 75,000+/- SF. Overall, mall offers over 50 percent more anchor GLA, allowing anchors to provide greater depth of merchandise. Mall benefits from excellent proximity affluent residential communities, as well as substantial office, hotel and ancillary retail development. Considered more appealing mall to upscale-oriented customer. Overlap limited to both the subject's and Southlake Mall's secondary trade areas.






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                                      -28-

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


                                                     Retail Market Analysis
================================================================================

     The mall properties cited above (inclusive of the subject) comprise approximately 3.04+/- million square feet of mall space. Only the Southlake Mall is considered to offer meaningful competition to the subject. Given their distance from the subject and their market orientation toward central and northern quadrants of the greater Atlanta area, the balance of the cited properties are considered to compete with the subject only peripherally.

Other Competition

     As discussed, there is no other direct mall competition for the subject in its immediate or effective trade areas. In addition to the facilities described, the balance of the retail inventory consists of neighborhood and community centers as well as free-standing retail facilities. A brief description of the retail centers in the immediate area will serve to portray the balance of the neighborhood retail alignment.

o Greenbriar Mall , located 10+/- miles north of the subject along I-285, is a 679,000+/- square foot regional mall anchored by Rich's Department Store, Burlington Coat Factory, Circuit City and the 50 Off Store. This center target markets to the African American segment of the market, and is considered upscale compared to other malls focusing on the African American customer base. Based on the subject's most recent shopper survey, it has been determined that this center is marginally competitive to This center reports overall occupancy of 91%, and average lease rates between $15-$25/SF.

o Shannon Square is a 182,000+/- square foot community center, inclusive of an owned 82,000+/- square foot Wal-mart discount department store. The center is also anchored by an Ingles grocery store in 32,000+/- square feet and Drug Emporium in 24,000+/- square feet. The center's non-anchor major tenant is Blockbuster Video in 7,000+/- square feet. The center is currently 99 percent occupied, with one 1,870+/- square foot block available at $12 per square foot, triple net. This center is located in immediate proximity to the subject.

o Shannon Crossing, is a Kroger-anchored neighborhood center located in immediate proximity to the subject. Kroger occupies 42~,000n square feet, with the entire center totaling 64,000+/- square feet. This center is approximately 92 percent occupied, with recent leases signed between $9 and $9.50 per square foot, triple net.

o    "Big Box" and "Category Killer" Retailers

o There is a noticable absence of big box and category killer type retailers (i.e. Home Depot, Media Play, OfficeMax) that are increasingly found surrounding other regional malls throughout the metro area. Most proximate to the subject, this type of development is found surrounding Southlake Mall, Shannon Southpark's closest and strongest competitor. This type of development contributes to the establishment of an area as a retail hub, and its absence is felt by Shannon Southpark tenants.

Future Regional Competition

     There are several planned regional malls throughout the Atlanta MSA. However, developers have not announced anchors or opening dates for these projects, making it uncertain if and when these projects will be developed. None of the proposed regional malls, as highlighted below, are located within Shannon Southpark's effective trade area.


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


                                                     Retail Market Analysis
================================================================================

o Proposed regional mall to be located at Turner Hills Road at I-20, approximately 20 miles northeast of Shannon Southpark.

o Proposed regional mall to be located along 1-75 in Henry County, approximately 30 miles southeast of Shannon Southpark. Not anticipated to be developed within the near future.

GLA per Capita

     The data presented summarizes the extent of existing regional mall development proximate to the subject. According to the National Research Bureau, the average GLA per capita for the United States and State of Georgia were 5.5+/- square feet and 4.1n square feet, respectively, in 1995. This statistic pertains to centers in excess of 400,000+/- square feet.

     With a total of 15.1+/- million square feet in centers larger than 400,000n square feet, and an estimated 1996 population of 3.5+/- million, the Atlanta MSA posts a GLA per capita of 4.3+/- square feet. The subject and the largely non-competitive Greenbriar Mall are the only regional malls located within the Effective Trade Area, as determined by the customer survey. It should be noted, however, that two centers, Cumberland Mall to the north and Southlake Mall to east, are located marginally outside of the trade area. However, counting only the GLA located within the effective trade area yields GLA per capita of 3.8+/- square feet. This is well below both the state and national averages, indicating that the market is not saturated and could potentially absorb some additional regional mall space and still be within the average parameters for the state and nation.

Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by Macy's, Mervyn's, Sears and Rich's. The following is a profile of each of these anchor tenants.

     Sears (4/96), the world's third largest retailer continues to profit from its remarkable turnaround. Total revenues from operations increased by 6 percent to $54.56 billion in 1994. Sears Merchandising Group operates 800 department stores and 1,140 specialty stores throughout North America. The company is focusing on three core operations: apparel; home, including home appliances and electronics, home improvement and furniture; and automotive including Sears Auto Centers and Western Auto. Revenues per selling square foot were $340 in 1994, up from $321 in 1993. The restructuring that the company implemented in 1993 involved the closure of approximately 113 unprofitable department stores and the elimination of 50,000 jobs. Sears has also abandoned its once formidable catalog operation closing it in May, 1993. Also in 1993 the company sold 20 percent of Dean Witter/Discover Card to the public raising $900 million then sold the rest to shareholders. It also offered about 20 percent of Allstate, raising $2.4 billion in the nations largest IPO in 1992. In 1995, it spun off the balance of its 80.3 percent stake. During 1994 the company transferred ownership of Sears Tower and related mortgages to a trust. Also, at the end of 1995, Sears divested itself of Homart, its real estate development subsidiary.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     In 1994, Sears' dominance continued as the Merchandise Group generated income of $890 million, an 18.4 percent increase over 1993 income of $752 million. Comparable store growth was a very strong 8.3 percent which followed the 8.9 percent growth in 1993 and 3.6 percent in 1992. In addition to strong comparable store sales increases, core merchandising revenues per selling square foot have also shown steady increases in 1994 and 1993, up 7.8 percent and 11.1 percent, respectively. Department store revenues were up 8.5 percent in 1994, which added to the 10 percent increase in 1993. More recently, comparable store sales were up 5.8 percent in the fourth quarter of 1995.

     The company has implemented a $4.0 billion remodeling program and over the past two years, Sears has remodeled and modernized 240 department stores and converted 2.9 million square feet of non-selling space and 1.5 million square feet of selling space formerly occupied by furniture departments to apparel selling space. Free-standing store revenues increased 20.2 percent in 1994. This was fueled by 98 new Dealer stores, 22 Homelife stores and 11 Sears Hardware stores. Analysts are forecasting a 6 percent growth in revenues and 4 to 5 percent same store sales increases in 1996. Value Line rates the company's financial strength an "A", while Standard & Poor's ranks it "B".

     Dayton Hudson (7/95) is one of the country's largest general merchandise retailers with 1993 revenues of $19.2 billion. This represented an increase of 7 percent over 1992. The company's 893 stores span the entire retail spectrum from discount (Target and Mervyn's) to mid-level and high end (Dayton's, Hudson's and Marshall Fields). The company reports that more than 80 percent of its revenue are derived from its discount and moderate priced divisions. Overall, over the last ten years revenues have grown by an impressive rate of 10.2 percent per annum. Standard & Poor's has forecasted a continued rise in comparable store sales. They rate the company as "A". A brief profile of each follows:

     Mervyn's - Mervyn's is a moderate priced family department store chain specializing in soft goods. The division operates 276 stores in 15 states in the northwest, west, southwest, southeast and Michigan. During the first quarter of 1995, they will be moving into the Minneapolis market with the purchase of eight Carson Pirie Scott stores. In 1993 Mervyn's sales were disappointing, decreasing by 1.6 percent, while comparable sales were off by 6 percent. Comparable sales were reported to be flat in 1994. Average sales per square foot were approximately $200. The division is aggressively pursuing cost cutting measures to make it more profitable.






================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Federated Department Stores, Inc. (6/95) is one of the leading full-line department store companies in the United States. The year 1994 was a major acquisition year for the company. On December 19, 1994 the company completed a $4.1 billion purchase of Macy's and it has recently consolidated the A&S/Jordan Marsh division into Macy's East. On May 26, 1994 the company purchased Joseph Horne Co., a department store retailer operating ten units in Pittsburgh and Erie, Pennsylvania for $116.0 million, including the assumption of $40.0 million in debt and acquisition costs. Upon completion of this merger with Macy's, Federated operates 355 department stores in 35 states at urban or suburban sites, principally in densely populated areas operating under the names of Bloomingdale's, The Bon Marche, Bullocks, Burdines, Goldsmith's, Jordan Marsh, Lazarus, Rich's, Sterns and Macy's. The company also operates more than 135 specialty and clearance stores under the names of "Aeropostale," "Charter Club" and "MCO" and a mail order catalog business under the name of "Bloomingdale by Mail." The company recently announced the closure of the MCO stores.

     The properties consist primarily of stores and related retail facilities including warehouse and distribution centers. Of the 355 stores, 181 stores were entirely or mostly owned and 174 stores were entirely or mostly leased. The company owns or leases other properties including office space in New York and Cincinnati. During 1994, the company added 142 department stores and 135 specialty and clearance stores. Of the 142 department store additions, 121 were a result of the acquisition of Macy's and 10 as a result of the acquisition of Horne's. All 135 specialty and clearance stores were added through the Macy's acquisition. Federated's net sales for 1994 increased by 15 percent to $8,315.9 million, compared to $7,229.4 million reported in 1993. On a comparable store basis net sales increased by 3.1 percent. The company's retail operating division sales as of January 28, 1995 were as follows:

========================================================================================
                               Federated Department Stores Company
========================================================================================
                                 Number                    Gross         Average Sales
                                of Stores    1994 Sales   Square Feet   Per Square Foot
========================================================================================
Abraham & Straus/Jordan Marsh          34     $1,441.1          8,999            $160
----------------------------------------------------------------------------------------
         Bloomingdale's                16     $1,297.5*         4,439   $292 ($268.57)
----------------------------------------------------------------------------------------
        The Bon Marche                 40     $  873.0          4,892            $178
----------------------------------------------------------------------------------------
            Burdines                   46     $1,248.5          7,648            $163
----------------------------------------------------------------------------------------
             Lazarus                   51     $1,130.3         10,212            $111
----------------------------------------------------------------------------------------
        Rich's/Goldsmith's             25     $  999.7          4,991            $200
----------------------------------------------------------------------------------------
             Stern's                   22     $  707.4          3,946            $179
----------------------------------------------------------------------------------------
           Macy's East                 64     $3,447.7**       17,162            $201
----------------------------------------------------------------------------------------
      Macy's West/Bullocks             57     $2,334.8**       11,845            $197
----------------------------------------------------------------------------------------
        Macy's Specialty             1221     $  128.4**          420            $395
----------------------------------------------------------------------------------------
              MCO                      14     $   83.1**          704            $118
----------------------------------------------------------------------------------------
              Total                   491     $8,315.9         75,228
========================================================================================
*    Includes $105.3 million in sales of the company's Bloomingdale's By mall subsidiary. Net of this allocation, sales were equal to $269 per square foot.

**   Represents sales of divisions acquired pursuant to merger.
========================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Federated has a C++ rating from Value Line. By fiscal 1996, savings from the closure of Macy's corporate office (second half of 1995) and other consolidation benefits may help boost Federated's share net to $2.00 to $2.10. Value Line's earning projections to 1998-2000 is that excess cash flow will enable Federated to reduce its long term debt by about $1 billion between fiscal 1996 and the end of the decade, and the operating margin will gradually widen following a market improvement in fiscal 1996.

     Federated's historical and projected sales are as follows:

                       ================================
                         1996 *               $15,100
                       --------------------------------
                         1995 *               $14,200
                       --------------------------------
                         1994                 $ 8,316
                       --------------------------------
                         1993                 $ 7,229
                       --------------------------------
                         1992                 $ 7,080
                       ================================
                        * Value Line estimated sales
                       ================================

     Federated's management believes the department store business will continue to consolidate and accordingly, intends to consider the possible acquisition of department store assets and companies from time-to-time. Future acquisitions, if any, are expected to be financed through a combination of cash on hand and from operations and possible long term debt or other securities issuance. The company's budgeted capital expenditures are approximately $2,800 million for 1995 to 1998, with approximately 68 percent budgeted for existing stores, 21 percent budgeted for new stores and 11 percent for technology.

Trade Area Definition

     Shannon Southpark Mall is well-located along I-85 with peripheral access via the Georgia Highway/Route 138. This location makes it one of the more accessible retail locations within the area, and well-positioned to service the southwestern quadrant of the Atlanta MSA. The advantage of interstate proximity has the effect of expanding the mall's trade area by virtue of reducing travel time for residents in more distant locations. As such, the percentage of in-flow sales tends to be greater for more dominant properties.

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. Its location in southern Fulton County both maximizes its position in servicing the southwestern quadrant of the Atlanta MSA, as well as inhibits its ability to draw customers from the north and east. Without anchors or mall shop tenants unique to the Atlanta MSA, shoppers who reside nearer to one the several regional malls located north and east of the subject have no incentive to travel to Shannon Southpark. Further, according to the shopper's survey, shoppers will routinely bypass Shannon Southpark to patronize malls which provide a more unique, upscale tenant profile. For those shoppers traveling from the southwest who are satisfied with a more traditional merchandise mix, there is little incentive to bypass Shannon Southpark. Additionally, the subject should benefit from the significant growth projected for the southwestern-most quadrant of its effective trade area. We note that shopping alternatives southwest of the subject are marginal, allowing the subject to virtually dominate the market to the south and

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

southwest. Further to the east and north, expanding outward to a 10 mile ring, competition is more intense. However, to the south and west, there is literally no competitive threat.

     We believe that it is also important to note that community centers and free-standing retailers represent a limited force in the market's competitive environment. Their primary stores (groceries, discount department stores, and drugs) are generally different from those which comprise Shannon Southpark. Certainly there is a place for both in most retail environments, including the I-85 corridor. Several big box retailers and category killer operations which have entered the Atlanta area in the office supply, electronics, clothing, book and entertainment segments have yet to position themselves in close proximity to Shannon Southpark, with surrounding retail limited to neighborhood-oriented retailers such as Kroger, Blockbuster and Wal-Mart. Given the strong growth projected for the southwestern quadrant of the subject's effective trade area, it is reasonable to anticipate additional retail development could occur in closer proximity to Shannon Southpark, balancing out the retail infill and acting as a traffic generator that will increase the area's status as a destination retail hub.

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. Its location in southern Fulton County both maximizes its position in servicing the southwestern quadrant of the Atlanta MSA, as well as inhibits its ability to draw customers from the north and east.

     2. Given the absence of competitive regional malls south and southwest of the subject, Shannon Southpark should benefit noticeably from the significant growth projected for this quadrant of its effective trade area.

     3. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

     4. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     5. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     6. Area retail infill in distinctly non-competitive with the mall, and is comprised of mainly neighborhood-oriented retailers.

     During late 1993/early 1994, Urban Retail Properties, Co. conducted a survey of mall shoppers which included determining the zip code of their primary residence. This survey shows that both the primary and effective trade areas of the mall have the most depth south and west of the mall and minimal depth directly east of the mall. More specifically, the primary trade area's boundaries are generally within 5 to 10 miles of the mall to the east and north, while to the south and west, outlying boundaries of the primary trade area are as much as 20+/- miles from the subject.

     After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings. As such, we have elected to rely on some of the

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

demographic results it has produced. An analysis of key demographic indicators can then be performed based upon this defined trade area.

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. ENDS provides historical, current and forecasted population estimates for the total trade area. Patterns of development density and migration are reflected in the current levels of population estimates.

     Comparisons have been made between the state of the Atlanta MSA and the State of Georgia to the Effective Trade Area's components to lend some perspective to the dynamics of the trade area. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the primary trade area increased by 17,978 to 133,557. This 15 percent increase (2.44 percent per annum) has marginally trailed that of the effective trade area growth rate of 18.6 percent (2.88 percent per annum). Expanding to the total trade area, the current population increases to 377,265. The current projection is for a continuation of this trend with additional growth of 2.28 percent and
2.37 percent per annum for the primary and effective trade areas respectively. We note with interest that population growth to the south and southwest of the subject, areas in which regional mall competition to the subject is minimal, has been, and is expected to continue to be, the fastest growing quadrant in the effective trade area. This is important for the subject since residents living closer to the mall than other regional malls within the metro area are more inclined to shop closer to home. On balance, we note that population growth throughout the trade area has outpaced that of the country, state and most other metropolitan areas as the perceived higher quality of life has drawn population to the area.

     Provided on the Following Pages are graphic representations of the current population distribution and projected population growth. These graphics depict that the more densely developed areas are found within the closest proximity to the mall; while significant population growth is projected for the southwestern quadrant of the subject's trade area.






================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                SHANNON SOUTHPARK
                              EFFECTIVE TRADE AREA

                               [GRAPHIC OMITTED]

                               SHANNON SOUTEEPARK
                              EFFECTIVE TRADE AREA

                               [GRAPHIC OMITTED]

                                                     Retail Market Analysis
================================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the primary trade area added 8,275 households, increasing by 19.2 percent to 51,327 units. This growth is equivalent to a compound annual increase of 2.97 percent. Alternatively, the secondary trade area added 16,566 households to 87,454 indicating an accelerated 3.56 percent annual rate of growth. Combined, the effective trade area is currently estimated to contain 138,781 households.

     Between 1996 and 2001, the primary trade area is expected to grow by 12.7 percent (2.41 percent per annum) to 57,828 households. This rate of growth is slightly less than that of the secondary area which is expected to grow by 13.9 percent. Overall, the total trade area is expected to grow by 13.5 percent to 157,451 households. The subject must be viewed within the context of its location in a growing area with opportunities for expansion as seen in nearby communities.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of a broad-based middle income market. According to ENDS, average household income within the primary trade area is currently $51,398.


================================================================================

                                      -38-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     Available data shows an identifiable pattern of income levels throughout the total trade area as shown below along with comparisons to the state and United States.

                ==============================================
                            Average Household Income
                ==============================================
                            Area           Average HH Income
                ==============================================
                    Primary Trade Area               $51,398
                  Secondary Trade Area               $55,245
                    Effective Trade Area             $53,822
                        Atlanta MSA                 $58,973
                      State of Georgia               $47,776
                       United States                 $49,031
                ==============================================


     These statistics show that the primary trade area has an average household income of $51,398 which increases to $53,822 with the inclusion of the higher income areas in the secondary market. The total trade area's average household income is below that of the MSA, but well above those of the state and country.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the total trade area. As can be seen, the subject is relatively proximate to all household income ranges within its effective trade area, with those areas immediately north of the subject less affluent than those areas located to the south. Generally, the highest concentrations of wealth (average incomes of $50,000 and higher) are found to the south of the center, but quite proximate to the mall. We also see that average household income throughout the total trade area is forecasted to increase at compound annual rate of 5.74 percent.






================================================================================

                                      -39-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                SHANNON SOUTHPARK
                              EFFECTIVE TRADE AREA

                               [GRAPHIC OMITTED]

                                                     Retail Market Analysis
================================================================================

Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power. At the end of 1995, Fulton County had an aggregate EBI of $9.715 billion.

     A comparison can be made to the Atlanta MSA Fulton County.

------------------------------------------------------------------------------------------------------------------
                                                      Effective Buying Income
                               1990                                   1995                 Compound Annual Changes
               Total EBI (billions)   Med HHEBI          Total EBI (billions)   Med HHEBI   Total EBI   Med HHEBI
==================================================================================================================
Atlanta MSA            $41.3           $31,184                  $63.2           $42,410        8.88%       6.34%
------------------------------------------------------------------------------------------------------------------
Fulton County          $ 9.7           $24,623                  $14.5           $36,688        8.37%       8.30%
==================================================================================================================
Source: Sales and Marketing Management, Survey of Buying Power
==================================================================================================================

     The data above shows that the effective buying income for both the Atlanta MSA and Fulton County have achieved significant levels per annum growth during the survey period. Since 1990, the total EBI for Fulton County has grown at a compound annual rate of 8.37 percent while the median EBI has grown by 8.3 percent. Both of these measures have significantly exceeded inflation over this seven year period.

Retail Sales

     As indicated below, both Fulton County and the Atlanta MSA have achieved significant per annum increases in Total Retail Sales, while Fulton County has achieved superior Retail Sales per Household, posting an overall increase of
28.8 percent since 1990, or 5.19 percent per annum.

---------------------------------------------------------------------------------------------------------------------
                                                     Retail Sales
                               1990                                   1995                 Compound Annual Changes
               Total Retail Sales   Retail Sales     Total Retail Sales   Retail Sales          Total    Retail Sales
                   (millions)      Per Household         (millions)      Per Household   Retail Sales   Per Household
=====================================================================================================================
Atlanta MSA        $23,109.8          $21,837           $32,090.8           $25,572          6.79%          3.21%
---------------------------------------------------------------------------------------------------------------------
Fulton county      $5,573.1           $21,054           $ 7,484.0           $27,116          6.071%         5.19%
=====================================================================================================================
Source: Sales and Marketing Management, Survey of Buying Power.
=====================================================================================================================

Mall Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is most germane to our analysis.

     We have been provided with two years of sales history (1994-95) for the mall. The following chart summarizes the performance of the mall shops over this period.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

--------------------------------------------------------------------------------------
                         Management's Year End Sales Summary
--------------------------------------------------------------------------------------
                            Full Year Projection (000)    Full Year Per Square Foot
                               1995          1994      % Change       1995       1994
======================================================================================
General Merchandise           $519,836      $542,377     -4.16%      $157.57   $164.41
Food Specialty              $1,296,766    $1,634,501    -20.66%      $326.23   $411.20
Restaurants                 $2,061,342    $2,133,107     -3.36%      $176.92   $183.08
Food Court                  $3,986,357    $3,978,815      0.19%      $577.57   $576.47
Women's Ready-To-Wear       $6,205,690    $6,413,452     -3.24%      $125.99   $130.21
Men's Ready-To-Wear         $1,515,639    $1,499,311      1.09%      $162.67   $160.92
Unisex Apparel              $3,147,184    $3,768,847    -16.49%      $215.46   $258.02
Other Apparel                 $529,910      $527,947      0.37%      $189.93   $189.23
Family Shoes                $2,460,708    $1,837,869     33.89%      $143.72   $107.34
Women's Shoes               $1,158,176    $1,317,777    -12.11%      $241.79   $275.11
Men's & Boys' Shoes           $301,891      $358,499    -15.79%      $212.30   $252.11
Athletic Shoes              $2,596,915    $2,640,081     -1.64%      $284.84   $289.58
Home Furnishings            $1,561,447    $1,751,763    -10.86%      $114.44   $128.39
Music & Electronics         $3,113,667    $3,803,725    -18.14%      $293.00   $357.93
Hobby & Special Interest    $2,828,659    $2,584,517      9.45%      $166.66   $152.27
Gifts & Specialty           $3,793,152    $4,055,858     -6.48%      $182.58   $195.23
Costume Jewelry               $738,764      $810,324     -8.83%      $214.38   $235.15
Jewelry                     $5,365,215    $4,946,471      8.47%      $875.81   $807.46
Health & Beauty Aids          $337,874      $328,593      2.82%      $262.73   $255.52
Other Retail                $1,218,436    $1,352,746     -9.93%      $167.44   $185.80
Personal Services           $1,782,168    $1,731,163      2.95%      $277.29   $269.36
Recreation & Community        $413,835      $420,665     -1.62%       $79.04    $80.34
                           -----------   -----------     -----       -------   -------
Total                      $46,933,631   $48,438,408     -3.11%      $207.61   $214.27
======================================================================================

     From the chart we see that total mall shop sales posted an approximately 3 percent decrease on an aggregate basis in 1995 at $46.9 million, or $208 per square foot. Excluding the food court, the in-line mall specialty shops generated sales of approximately $196 per square foot. Leading categories included Jewelry ($875.81 per square foot); Food Specialty ($326.23 per square foot); Music & Electronics ($293.00 per square foot); and Athletic Shoes ($284.84 per square foot). Notably, significant decreases were posted in two of the mall's still stronger-performing groups, Food Specialty and Music & Electronics, as well as in Unisex Apparel and Men's and Boy's Shoes.

     By comparison, the Urban Land Institute's Dollars and Cents of Shopping Centers (1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

--------------------------------------------------------------------------------
                         Regional/Super-Regional Centers
================================================================================
     Area               Average        Median      Lower Decile     Upper Decile
--------------------------------------------------------------------------------
 United States          $176.16/      $163.54/       $125.88/         $285.40/
                        $203.09       $198.93        $140.46          $305.23
--------------------------------------------------------------------------------
      East              $204.96/      $183.05/       $126.07/         $323.74/
                        $220.64       $183.81        $130.46          $379.81
--------------------------------------------------------------------------------
     West               $188.63/      $167.46/       $124.00/         $264.89/
                        $190.51       $187.64        $143.01          $258.68
--------------------------------------------------------------------------------
     South              $156.27/      $154.18/       $129.63/         $195.24/
                        $210.30       $207.99        $145.75          $293.70
--------------------------------------------------------------------------------
    Midwest             $178.99/      $179.24/       $125.50/         $290.57/
                        $195.03       $192.42        $148.18          $261.09
================================================================================
 Source: Urban Land Institute Dollars and Cents of Shopping Centers (1995)
--------------------------------------------------------------------------------

     As a regional mall in the southern part of the country, the subject's 1995 sales performance of $208 per square foot can be compared to its peers as shown below.

                ----------------------------------------------------------
                                   Average        Subject         Variance
                ----------------------------------------------------------
                 United States       $203           $208            103%
                ----------------------------------------------------------
                     South           $210           $208             99%
                ----------------------------------------------------------

     On a relative basis, the subject is performing consistently to its peer group on average in terms of sales productivity.

Anchor Store Sales

     All of the anchor stores are owned by their occupants, and therefore none are required to report sales to mall management. Our efforts to obtain specific sales included interviewing the mall manager and individual store managers. Anecdotally, Sears has benefited from a recent $1 million renovation to their store; it was reported to the mall manager that during 1995, sales increased 14 percent over the previous year. As noted earlier in this report, Sears, Federated Department Stores (Macy's, Rich's) and Dayton Hudson (Mervyn's), represent some of the nation's leading department store companies.

     While the specific individual anchor store sales of the subject are not known, we provide the following department store sales information as provided by Urban Land Institute, which tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

--------------------------------------------------------------------------------
                           Department Store Sales Data
================================================================================
            Category/Region         Average Sales PSF  Top 10% PSF    Top 2% PSF
-------------------------------------------------------------------------------
         Super-Regional U.S.
          Owned Dept. Stores              $144.99        $247.99        $505.13
             National Chain               $146.89        $271.91        $532.63
       Non-Owned Dept. Stores             $154.34        $243.28        $367.33
             National Chain               $154.34        $243.28        $367.33
             Eastern Region               $152.35          --              --
             Westem Region                $147.26          --              --
          Midwestern Region               $131.12          --              --
             Southern Region              $159.23          --              --
-------------------------------------------------------------------------------
Average - All Super-Regional Centers      $148.82        $251.62        $443.11
-------------------------------------------------------------------------------
          Regional Malls U.S.
          Owned Dept. Stores              $149.26        $245.53        $352.79
             National Chain               $149.03        $237.27        $343.94
       Non-Owned Dept. Stores             $162.14        $215.20        $266.01
             National Chain               $163.08        $215.32        $266.09
             Eastern Region               $174.78          --              --
             Westem Region                $165.36          --              --
          Midwestem Region                $151.49          --              --
             Southern Region              $150.39          --              --
-------------------------------------------------------------------------------
    Average - All Regional Centers        $158.19        $228.33        $307.21
===============================================================================
Source: Urban Land Institute Dollars & Cents of Shopping Centers (1995)
--------------------------------------------------------------------------------

     Data from ULI shows that the mean sales level for department stores in super-regional malls varies from $131.12 to $159.23 per square foot with an overall average of $148.82 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $252 while the top 2 percent average approximately $443 per square foot.

     Data for department stores in regional malls shows that the mean ranges from $149.03 to $174.78 per square foot with an overall average of $158.19 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $228 and $307 per square foot, respectively.

Summary

     Within the shopping center industry, a trend toward specialization has evolved so as to maximize sales per square foot by deliberately meeting customer preferences rather than being all things to all people. This market segmentation is implemented through the merchandising of the anchor stores and the tenant mix of the mall stores. With anchor tenants of Sears, Rich's, Macy's and Mervyn's, the subject property is clearly positioned toward the broad center of the retail market. While the mall's anchor alignment is competitive within its market, smaller store sizes have inhibited these anchors from providing a wider array of merchandise comparable to other mall locations. While traditional merchandise is well-represented among mall shop tenants, more unique and/or upscale mall shop tenants are not. A more diverse mix would bring a balance of retail uses to the market which included both familiar and first time tenants to the trade area.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retafl Market Analysis
================================================================================

Conclusion

     We have analyzed the retail trade history and profile of the Atlanta MSA and Fulton County in order to make reasonable assumptions as to the continued performance of the subject's trade area.

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed encompassed an MSA and zip code based survey for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts the subject. Given that none of the anchors of Shannon Southpark Mall are required to report sales, we were unable to provide extensive mall sales analysis. Anecdotally, the subject's anchors perform at levels considered average to above average when compared to department store sales on a national and regional basis. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     o The subject enjoys a visible and accessible location within the growing Atlanta MSA. This quadrant of Fulton County is expected to maintain a growth pattern benefiting from a diverse regional economy and general perception that the region has a high quality of life. Given the absence of competitive regional malls south and southwest of the subject, Shannon Southpark should benefit noticeably from the significant growth projected for this quadrant of its effective trade area.

     o Its location in southern Fulton County both maximizes its position in servicing the southwestern quadrant of the Atlanta MSA, as well as inhibits its ability to draw customers from the north and east. The mall is well positioned geographically to benefit from the continued growth of this quadrant of Fulton County and its environs. Shannon Southpark is clearly the most convenient mall for current and future residents in these communities. Conversely, both the Cumberland Mall to the north and Southlake Mall to the east benefit from larger anchor stores and a more diverse mall shop tenant mix, which has served to limit the subject's market penetration into these areas.

     o The region's affluence as measured by average household income and market expenditure potential has expanded substantially over the last decade paralleling the population growth.

     o Within its effective trade area, the subject competes primarily with community and traditional strip centers for tenants. It is important for ownership to focus on aggressively leasing the vacant space to national and regional retailers that are considered upscale and unique to the market. The high percentage of national and regional tenants is important to the extent that these merchants have the benefit of stronger name recognition and are more familiar to shoppers which typically results in high sales levels.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     o Peripheral retail development around the mall is minimal, with a noticable absence of big box and category killer type retailers which are found surrounding the majority of malls throughout the metro-area.

     On balance, it is our opinion that with competent management and aggressive marketing, The Shannon Southpark Mall will continue to be the dominant mall serving the growing southwestern quadrant of the Atlanta MSA. Our outlook for the area continues to be positive with moderate to good prospects for appreciating real estate values.

Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, super-regional mall containing 276,615+/- square feet of mall shop GLA anchored by four anchor stores for a combined mall GLA of 770,681+/- square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

     The subject is characterized as a well-maintained mall which is positioned to benefit from strong growth within the southwestern quadrant of its effective trade area. The subject's effective trade area has a current population of approximately 377,000+/- people and is projected to experience substantial population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                            Leasing Plan Leasing Plan
                             Shannon Southpark Mall

                               [GRAPHIC OMITTED]

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

        Previous 0 to 12 Months
        -----------------------

2026   Laxmi Group (Temp.)               1,659    Apr-96     Mar-01      5.00     60@      $3,000.00     $36,000    $21.70    $21.70

8006   Catherine's (% Rent/Temp.)          984    Feb-96     Jan-97      1.00     12@          $0.00          $0     $0.00     $0.00

C106   The Herb Shop (Temp.)                80    Mar-96     Dec-96      0.83     10@        $625.00      $7,500    $93.75    $93.75

C113   Educart (Temp.)                      80    Mar-96     Dec-96      0.75      9@        $625.00      $7,500    $93.75    $93.75

C114   Down to Earth (Temp.)                80    Mar-96     Dec-96      0.75      9@        $625.00      $7,500    $93.75    $93.75

1004   Lynn's Hallmark                   3,150    Feb-96     Jan-98      5.00     24@      $3,937.50     $47,250    $15.00    $15.90

                                                  Feb-98     Jan-01               36@      $4,331.25     $51,975    $16.50

2018   J. Riggins                        2,213    Feb-96     Jan-01      5.00     60@      $2,213.00     $26,556    $12.00    $12.00

2019   Dolcis                              987    Feb-96     Jan-06     10.00    120@      $2,056.25     $24,675    $25.00    $25.00

3004   Zales Jewelers                    1,113    Feb-96     Jan-99     10.00     36@      $4,166.67     $50,000    $44.92    $49.42

                                                  Feb-99     Jan-03               48@      $4,583.33     $55,000    $49.42

                                                  Feb-03     Jan-06               36@      $5,000.00     $60,000    $53.91

5008   General Nutrition                 1,845    Feb-96     Jan-06     10.00    120@      $3,690.00     $44,280    $24.00    $24.00

5014   Chick-Fil-A                       1,660    Feb-96     Jan-01     10.00     60@      $5,000.00     $60,000    $36.14    $37.75

                                                  Feb-01     Jan-06               60@      $5,444.42     $65,333    $39.36

5029   Tokyo Express                       594    Feb-96     Jan-99     10.00     36@      $2,500.00     $30,000    $50.51    $58.92

                                                  Feb-99     Jan-03               48@      $2,916.67     $35,000    $58.92


                                                               4/22/96



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
                                                 Feb-03      Jan-06              36@       $3,333.33     $40,000    $67.34

5030    Mandarin Express                  564    Feb-96      Jan-99      10.00   36@       $3,055.00     $36,660    $65.00    $70.00

                                                 Feb-99      Jan-03              48@       $3,290.00     $39,480    $70.00

                                                 Feb-03      Jan-06              36@       $3,525.00     $42,300    $75.00

5035    5-7-9 (% Rent Only/MTM)        1,379     Feb-96      Dec-96       0.92   11@           $0.00          $0     $0.00     $0.00

5036    JW                             1,658     Feb-96      Jan-01       5.00   60@       $1,934.33     $23,212    $14.00    $14.00

5043    Florsheim Shoes                 1,422    Feb-96      Jan-99      10.00   36@       $2,725.50     $32,706    $23.00    $25.00

                                                 Feb-99      Jan-03              48@       $2,962.50     $35,550    $25.00

                                                 Feb-03      Jan-06              36@       $3,199.50     $38,394    $27.00

5049    Fairburn Banking                   26    Feb-96      Jan-98       2.00   24@         $500.00      $6,000   $230.77   $230.77

6003    Friedman's Jewelers             1,218    Feb-96      Jan-01      10.00   60@       $5,416.67     $65,000    $53.37    $57.47

                                                 Feb-01      Jan-06              60@       $6,250.00     $75,000    $61.58

6007    Radio Shack                     2,330    Feb-96      Jan-01       5.00   60@       $2,718.33     $32,620    $14.00    $14.00

8008    Sign Shoppe (Temp.)               914    Feb-96      Dec-96       0.83   10@         $699.97      $8,400     $9.19     $9.19

C110    Angels & Eleg. (Temp.)             80    Feb-96      Aug-96       0.50    6@         $625.00      $7,500    $93.75    $93.75

2004    Sam Goody                       2,864    Jan-96      Dec-99       7.08   48@       $4,296.00     $51,552    $18.00    $18.87

                                                 Jan-00      Jan-03              37@       $4,773.33     $57,280    $20.00

3015    Le Primatif (Temp.)             3,015    Jan-96      Oct-96       0.83   10@         $499.99     $6,000      $1.99     $1.99

                                    4/22/96 2



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
5041 Wild Pair (% Rent Only)            1,802    Jan-96      Dec-96       1.00   12@           $0.00          $0     $0.00    $0.00

5046    Peachtree Card (Temp.)            800    Jan-96      Dec-96       1.00   12@       $1,000.00     $12,000    $15.00   $15.00

C104    Bovanti Cosmetics (Temp.)          80    Jan-96      Dec-96       1.00   12@         $625.00      $7,500    $93.75   $93.75

C111    Galarific Designs (Temp.)          80    Jan-96      Dec-96       1.00   12@         $625.00      $7,500    $93.75   $93.75

7002    Gingiss Formal Wear               970    Dec-95      Nov-99       7.00   48@       $2,182.50     $26,190    $27.00   $27.86

                                                 Dec-99      Nov-02              36@       $2,344.17     $28,130    $29.00

5009    Sun News                          600    Nov-95      Sep-96       5.17   11@       $1,500.00     $18,000    $30.00    $35.64

                                                 Oct-96      Sep-98              24@       $1,666.50     $19,998    $33.33

                                                 Oct-98      Dec-00              27@       $2,000.00     $24,000    $40.00

C102 CellularPage(Temp.)                   80    Nov-95      Oct-96       0.92   11@       $1,250.00     $15,000   $187.50   $187.50

1008    Rack Room Shoes                 5,516    Jul-95      Apr-05       9.83  118@       $7,271.93     $87,263    $15.82    $15.82

8014    GA Girl (% Rent/Temp.)          2,416    Jul-95      Dec-96       1.42   17@           $0.00          $0     $0.00     $0.00

8104    Allstate Insurance                540    Aug-95      Aug-97       2.00   24@         $450.00      $5,400    $10.00    $10.00

K101    Healthrider (Kiosk/Temp.)         120    Aug-95      Dec-96       1.33   16@       $1,000.00     $12,000   $100.00   $100.00

K200    Smarte (% Rent/Temp.)             200    Aug-95      Dec-96       1.33   16@           $0.00          $0     $0.00     $0.00

2009    Cartoon Classics (Temp.)        1,470    Jun-95      Dec-96       1.58   19@       $2,034.73     $24,417    $16.61    $16.61

7010    Jeans Inc.                      1,659    Jul-95      Jun-98       3.00   36@       $2,073.75     $24,885    $15.00    $15.00

K111    Dippin' Dots (Kiosk/Temp.)         64    Jul-95      Dec-96       1.42   17@       $1,622.99     $19,476   $304.31   $304.31

                                    4/22/96 3



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
4003    Natasha's (Temp.)               2,312    Jun-95      Dec-96       1.58   19@       $2,150.16     $25,802    $11.16    $11.16

K106    BellSouth (Kiosk/Temp.)           120    Jun-95      Dec-96       1.50   18@       $1,500.00     $18,000   $150.00   $150.00

6004    Fitness (Temp.)                 1,460    Apr-95      Dec-96       1.75   21@       $2,159.58     $25,915    $17.75    $17.75

C108    ACOG (% Rent/Temp.)                80    May-95      Dec-96       1.67   20@           $0.00          $0     $0.00     $0.00

C109    ACOG (% Rent~[Temp.)               80    May-95      Dec-96       1.67   20@           $0.00          $0     $0.00     $0.00


        Previous 13 to 24 Months

4010    Wolf Camera                     1,619    Mar-95      Mar-98      10.08   37@       $4,166.23     $49,995    $30.88    $33.94

                                                 Apr-98      Mar-02              48@       $4,583.12     $54,997    $33.97

                                                 Apr-02      Mar-05              36@       $5,000.01     $60,000    $37.06

5003    Champs Sports                   9,115    Mar-95      Oct-99       9.92   56@       $9,115.00    $109,380    $12.00    $13.06

                                                 Nov-99      Jan-05              63@      $10,634.17    $127,610    $14.00

5032    Wendy's                           594    Nov-94      Oct-97      10.00   36@       $2,500.25     $30,003    $50.51    $54.71

                                                 Nov-97      Oct-01              48@       $2,708.15     $32,498    $54.71

                                                 Nov-01      Oct-04              36@       $2,916.54     $34,998    $58.92

5047    It's About Time                   826    Nov-94      Oct-96       3.00   24@       $2,065.00     $24,780    $30.00    $30.67

                                                 Nov-96      Oct-97              12@       $2,202.67     $26,432    $32.00

5006    Leather Shop (Temp.)            1,330    Aug-94      Dec-96       2.33   28@         $599.61      $7,195     $5.41     $5.41


                                    4/22/96 4

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

5042    Kay Jewelers                      900    Sep-94      Jan-04       9.42  113        $4,373.25     $52,479    $58.31    $58.31



         Total Area                    64,748

================================================================================

                                    4/22/96

                        Portion of Shannon Southpark Mall
                           Georgia Highway 138 @ I-85
                       Union City, Fulton County, Georgia

                          Recent Lease Analysis Summary

================================================================================
   Previous 0 to 12 Months
   Total Area                                                 50,364 SF

   Number of Tenants                                              43

   Average Tenant Size                                         1,171 SF

   Total Minimum Rent                                       $973,135

   Average Minimum Rental Rate                                $19.32


   Previous 13 to 24 Months

   Total Area                                                 14,384 SF

   Number of Tenants                                               6

   Average Tenant Size                                         2,397 SF

   Total Minimum Rental Rate                                $291,492

   Average Minimum Rental Rate                                $20.27


   Previous 25 to 36 Months

   Total Area                                                      0 SF

   Number of Tenants                                               0

   Average Tenant Size                                             0 SF

   Total Minimum Rental Rate                                      $0

   Average Minimum Rental Rate                                 $0.00

================================================================================

                                  4/22/96


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                        EXHIBIT A - RECENT LEASES AT SHANNON SOUTHPARK MALL
================================================================================






                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 EXHIBIT B - RECENT SALES VOLUME AT SUBJECT
================================================================================






                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                              SALES COMPARISON BY MERCHANDISE CATEGORY
                                                       SHANNON SOUTHPARK MALL

                                               TOTAL SALES NOT COMPARABLE STORE SALES

                                                                                                     Median From           1995
                                                   1993-1994            1994-1995    1993-1995     Dollars & Cents      Comparable
                               Actual    Actual    Compound    Actual    Percent     Compound    of Shopping Centers   Store Sales
                                1993      1994     Increase     1995     Increase    Increase     1995 Edition (1)    at Subject (2)
------------------------------------------------------------------------------------------------------------------------------------
General Merch./Variety          $165      $164      -0.1%       $158      -4.2%        -2.2%            $140               $168
Specialty                       $170      $180       5.7%       $156     -13.4%        -4.3%          $ 88-382             $161
Restaurants                     $186      $183      -1.4%       $177      -3.4%        -2.4%          $229-250             $177
Food                            $414      $447       7.9%       $486       8.6%         8.3%          $180-547             $462
Women's Clothes                 $144      $129      -10.7%      $126      -2.2%        -6.6%          $175-232             $136
Men's/Family Clothing           $248      $273       10.1%      $194     -28.8%       -11.5%          $204-226             $203
Shoes                           $210      $209       -0.8%      $201      -3.8%        -2.3%          $174-322             $219
Home Furnishings                $123      $128        4.4%      $114     -10.9%        -3.5%          $246-407             $120
Electronics/Music               $252      $254        0.6%      $293      15.3%         7.7%          $150-274             $228
Gifts/Books/Etc.                $173      $189        9.2%      $183      -3.6%         2.7%          $180-313             $190
Jewelry                         $469      $567       20.9%      $638      12.4%        16.6%            $525               $666
Personal Service                $243      $269       10.7%      $277       2.9%         6.8%           $93-258             $277
Total Shops (3)                 $215      $213       -0.8%      $208      -2.6%        -1.7%            $163               $216

         1. Based on median sales data for U.S. Regional Malls.
         2. Mature stores only
         3. Includes spaces of less than 40,000 s.f.
====================================================================================================================================


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      EXHIBIT C - RENT ROLL
================================================================================








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                 Recent Lease Analysis for 24 Months

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

1001    Kay-Bee(%RentOnly)              3,969    Sep-80      Jan-97      16.33  196@           $0.00          $0     $0.00     $0.00

1002    Stuarts (% Rent Only)           6,559    Sep-80      Jan-97      16.33  196@           $0.00          $0     $0.00     $0.00

1004    Lynn's Hallmark                 3,150    Feb-96      Jan-98       5.00   24@       $3,937.50     $47,250    $15.00    $15.90

                                                 Feb-98      Jan-01              36@       $4,331.25     $51,975    $16.50

1005    Vacant                          3,211                             0.00    0@           $0.00          $0     $0.00

1006    Afterthoughts (Vacant)          1,048    Oct-86      Oct-96      10.00  120@       $3,493.33     $41,920    $40.00    $40.00

1008    Rack Room Shoes                 5,516    Jul-95      Apr-05       9.83   118       $7,271.93     $87,263    $15.82    $15.82

1009    Vacant (Storage)                  385                             0.00    0@           $0.00          $0     $0.00

1012    Everything's a Dollar           3,299    Oct-87      Jan-98      10.25  123@       $5,498.33     $65,980    $20.00    $20.00

2000    Hair Classics                   1,400    Mar-85      Jan-99      13.92  167@       $2,231.83     $26,782    $19.13    $19.13

2001    Nail Jolie (MTM)                  997    Oct-92      Dec-96       4.25   51@       $1,666.65     $20,000    $20.06    $20.06

2002    Pampered Pets (MTM)             2,736    Mar-93      Dec-96       3.83   46@       $1,824.00     $21,888     $8.00     $8.00

2003    Vacant                          2,356                             0.00    0@           $0.00          $0     $0.00

2004    Sam Goody                       2,864    Jan-96      Dec-99       7.08   48@       $4,296.00     $51,552    $18.00    $18.87

                                                 Jan-00      Jan-03              37@       $4,773.33     $57,280    $20.00

2005    Foot Locker                     2,465    Sep-80      Jan-01      20.42  245@       $2,670.42     $32,045    $13.00    $13.00

2006    Vacant                          4,348                             0.00    0@           $0.00          $0     $0.00

2007    Lane Bryant                     5,377    Jul-84      Jan-97      12.50  150@       $2,773.64     $33,284     $6.19     $6.19

                                     5/13/96


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
2008    Vacant (Storage)                  538                             0.00    0@           $0.00          $0     $0.00

2009    Cartoon Classics (Temp.)        1,470    Jun-95      Dec-96       1.58   19@       $2,034.73     $24,417    $16.61    $16.61

2010    Vacant                          4,347                             0.00    0@           $0.00          $0     $0.00

2012    Casual Corner                   4,066    Sep-80      Jan-97      16.42  197@       $4,066.00     $48,792    $12.00    $12.00

2013    Vacant                          4,645                             0.00    0@           $0.00          $0     $0.00

2015    Country Peddler (Temp.)         3,028    Aug-93      Dec-96       3.42   41@       $2,001.00     $24,012     $7.93     $7.93

2016    The Limited (% Rent Only)       4,086    Sep-80      Jan-97      16.42  197@           $0.00          $0     $0.00     $0.00

2017    Easy Spirit                     1,260    Feb-93      Jan-98       5.00   60@       $2,520.00     $30,240    $24.00    $24.00

2018    J. Riggins                      2,213    Feb-96      Jan-01       5.00   60@       $2,213.00     $26,556    $12.00    $12.00

2019    Dolcis                            987    Feb-96      Jan-06      10.00  120@       $2,056.25     $24,675    $25.00    $25.00

2021    Bailey, Banks & Biddle          2,053    Sep-80      Jan-97      16.42  197@       $6,249.67     $74,996    $36.53    $36.53

2022    Vacant                            600                             0.00    0@           $0.00          $0     $0.00

2023    Vacant                          1,000                             0.00    0@           $0.00          $0     $0.00

2024    Dental Care                     1,258    Feb-92      Jan-97       5.00   60@       $1,572.50     $18,870    $15.00    $15.00

2025    Family Bookstore                1,962    Oct-88      Sep-96       8.00   96@       $4,251.00     $51,012    $26.00    $26.00

2026    Laxmi Group (Temp.)             1,659    Apr-96      Dec-96       0.67    8@       $3,000.00     $36,000    $21.70    $21.70

2027    Morrison's                     11,651    Sep-80      Jan-01      20.42  245@       $7,281.88     $87,383     $7.50     $7.50

3000    Bank ATM (Temp.)                  100    Dec-93      Dec-96       3.08   37@         $150.00      $1,800    $18.00    $18.00

                                    6/11/96                                    2


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
3001    Vacant                          1,848                             0.00    0@           $0.00         $0      $0.00

3003    Things Remembered               1,122    Mar-89      Mar-99      10.00  120@       $2,805.00     $33,660    $30.00    $30.00

3004    Zales Jewelers                  1,113    Feb-96      Jan-99      10.00   36@       $4,166.67     $50,000    $44.92    $49.42

                                                 Feb-99      Jan-03              48@       $4,583.33     $55,000    $49.42

                                                 Feb-03      Jan-06              36@       $5,000.00     $60,000    $53.91

3005 Trade Secret                       1,286    Oct-92      Sep-99       7.00   84@       $2,893.50     $34,722    $27.00    $27.00

3006 The Gap (% Rent Only)              4,561    Sep-80      Jan-97      16.33  196@           $0.00          $0     $0.00     $0.00

3008 Kinney Shoes                       4,275    Feb-84      Jan-98      17.00  168@       $4,185.94     $50,231    $11.75    $11.84

                                                 Feb-98      Jan-01              36@       $4,364.06     $52,369    $12.25

3009 Vacant                             4,450                             0.00    0@           $0.00          $0     $0.00

3010 Susie's Casuals (Vacant)           2,553    Sep-80      Jan-01      20.42  245@       $2,340.25     $28,083    $11.00    $11.00

3012 Lerner New York                    9,328    Jul-92      Jul-96      12.58   49@      $10,882.67    $130,592    $14.00    $16.07

                                                 Aug-96      Jul-00              48@      $12,437.33    $149,248    $16.00

                                                 Aug-00      Jan-05              54@      $13,992.00    $167,904    $18.00

3014 Lady Footlocker                    2,284    Apr-89      Mar-99      10.00  120@       $4,583.23     $54,999    $24.08    $24.08

3015 Le Primatif (Temp.)                3,015    Jan-96      Oct-96       0.83   10@         $499.99      $6,000     $1.99     $1.99

4001 Bombay Company                     4,871    Dec-93      Dec-96      10.08   37@       $7,882.90     $94,595    $19.42    $21.56

                                                 Jan-97      Dec-00              48@       $8,759.68    $105,116    $21.58


                                    5/13/96 3


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
                                                 Jan-01      Dec-03              36@       $9,636.46    $115,638    $23.74

4003    Natasha's (Temp.)               2,312    Jun-95      Dec-96       1.58   19@       $2,150.16     $25,802    $11.16    $11.16

4004    Express                         6,984    Nov-92      Nov-96      12.25   49@       $8,148.00     $97,776    $14.00    $15.01

                                                 Dec-96      Nov-00              48@       $8,730.00    $104,760    $15.00

                                                 Dec-00      Jan-05              50@       $9,312.00    $111,744    $16.00

4007    Lechter                         3,495    Sep-86      Sep-98      12.00  144@       $4,660.00     $55,920    $16.00    $16.00

4008    Bentley's Luggage               2,565    Jan-94      Mar-97      10.25   39@       $4,275.00     $51,300    $20.00    $21.95

                                                 Apr-97      Mar-01              48@       $4,702.50     $56,430    $22.00

                                                 Apr-01      Mar-04              36@       $5,130.00     $61,560    $24.00

4009    Kids Footlocker                 1,051    Jun-89      Apr-97       7.92   95@       $2,916.53     $34,998    $33.30    $33.30

4010    Wolf Camera                     1,619    Mar-95      Mar-98      10.08   37@       $4,166.23     $49,995    $30.88    $33.94

                                                 Apr-98      Mar-02              48@       $4,583.12     $54,997    $33.97

                                                 Apr-02      Mar-05              36@       $5,000.01     $60,000    $37.06

4011    Vacant                            881                             0.00    0@           $0.00          $0     $0.00

4012    Mitchell's Formal Wear            900    Feb-91      Jan-98       7.00   84@       $2,791.50     $33,498    $37.22    $37.22

4013    Kuppenheimer                    5,445    Dec-89      Dec-99      10.00  120@       $6,665.59     $79,987    $14.69    $14.69

5002    The Hair Cuttery                1,350    Jul-90      Jul-00     10.00   120@       $3,150.00     $37,800    $28.00    $28.00

5003    Champs Sports                   9,115    Mar-95      Oct-99       9.92   56@       $9,115.00    $109,380    $12.00    $13.06

                                    5/13/96 4



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
                                                 Nov-99      Jan-05              63@      $10,634.17    $127,610    $14.00

5004    Vacant (Storage)                  373                             0.00    0@           $0.00          $0     $0.00

5005    Camelot Music                   3,633    Feb-91      Jan-99       8.00   96@       $4,844.00     $58,128    $16.00    $16.00

5006    Leather Shop (Temp.)            1,330    Aug-94      Dec-96       2.33   28@         $599.61      $7,195     $5.41     $5.41

5007    Babbages                        1,800    Feb-89      Jan-99      10.00  120@       $3,666.00     $43,992    $24.44    $24.44

5008    General Nutrition               1,845    Feb-96      Jan-06      10.00  120@       $3,690.00     $44,280    $24.00    $24.00

5009    Sun News                          600    Nov-95      Sep-96       5.17   11@       $1,500.00     $18,000    $30.00    $35.64

                                                 Oct-96      Sep-98              24@       $1,666.50     $19,998    $33.33

                                                 Oct-98      Dec-00              27@       $2,000.00     $24,000    $40.00

5010    Jewelers of Kisme                 600    Dec-92      Dec-97       5.08   61@       $2,083.50     $25,002    $41.67    $41.67

5012    Great American Co                 809    Jun-90      May-96      10.00   72@       $3,083.64     $37,004    $45.74    $57.11

                                                 Jun-96      May-00              48@       $5,000.29     $60,004    $74.17

5013    A&W Hot Dogs                      527    Nov-90      Oct-00      10.00  120@       $2,083.41     $25,001    $47.44    $47.44

5014    Chick-Fil-A                     1,660    Feb-96      Jan-01      10.00   60@       $5,000.00     $60,000    $36.14    $37.75

                                                 Feb-01      Jan-06              60@       $5,444.42     $65,333    $39.36

5015    Taco Bell                         725    Dec-87      Dec-97      10.08  121@       $2,166.54     $25,999    $35.86    $35.86

5016    Gyro Wrap                         501    May-90      Apr-98       8.00   96@       $1,750.16     $21,002    $41.92   $41.92

5017    Tilt                            5,236    Aug-89      Aug-99      10.08  121@       $9,167.36    $110,008    $21.01   $21.01


                                     5/13/96



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
5019     Roman Delight Pizza              680    Jun-83      Jul-98      15.17  182@       $2,500.13     $30,002    $44.12    $44.12

5020     Blimpie                          575    Aug-90      Jul-98       8.00   96@       $2,083.42     $25,001    $43.48    $43.48

5021     Rolling Pin (% Rent Only)      2,250    Aug-89      Jul-99      10.00  120@           $0.00          $0     $0.00     $0.00

5028     Vacant                           566                             0.00     0           $0.00          $0     $0.00

5029     Tokyo Express                    594    Feb-96      Jan-99      10.00   36@       $2,500.00     $30,000    $50.51    $58.92
                                                 Feb-99      Jan-03              48@       $2,916.67     $35,000    $58.92
                                                 Feb-03      Jan-06              36@       $3,333.33     $40,000    $67.34

5030    Mandarin Express                  564    Feb-96      Jan-99      10.00   36@       $3,055.00     $36,660    $65.00    $70.00
                                                 Feb-99      Jan-03              48@       $3,290.00     $39,480    $70.00
                                                 Feb-03      Jan-06              36@       $3,525.00     $42,300    $75.00
5031    Gorin's Homemade                  482    Oct-92      Jan-03      10.33  124@       $1,983.43     $23,801    $49.38    $49.38

5032    Wendy's                           594    Nov-94      Oct-97      10.00   36@       $2,500.25     $30,003    $50.51    $54.71
                                                 Nov-97      Oct-01              48@       $2,708.15     $32,498    $54.71
                                                 Nov-01      Oct-04              36@       $2,916.54     $34,998    $58.92

5033    Barnie's Coffee                 1,321    Oct-88      Dec-96       8.17   98@       $3,334.42     $40,013    $30.29    $30.29

5034    Jewelry Repair                    450    Aug-92      Jul-97       5.00   60@       $1,666.50     $19,998    $44.44    $44.44

5035    5-7-9 (% Rent Only/MTM)         1,379    Feb-96      Dec-96       0.92   11@           $0.00          $0     $0.00     $0.00

5036    JW                              1,658    Feb-96      Jan-01       5.00   60@       $1,934.33     $23,212    $14.00    $14.00


                                    5/13/96 6

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
5037    Footaction USA                  2,747    Sep-80      Jan-97      16.42  197@       $2,747.00     $32,964    $12.00    $12.00

5039    County Seat                     3,938    Mar-94      Jan-05      10.92  131@       $5,907.00     $70,884    $18.00    $18.00

5040    Vacant                          2,643                             0.00    0@           $0.00          $0    $0.00

5041    Wild Pair (% Rent Only)         1,802    Jan-96      Dec-96       1.00   12@           $0.00          $0    $0.00      $0.00

5042    Kay Jewelers                      900    Sep-94      Jan-04       9.42  113@       $4,373.25     $52,479    $58.31    $58.31

5043    Florsheim Shoes                 1,422    Feb-96      Jan-99      10.00   36@       $2,725.50     $32,706    $23.00    $25.00

                                                 Feb-99      Jan-03              48@       $2,962.50     $35,550    $25.00

                                                 Feb-03      Jan-06              36@       $3,199.50     $38,394    $27.00

5044    Gold Valley                       583    Oct-87      Oct-97      10.08  121@       $1,700.42     $20,405    $35.00    $35.00

5045    Sunglass Company                  421    Nov-87      Nov-97      10.08  121@       $1,749.96     $20,999    $49.88   $49.88

5046    Peachtree Card (Temp.)            800    Jan-96      Dec-96       1.00   12@       $1,000.00     $12,000    $15.00    $15.00

5047    It's About Time                   826    Nov-94      Oct-96       3.00   24@       $2,065.00     $24,780    $30.00    $30.67

                                                 Nov-96      Oct-97              12@       $2,202.67     $26,432    $32.00

5048    Rochell's                         700    Dec-91      Jan-98       6.17   74@       $3,000.08     $36,001    $51.43    $51.43

5049    Fairburn Banking                   26    Feb-96      Jan-98       2.00   24          $500.00     $6,000    $230.77   $230.77

5050    Vacant (Storage)                  864                             0.00   0@            $0.00          $0    $0.00

5052    Vacant (Storage)                  110                             0.00   O@            $0.00          $0    $0.00

6002    Vacant                          6,911                             0.00   0             $0.00          $0    $0.00

                                    5/13/96 7


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

6003    Friedman's Jewelers             1,218    Feb-96     Jan-01       10.00   60@       $5,416.67     $65,000    $53.37    $57.47

                                                 Feb-01     Jan-06               60@       $6,250.00     $75,000    $61.58

6004    Fitness (Temp.)                 1,460    Apr-95     Dec-96        1.75   21@       $2,159.58     $25,915    $17.75    $17.75

6006    Social Expression               2,500    Feb-94     Jan-98        4.00   48@         $950.00     $11,400     $4.56     $4.56

6007    Radio Shack                     2,330    Feb-96     Jan-01        5.00   60@       $2,718.33     $32,620    $14.00    $14.00

6008    Pearle Vision                   4,120    Oct-93     Sep-97        7.00   48@       $6,866.67     $82,400    $20~.00   $20.86

                                                 Oct-97     Sep-00               36@       $7,553.33     $90,640    $22.00

6010    Waldenbooks                     3,302    Sep-80     Jan-01       20.42  245@       $7,704.67     $92,456    $28.00    $28.00

6011    Vacant                          2,052                             0.00    0@           $0.00          $0     $0.00

6012    Mall Management                 2,144                             0.00    0@           $0.00          $0     $0.00

7002    Gingiss Formal Wear               970    Dec-95      Nov-99       7.00   0 @       $2,182.50     $26,190    $27.00    $27.86

                                                 Dec-99      Nov-02             36 @       $2,344.17     $28,130    $29.00

7004    Payless Shoes                   2,782    Feb-87      Feb-97      10.08  121@       $4,404.83     $52,858    $19.00    $19.00

7006    Vacant                          2,553                             0.00    0@           $0.00          $0     $0.00

7008    Chain Reaction                    760    Nov-86      Nov-96      10.00  120@       $2,533.33     $30,400    $40.00    $40.00

7010    Jeans Inc.                      1,659    Jul-95      Jun-98       3.00  36 @       $2,073.75     $24,885    $15.00    $15.00

7012    Heel Quik                         360    Dec-92      Nov-97       5.00  60 @       $1,200.00     $14,400    $40.00      $40.

7016    The Avenue                      4,195    May-87      May-99      12.00  144@       $5,593.33     $67,120    $16.00    $16.00

                                    5/13/96


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------
8002    Vacant                            778                             0.00    0@           $0.00          $0     $0.00

8004    Vacant                          4,199                             0.00    0@           $0.00          $0     $0.00

8006    Catherine's (% Rent/Temp.)        984    Feb-96      Jan-97       1.00   12@           $0.00          $0     $0.00     $0.00

8008    Sign Shoppe (Temp.)               914    Feb-96      Dec-96       0.83   10@         $699.97      $8,400     $9.19     $9.19

8010    The Finish Line                 3,317    May-87      Apr-97      10.00   20@       $5,804.75     $69,657    $21.00    $21.00

8014    GA Girl (% Rent/Temp.)          2,416    Jul-95      Dec-96       1.42   17@           $0.00          $0     $0.00     $0.00

8102    Claire's Boutique               1,215    Oct-87      Sep-97       9.92  119@       $2,083.73     $25,005    $20.58    $20.58

8104    Allstate Insurance                540    Aug-95      Aug-97       2.00   24@         $450.00      $5,400    $10.00    $10.00

8105    Vacant                          2,516                             0.00                 $0.00          $0     $0.00

C101    Vacant                             80                             0.00                 $0.00          $0     $0.00

C102    Cellular Page (Temp.)              80    Nov-95      Oct-96       0.92   11@       $1,250.00     $15,000   $187.50   $187.50

C103    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C104    Bovanti Cosmetics (Temp.)          80    Jan-96      Dec-96       1.00   12@         $625.00      $7,500    $93.75    $93.75

C105    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C106    The Herb Shop (Temp.)              80    Mar-96      Dec-96       0.83   10@         $625.00      $7,500    $93.75    $93.75

C107    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C108    ACOG (% Rent/Temp.)               80    May-95      Dec-96       1.67    20@           $0.00          $0     $0.00     $0.00

C109    ACOG (% Rent/Temp.)               80    May-95      Dec-96       1.67    20@           $0.00          $0     $0.00     $0.00

                                    5/13/96 9


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

C110    Angels & Eleg.(Temp.)              80    Feb-96      Aug-96       0.50    6@         $625.00      $7,500    $93.75    $93.75

C111    Galarific Designs (Temp.)          80    Jan-96      Dec-96       1.00   12@         $625.00      $7,500    $93.75    $93.75

C112    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C113    Educart (Temp.)                    80    Mar-96      Dec-96       0.75    9@         $625.00      $7,500    $93.75    $93.75

C114    Down to Earth (Temp.)              80    Mar-96      Dec-96       0.75    9@         $625.00      $7,500    $93.75    $93.75

C115    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C116    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C117    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

C118    Vacant                             80                             0.00    0@           $0.00          $0     $0.00

K101    Heaftider (Kiosk/Temp.)           120    Aug-95      Dec-96       1.33   16@       $1,000.00     $12,000   $100.00   $100.00

K102    Vacant                            120                             0.00    0@           $0.00          $0     $0.00

K103    Vacant                            120                             0.00    0@           $0.00          $0     $0.00

K104    Vacant                            120                             0.00    0@           $0.00          $0     $0.00

K105    Vacant                            120                             0.00    0@           $0.00          $0     $0.00

K106    BellSouth (Kiosk/Temp.)           120    Jun-95      Dec-96       1.50    18@      $1,500.00     $18,000   $150.00   $150.00

K107    Vacant                            120                             0.00    0@           $0.00          $0     $0.00


K18     Vacant                            120                             0.00    0@           $0.00          $0     $0.00

                                                  Portion of Shannon Southpark Mall
                                                     Georgia Highway 138 @ I-85
                                                 Union City, Fulton County, Georgia

                                                         Rent Roll Analysis

------------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Term                                                              Average
                                              ------------------------                                              Annual    Annual
                                        Square    Lease       Lease      Term               Monthly    Annual Rent   Rent     Lease
Suite    Tenant                          Feet Commencement Termination   (Yrs)  Months       Rent         Total     Per SF     Rate
------------------------------------------------------------------------------------------------------------------------------------

K110    Vacant                            120                             0.00    0@           $0.00          $0     $0.00

K111    Dippin'Dots(KioskfTernp.)          64    Jul-95      Dec-96       1.42   17@       $1,622.99     $19,476   $304.31  $304.31

K200    Smarte (% Rent~f)                 200    Aug-95      Dec-96       1.33   16@           $0.00          $0     $0.00    $0.00



        Occupied Area                                 226,805

        Vacant Area                                    53,854
                                                    -------------
        Total Area                                    280,659

                                                                         5/13/96




                                               Portion of Shannon Southpark Mall
                                                  Georgia Highway 138 @ 1-85
                                               Union City, Fulton County, Georgia

                                                   Rent Roll Analysis Summary

===============================================================================================================================
                                                Total          Percent
===============================================================================================================================

 Total Area

 Gross Leasable Area                         280,579 SF         100.00%         Number of Tenants                          111

 Occupied                                    226,805 SF          80.83%         Average Tenant Size                      2,043
                                             -------             -----

 Vacant                                       53,774 SF          19.17%


 Anchor Space

 Gross Leasable Area                               0 SF         100.00%         Number of Tenants                            0

 Occupied                                          0 SF           0.00%         Average Tenant Size                          0
                                                   -              ----

 Vacant                                            0 SF         100.00%

 Small Shop Area

 Gross Leasable Area                         280,579 SF         100.00%         Number of Tenants                          111

 Occupied                                    226,805 SF          80.83%         Average Tenant Size                      2,043
                                             -------             -----

 Vacant                                       53,774 SF          19.17%

===============================================================================================================================


                                    4/23/96


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             EXHIBIT D - EXPIRATION SUMMARY
================================================================================





                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                      SHANNON SOUTHPARK MALL-UNION CITY,GA
                            PROJECT DESIGNATOR: SHN2
                            REVISION: 5/16/96 @ 15:38
                                EXPIRATION REPORT
                        YEARS 1997 TO 2004, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS EXCLUDING CPI ADJUSTMENTS,
                           EXCLUDING PERCENTAGE RENTS
                                 5/22/96 @ 15:26


                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
#131-SUITE C110                     INITIAL
AngeLs & Eleg. (Te            80     8/1996    93.75     47.10      140.85    100.00

# 31-SUITE 2025                     INITIAL
Family Bookstore           1,962     9/1996    26.00      9.89       35.89     20.00

# 45-SUITE 3015                     INITIAL
Le Primatif (Temp.         3,015    10/1996     1.99      0.00        1.99     0.00

#123-SUITE C102                     INITIAL
Cellular (Temp.)              80    10/1996   187.50     48.75      236.25    100.00

#109-SUITE 7008                     INITIAL
Chain Reaction               760    11/1996    39.99      8.92       48.92     57.00

# 32-SUITE 2026                     INITIAL
Laxmi (Temp.)              1,659    12/1996    21.70      0.00       21.70     15.00

# 34-SUITE 3000                     INITIAL
ATM (Temp.)                  100    12/1996    18.00      0.00       18.00     15.00

# 11-SUITE 2002                     INITIAL
Pampered Pets (MTM         2,736    12/1996     8.00      9.89       17.89     15.00

# 47-SUITE 4003                     INITIAL
Natasha's (Temp.)          2,312    12/1996    11.16      0.00       11.16     15.00

# 60-SUITE 5006                     INITIAL
Leather (Temp.)            1,330    12/1996     5.41      0.00        5.41     15.00

# 79-SUITE 5033                     INITIAL
Bernie's Coffee            1,321    12/1996    30.29      8.93       39.22     20.00

# 91-SUITE 5046                     INITIAL
P'tree Card (Temp.           800    12/1996    15.00      9.90       24.90     15.00

# 99-SUITE 6004                     INITIAL
Fitness (Temp.)            1,460    12/1996    17.75      0.00       17.75     15.00

# 18-SUITE 2009                     INITIAL
Cartoon (Temp.)            1,470    12/1996    16.61      0.00       16.61     15.00

#116-SUITE 8008                     INITIAL
Sign Shoppe (Temp.           914    12/1996     9.19      0.00        9.19     15.00

# 22-SUITE 2015                     INITIAL
Country (Temp.)            3,028    12/1996     7.93      0.00        7.93     15.00

#125-SUITE C104                     INITIAL
Bovanti (Temp.)               80    12/1996    93.75     47.10      140.85     100.00

#127-SUITE C106                     INITIAL
Herb Shop (Temp.)             80    12/1996    93.75     47.10      140.85     100.00



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
# 10-SUITE 2001                     INITIAL
Nail Jolie (MTM)             997    12/1996    20.06      9.89       29.96     15.00

#132-SUITE C111                     INITIAL
Galarific (Temp.)             80    12/1996    93.75     47.10      140.85    100.00

#134-SUITE C113                     INITIAL
Educart (Temp.)               80    12/1996    93.75     47.10      140.85    100.00

#135-SUITE C114                     INITIAL
Down to Earth (Tem            80    12/1996    93.75     47.10      140.85    100.00

#140-SUITE K101                     INITIAL
Healthrider (Temp.           120    12/1996   100.00     32.50      132.50    100.00

#145-SUITE K106                     INITIAL
BellSouth (Temp.)            120    12/1996   150.00     32.50      182.50    100.00

#150-SUITE K111                     INITIAL
Dippin' Dots (Temp            64    12/1996   304.31     60.94      365.25    250.00

# 20-SUITE 2012                     INITIAL
Casual Corner              4,066     1/1997    12.00      8.36       20.36     15.00

# 27-SUITE 2021                     INITIAL
Bailey, Banks & Bi         2,053     1/1997    36.53      8.36       44.89     57.00

# 30-SUITE 2024                     INITIAL
Dental Care                1,258     1/1997    15.00     10.65       25.65     20.00

# 16-SUITE 2007                     INITIAL
Lane Bryant                5,377     1/1997     6.19      8.36       14.35     13.00

# 83-SUITE 5037                     INITIAL
Footaction USA             2,747     1/1997    12.00      7.90       19.90     15.00

#107-SUITE 7004                     INITIAL
Payless Shoes              2,782     2/1997    19.00      8.85       27.85     15.00

# 51-SUITE 4009                     INITIAL
Kids Footlocker            1,051     4/1997    33.31      8.35       41.65     25.00

#117-SUITE 8010                     INITIAL
The Finish Line            3,317     4/1997    21.00      9.32       30.32     15.00
                         -------             -------   -------     -------   -------
33 FY 97 EXPIRATIONS      47,379               17.11      6.68       23.79     18.77


# 80-SUITE 5034                     INITIAL
Jewelry Repair               450     7/1997    44.45     10.64       55.09     30.00

#120-SUITE 8104                     INITIAL
Allstate Insurance           540     8/1997    10.00     10.64       20.64     30.00

#119-SUITE 8102                     INITIAL
Claire's Boutique          1,215     9/1997    20.58      9.32       29.91     20.00

# 89-SUITE 5044                     INITIAL
Gold Valley                  583    10/1997    34.99     10.66       45.65     30.00

# 92-SUITE 5047                     INITIAL
It's About Time              826    10/1997    32.00     10.65       42.65     25.00



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
#111-SUITE 7012                     INITIAL
Heel Quik                    360    11/1997    40.00     10.63       50.63     30.00

# 90-SUITE 5045                     INITIAL
Sunglass Company             421    11/1997    49.88     10.63       60.51     30.00

# 64-SUITE 5010                     INITIAL
Jewelers of Kisme            600    12/1997    41.66     10.64       52.30     57.00

# 68-SUITE 5015                     INITIAL
Taco Bell                    725    12/1997    35.87     28.88       64.75     60.00

#100-SUITE 6006                     INITIAL
Social Expression          2,500     1/1998     4.56      9.30       13.86     15.00

# 24-SUITE 2017                     INITIAL
Easy Spirit                1,260     1/1998    24.00      9.30       33.30     20.00

# 54-SUITE 4012                     INITIAL
Mitchell's Format            900     1/1998    37.23      9.29       46.52     25.00

# 93-SUITE 5048                     INITIAL
Rochelt's                    700     1/1998    51.43      9.29       60.72     57.00

# 94-SUITE 5049                     INITIAL
Fairburn Banking              26     1/1998   230.77      0.00      230.77    100.00

# 69-SUITE 5016                     INITIAL
Gyro Wrap                    501     4/1998    41.92     29.60       71.52     60.00
                        --------             -------   -------     -------   -------
15 FY 98 EXPIRATIONS     11,607                27.72     11.82       39.54     30.24
                        --------             -------   -------     -------  -------

48 CUMULATIVE EXPS        58,986               19.20      7.69       26.89     21.02



#110-SUITE 7010                     INITIAL
Jeans Inc.                 1,659     6/1998    15.00     9.29        24.30     20.00

# 71-SUITE   5019                   INITIAL
Roman Delight Pizz           680     7/1998    44.12     28.92       73.04     60.00

# 72-SUITE 5020                     INITIAL
Blimpie                      575     7/1998    43.47     29.57       73.04     60.00

#131-SUITE C110                    RENEWAL 1
Angels & Eleg. (Te            80     8/1998   100.05     50.40      150.45    100.00

# 49-SUITE 4007                     INITIAL
Lechter                    3,495     9/1998    16.00      9.29       25.29     15.00

#123-SUITE C102                    RENEWAL 1
Cellular (Temp.)              80    10/1998   100.05     50.40      150.45    100.00

# 45-SUITE 3015                    RENEWAL 1
Le Primatif (Temp.         3,015    10/1998     0.00     0.00         0.00      0.00

# 91-SUITE 5046                    RENEWAL 1
P'tree Card (Temp.           800    12/1998    15.00      0.00       15.00     15.30

#127-SUITE C106                    RENEWAL 1
Herb Shop (Temp.)             80    12/1998   100.05     48.75      148.80    102.00



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
# 18-SUITE 2009                      RENEWAL 1
Cartoon (Temp.)            1,470    12/1998       16.61      0.00     16.61     15.30

# 10-SUITE 2001                      RENEWAL 1
Nail Jolie (MTM)             997    12/1998       20.06      9.30     29.37     15.30

#116-SUITE 8008                      RENEWAL 1
Sign Shoppe (Temp.           914    12/1998       15.01      0.00     15.01     15.30

# 60-SUITE 5006                      RENEWAL 1
Leather (Temp.)            1,330    12/1998       15.00      0.00     15.00     15.30

# 32-SUITE 2026                      RENEWAL 1
Laxmi (Temp.)              1,659    12/1998       15.00      0.00     15.00     15.30

#132-SUITE C111                      RENEWAL 1
Galarific (Temp.)            80     12/1998      187.05     48.75    235.80    102.00

# 99-SUITE 6004                      RENEWAL 1
Fitness (Temp.)            1,460    12/1998       17.75      0.00     17.75     15.30

#134-SUITE C113                    RENEWAL I
Educart (Temp.)               80    12/1998      125.85     48.75    174.60    102.00

# 11-SUITE 2002                    RENEWAL 1
Pampered Pets (MTM         2,736    12/1998       15.00      9.29     24.29     15.30

#135-SUITE C114                    RENEWAL 1
Down to Earth (Tem            80    12/1998      217.80     48.75    266.55    102.00

# 47-SUITE 4003                    RENEWAL 1
Natasha's (Temp.)          2,312    12/1998       15.80      0.00     15.80     15.30

#140-SUITE K101                    RENEWAL 1
Healthrider (Temp.           120    12/1998      276.60     32.50    309.10    102.00

# 34-SUITE 3000                    RENEWAL 1
ATM (Temp.)                  100    12/1998       15.00      0.00     15.00     15.30

#145-SUITE K106                    RENEWAL 1
BellSouth (Temp.)            120    12/1998      150.00     32.50    182.50    102.00

# 22-SUITE 2015                    RENEWAL 1
Country (Temp.)            3,028    12/1998       15.00      0.00     15.00     15.30

#150-SUITE K111                    RENEWAL 1
Dippin' Dots (Temp            64    12/1998      304.31     60.94    365.25    255.00

#125-SUITE C104                    RENEWAL 1
Bovanti (Temp.)               80    12/1998      100.05     48.75    148.80    102.00

# 9-SUITE 2000                      INITIAL
Hair Classics              1,400     1/1999       19.13      9.67     28.80     20.40

# 59-SUITE 5005                     INITIAL
Camelot Music              3,633     1/1999       16.00      8.95     24.95     15.30

# 61-SUITE 5007                     INITIAL
Babbages                   1,800     1/1999       24.44      9.55     33.99     20.40

# 44-SUITE 3014                     INITIAL
Lady Footlocker            2,284     3/1999       24.08      8.95     33.03     15.30

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
# 36-SUITE 3003                     INITIAL
Things Remembered          1,122     3/1999    30.00      9.55       39.55     25.50

#112-SUITE 7016                     INITIAL
The Avenue                 4,195     5/1999    16.00      8.95       24.95     15.30
                       ---------              ------   -------     -------   -------
32 FY 99 EXPIRATIONS      41,528               20.01      7.00       27.01     18.40
                       ---------              ------   -------     -------  -------
80 CUMULATIVE EXPS       100,514               19.54      7.40       26.94     19.94


# 70-SUITE 5017                     INITIAL
Tilt                       5,236     8/1999    21.01      9.68       30.69     13.26

# 38-SUITE 3005                     INITIAL
Trade Secret               1,286     9/1999    27.00      9.56       36.56     20.40

# 55-SUITE 4013                     INITIAL
Kuppenheimer               5,445    12/1999    14.69      9.48       24.17     13.53

# 65-SUITE 5012                     INITIAL
Great American Co            809     5/2000    74.17     11.14       85.31     62.42
                       ---------              ------   -------     -------  -------
4 FY100 EXPIRATIONS        12,76               22.29      9.67       31.96     17.20
                       ---------              ------   -------     -------  -------
84 CUMULATIVE EXPS       113,290               19.85      7.66       27.50     19.63


# 56-SUITE 5002                     INITIAL
The Hair Cuttery           1,350     7/2000    28.00      9.45       37.45     20.81

#131-SUITE C110                    RENEWAL 2
Angels & Eleg. (Te            80     8/2000   100.05     50.40      150.45    104.04

#102-SUITE 6008                     INITIAL
Pearle Vision              4,120     9/2000    22.00      9.93       31.93     15.61

# 66-SUITE 5013                     INITIAL
A&W Hot Dogs                 527    10/2000    47.43     31.70       79.13     62.42

#123-SUITE C102                    RENEWAL 2
Cellular (Temp.)              80    10/2000   100.05     50.40      150.45    104.04

# 45-SUITE 3015                    RENEWAL 2
Le Primatif (Temp.         3,015    10/2000     0.00      0.00        0.00      0.00

# 34-SUITE 3000                    RENEWAL 2
ATM (Temp.)                  100    12/2000    15.24      0.00       15.24     15.92

# 63-SUITE 5009                      INITIAL
Sun News                     600    12/2000    40.00      9.46       49.46     31.84

# 91-SUITE 5046                    RENEWAL 2
P'tree Card (Temp.           800    12/2000    15.30      0.00       15.30     15.92

#132-SUITE C111                    RENEWAL 2
Galarific (Temp.)             80    12/2000   187.05     48.75      235.80    106.12

# 10-SUITE 2001                    RENEWAL 2
Nail Jolie (MTM)             997    12/2000    20.06      9.45       29.51     15.92



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
# 18-SUITE 2009                    RENEWAL 2
Cartoon (Temp.)            1,470    12/2000    16.61      0.00       16.61     15.92

#134-SUITE C113                    RENEWAL 2
Educart (Temp.)               80    12/2000   125.85     48.75      174.60    106.12

# 32-SUITE 2026                    RENEWAL 2
Laxmi (Temp.)              1,659    12/2000    15.30      0.00       15.30     15.92

#125-SUITE C104                    RENEWAL 2
Bovanti (Temp.)               80    12/2000   102.00     48.75      150.75    106.12

#135-SUITE C114                    RENEWAL 2
Down to Earth (Tem            80    12/2000   217.80     48.75      266.55    106.12

# 22-SUITE 2015                    RENEWAL 2
Country (Temp.)            3,028    12/2000    15.30      0.00       15.30     15.92

# 47-SUITE 4003                    RENEWAL 2
Natasha's (Temp.)          2,312    12/2000    15.80      0.00       15.80     15.92

#140-SUITE K101                    RENEWAL 2
Healthrider (Temp.           120    12/2000   276.60     32.50      309.10    106.12

#127-SUITE C106                    RENEWAL 2
Herb Shop (Temp.)             80    12/2000   102.00     48.75      150.75    106.12

#116-SUITE 8008                    RENEWAL 2
Sign Shoppe (Temp.           914    12/2000    15.30      0.00       15.30     15.92

#145-SUITE K106                    RENEWAL 2
BellSouth (Temp.)            120    12/2000   150.00     32.50      182.50    106.12

# 99-SUITE 6004                    RENEWAL 2
Fitness (Temp.)            1,460    12/2000    17.75      0.00       17.75     15.92

# 11-SUITE 2002                    RENEWAL 2
Pampered Pets (MTM         2,736    12/2000    15.30      9.44       24.74     15.92

#150-SUITE K111                    RENEWAL 2
Dippin' Dots (Temp            64    12/2000   304.31     60.94      365.25    265.30

# 60-SUITE 5006                    RENEWAL 2
Leather (Temp.)            1,330    12/2000    15.30      0.00       15.30     15.92

# 14-SUITE 2005                     INITIAL
Foot Locker                2,465     1/2001    13.00      9.59       22.59     15.92

#103-SUITE 6010                     INITIAL
Waldenbooks                3,302     1/2001    28.00     10.38       38.38     15.92

# 40-SUITE 3008                     INITIAL
Kinney Shoes               4,275     112001    12.25      9.59       21.84     15.92

# 25-SUITE 2018                     INITIAL
J. Riggins                 2,213     1/2001    12.00      8.77       20.77     15.92

# 82-SUITE   5036                   INITIAL
JW                         1,658     1/2001    14.00      8.76       22.76     21.22

# 33-SUITE   2027                   INITIAL
Morrison's                11,651     1/2001     7.50      9.07       16.57     10.61



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
# 3-SUITE 1004                      INITIAL
Lynn's HaLLmark            3,150     1/2001    16.50     10.09       26.59     15.92

#101-SUITE 6007                     INITIAL
Radio Shack                2,330     1/2001    14.00      8.49       22.49     15.92
                       ---------             -------    ------     -------   -------

34 FY101 EXPIRATIONS      58,326               16.97      7.56       24.53     16.37
                       ---------             -------    ------     -------   -------

118 CUMULATIVE EXPS      171,616               18.87      7.62       26.49     18.52



#131-SUITE C110                    RENEWAL 3
Angels & Eleg. (Te            80     8/2002   104.10     50.40      154.50    108.24

#123-SUITE C102                    RENEWAL 3
CelluLar (Temp.)              80    10/2002   104.10     50.40      154.50    108.24

# 45-SUITE 3015                    RENEWAL 3
Le Primatif (Temp.         3,015    10/2002     0.00      0.00        0.00      0.00

#106-SUITE 7002                     INITIAL
Gingiss Formal Wea           970    11/2002    29.00      9.95       38.94     27.06

# 10-SUITE 2001                    RENEWAL 3
Nail Jolie (MTM)             997    12/2002    20.06      9.95       30.02     16.56

#134-SUITE C113                    RENEWAL 3
Educart (Temp.)               80    12/2002   125.85     48.75      174.60    110.41

#127-SUITE C106                    RENEWAL 3
Herb Shop (Temp.)             80    12/2002   106.05     48.75      154.80    110.41

# 34-SUITE 3000                    RENEWAL 3
ATM (Temp.)                  100   12/2002     15.96      0.00       15.96     16.56

# 32-SUITE 2026                    RENEWAL 3
Laxmi (Temp.)              1,659    12/2002    15.92      0.00       15.92     16.56

#135-SUITE C114                    RENEWAL 3
Down to Earth (Tem            80    12/2002   217.80     48.75      266.55    110.41

# 99-SUITE 6004                    RENEWAL 3
Fitness (Temp.)            1,460    12/2002    17.75      0.00       17.75     16.56

# 47-SUITE 4003                    RENEWAL 3
Natasha's (Temp.)          2,312    12/2002    15.92      0.00       15.92     16.56

# 18-SUITE 2009                    RENEWAL 3
Cartoon (Temp.)            1,470    12/2002    16.61      0.00       16.61     16.56

#140-SUITE K101                    RENEWAL 3
Healthrider (Temp.           120    12/2002   285.70     32.50      318.20    110.41

# 91-SUITE 5046                    RENEWAL 3
P'tree Card (Temp.           800    12/2002    15.92      0.00       15.92     16.56

# 11-SUITE 2002                    RENEWAL 3
Pampered Pets (MTM         2,736    12/2002    15.92      9.96       25.87     16.56

#116-SUITE 8008                    RENEWAL 3
Sign Shoppe (Temp.           914    12/2002    15.91      0.00       15.91     16.56



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     TERM/     BASE                 TOTAL    MARKET
     TENANT            SQUARE FT   END DATE   RENT/SF   RECV/SF    RENT/SF   RENT/SF
-------------------    ---------   --------   -------   -------    -------   -------
#145-SUITE K106                    RENEWAL 3
BellSouth (Temp.)            120    12/2002   150.00     32.50      182.50    110.41

#125-SUITE C104                    RENEWAL 3
Bovanti (Temp.)               80    12/2002   106.05     48.75      154.80    110.41

#132-SUITE C111                    RENEWAL 3
Galarific (Temp.)             80    12/2002   187.05     48.75      235.80    110.41

# 60-SUITE 5006                    RENEWAL 3
Leather (Temp.)            1,330     12/2002   15.92      0.00       15.92     16.56

#150-SUITE K111                    RENEWAL 3
Dippin' Dots (Temp            64    12/2002   304.31     60.94      365.25    276.02

# 22-SUITE 2015                    RENEWAL 3
Country (Temp.)            3,028     12/2002   15.92      0.00       15.92     16.56

# 77-SUITE 5031                     INITIAL
Gorin's Homemade             482     1/2003    49.37     34.58       83.95     66.24

# 13-SUITE 2004                     INITIAL
Sam Goody                  2,864     1/2003    20.00     10.52       30.52     16.56
                       ---------             -------   -------     -------   -------
25 FY103 EXPIRATIONS      25,001               21.29      5.31       26.61     19.58
                       ---------             -------   -------     -------   -------
143 CUMULATIVE EXPS      196,617               19.18      7.33       26.51     18.66


# 46-SUITE 4001                     INITIAL
Bombay Company             4,871    12/2003    23.74     10.35       34.09     16.89

# 87-SUITE 5042                     INITIAL
Kay Jewelers                 900     1/2004    58.31     11.15       69.45     64.19

# 50-SUITE 4008                     INITIAL
Bentley's Luggage          2,565     3/2004    24.00     11.15       35.15     16.89
                       ---------             -------   -------     -------   -------
 3 FY104 EXPIRATIONS       8,336               27.55     10.68       38.23     22.00
                       ---------             -------   -------     -------   -------
146 CUMULATIVE EXPS      204,953               19.52      7.47       26.99     18.79

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     EXHIBIT E - PHOTOGRAPHS OF COMPETITION
================================================================================








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF COMPETITION
================================================================================


                               [GRAPHIC OMITTED]





                                 Southlake Mall


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                       EXHIBIT F - PROFESSIONAL QUALIFICATIONS OF APPRAISER
================================================================================








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      QUALIFICATIONS OF LUTEN L. TEATE, MAI
================================================================================

Real Estate Background:

     Senior Appraiser with Cushman & Wakefield of Georgia, Inc., since Apil,
     1981.

     Three years previous experience as associate appraiser with Couch & Associates (firm acquired by Cushman & Wakefield in April, 1981).

     Previously, four years experience as real estate title examiner for several local law firms.

Membership and Professional Activities:

     Member, Appraisal Institute (MAI)
     Licensed Real Estate Salesman (Georgia)
     Certified Real Estate Appraiser, Georgia No. CGO01 389
     Stated Certified General Real Estate Appraiser, Tennessee No. CG-1080 Member of Cushman & Wakefield's Regional Mall Valuation Committee

Clients for Recent Assignments Include:

     Deutsche Bank Realty Advisors
     First National Bank of Boston
     First National Bank of Chicago
     Mitsubishi Motor Sales
     The RREEF Funds
     Allied Systems
     Textron Financial Corporation
     Mellon Bank
     American Real Estate Group
     Swiss Bank
     First Union Bank
     Fogelman Properties
     Citicorp Real Estate, Inc.
     Wachovia Bank
     Metric Realty Services
     MB Caradon/Healey & Baker Real Estate

Scope of Services:

     Most recently engaged in consultation and valuation service involving both improved and unimproved properties predominantly in the southeastern United States. Also market and feasibility studies. Primary recent experience has been in valuation of Class A, CBD, office towers and regional shopping malls around the United States.

Education:

     Emory University -- B.A. (Economics)
     Georgia State University -- various post graduate real estate courses. Appraisal Institute -- Litigation Valuation Course, Case Studies in Valuation, Standards of Professional Practice, Valuation Analysis, Courses 101 and 201.

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
================================================================================

Site Description
Location:                     Northwest quadrant US Highway 138 (Jonesboro Road)
                              and I-85, Union City, Fulton County, Georgia

Shape:                        Irregular (See Site Plan on previous page)

Land Area:                    The portion of the mall site that we are
                              appraising contains about 25.97 acres based on our review of the site plan.

Frontage:                     521+/- feet on Oakley Road
                              510+/- feet on Londonderry Way

Topography/Terrain:           Gently sloping, as developed.

Street Improvements:          US Highway 138 is a 5-lane surface artery with
                              concrete curbs, controlled intersections and turn lanes.

Soil Conditions:              We did not receive nor review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
    Water:                    Union City
    Sewer:                    Union City
    Electricity::             Georgia Power Company
    Gas:                      Atlanta Gas Light Company
    Telephone                 Southern Bell

Access: The site has good access with two entry/exit drives located on GA 138. It is only about 1/8 mile west of an I- 85 interchange.

Land Use Restrictions:        We were not given a title report to review. We do
                              not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.


================================================================================

                                      -49-



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Flood Hazard:                 According to Community Panel No. 130316 005A,
                              National Flood Insurance Rate Map, effective
                              September 28, 1979, the portion of the mall being appraised does not appear to be in a flood zone.
                              We recommend a survey by a qualified engineer to determine the extent of flood plain encroachment on the site, if any.

Wetlands:                     We were not given a Wetlands survey. If subsequent
                              engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm, especially in light of the presence of the flood plain.

Seismic Hazard                The site is not located in an area with a
                              high risk coefficient based on a seismic map prepared by the Applied Technology Council.

Hazardous Substances:         We did not observe any obvious sign of the
                              existence of hazardous substances on the site during our inspection. However, this should not be taken as a guarantee that such hazardous substances do not exist. We recommend a study by a qualified engineer to determine the existence or non-existence of hazardous substances on the site.

Comments:                     Overall, this site is well-suited for the existing
                              improvements, or a wide range of other commercial uses.

Improvements Description

     The improvements, known as Shannon Southpark consists of a 774,700 square foot, single level, enclosed, regional shopping center. As stated, we are only appraising a portion of Shannon Southpark. The current status of the portion we are appraising is as follows:

        ===================================================================
        Tenant Type                           Size (SF)             Percent
        ===================================================================
        Anchor Stores                             0                   N/A
        Shops (Occupied)                       226,805                81%
        Shops (Vacant)                          53,774                19%
                                               -------
        Total                                  280,579
        ===================================================================

     At the time of our inspection, the portion of Shannon Southpark being appraised was occupied by 111 shop tenants. There were 39 shops/kiosks vacant and unleased. Vacancy in the portion of the mall being appraised was 19.0 percent at the time of our inspection.


================================================================================
                                      -50-


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

     The portion of Shannon Southpark not being appraised includes four occupied anchor stores: Rich's, Mervyn's, Sears and Macy's. All are owned by the department stores. The above named anchors contain approximately 64.0 percent of the total GLA of this mall. This is a typical mix for properties of this size and type in the Southeast.

     Please refer to the leasing plan on a previous page.

     The following construction details are based only on our field inspection and our discussions with management since architectural plans and specifications were not available.

General Description

     Year Built,               1980, with the last renovation in 1986.

     Building Area:            280,659 SF (Current GLA being appraised)

Construction Detail:

     Foundation:               Metal reinforced concrete

     Framing:                  Masonry perimeter walls with steel framing

     Floors:                   Poured concrete slab with wire mesh reinforcing

     Exterior Walls:           Stucco or dryvit with ceramic tile accents over
                               block

     Roof Structure:           Deck over open webbed steel joint

     Roof Cover:               Built-up system over insulation

     Windows:                  Tinted storefront glass in metal frames

     Pedestrian Doors:         Tempered glass in metal frames; painted metal
                               doors at loading areas.

Mechanical Detail

     Heating and Cooling:      Multiple package roof-top units

     Plumbing:                 Men's and women's restrooms with four fixtures
                               plus two sinks, each

     Electrical Service:       Adequate, as far as we know, but we are not
                               qualified to assess the adequacy of mechanical or electrical systems.

     Fire Protection:          Wet sprinklered, fire alarm system with smoke
                               monitors

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Interior Detail
    Layout:                        Irregular-shaped with central food court.

    Floor Covering:                Paver tile in common areas. Stores have a
                                   variety of floor coverings including carpet, composition tile and marble.

    Walls:                         Mostly painted wallboard over studs.

    Ceilings:                      Covered ceilings with decorative accent
                                   ceiling system and lay-in acoustical tile.

    Lighting:                      Indirect fluorescent lighting plus recessed
                                   incandescent can spotlights. Several areas, including the food court, have large clear glass skylights with supplemental incandescent lighting.

Site Improvements

    On-Site Parking:               The parking ratio was not provided, but is
                                   assumed to be adequate. We have inspected this mall on a number of occasions prior to the date of value and have not noticed a parking problem.

    Landscaping:                   Attractive exterior landscaping including
                                   trees and shrubbery in planters around the hall perimeter plus landscaped islands in the parking areas.

    Condition:                     Overall, the mall appears to be in good
                                   condition.

Comments:                          The quality of the subject improvements is
                                   good. The layout and functional plan are adequate.

Americans With Disabilities Act    The Americans With Disabilities Act (ADA)
                                   became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non- compliance with the requirements of ADA in estimating the value of the property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The center is subject to the taxing jurisdiction of both Fulton County and Union City. The tax appraisal is, however, set by the county. The county assessors' parcel identification numbers are 18-100-02-005 and 18-100-02-050.

            ===================================================
            Assessors' Market Value                $22,850,400
            Assessment Ratio                                40%
                                                    ----------
            Total Assessment                        $9,140,160
            Combined City and County Tax Rate             $0.0
                                                    ----------
            Total Tax (1994)                          $365,789
            ===================================================

o The 1995 calendar year is the most recent year for which property tax information is available. The tax assessors office provided a breakdown of the tax appraisal and 40% assessment. This data is shown in the chart above. The 1996 tax values or tax rates have not been set as of this writing.

Re-appraisals and Tax Rate

     The tax assessor told us that properties in Fulton County are re-assessed on a county-wide basis periodically, but about every three years. The tax appraisal of the subject has been the same since the county-wide re-appraisal in 1994 and the tax appraiser does not expect any near-term re-assessment. The following shows a recent history of the millage rates set by the county/city which indicates a declining trend, but this is due to the re-assessment in 1994.



            ========================================================
            Summary of Recent Fulton County/Union City Millage Rates
            ========================================================
            1993                                              $40.52

            1994                                              $40.02

            1995                                              $40.02
            ========================================================



     All counties within the State of Georgia are under a state mandate to appraise properties for taxation purposes at 100 percent of market value. This has caused tax assessors in many counties to significantly increase the tax appraisal over the past few years for properties that are on the county's digest. On the other hand, many counties or municipalities have reduced the impact of this action by lowering their millage rate. This has been the case in DeKalb County as evidenced by the declining trend in millage rates over the past few years. In the final analysis, future increases or decreases in the taxes applicable to the subject are a function of the overall county budget. If increases in the budget can be held to an annual growth rate that tracts changes in the consumer price index, then tax liability should increase at approximately the same rate. We have estimated that taxes for the subject property will increase at an average annual rate approximating inflation (3.5 percent per year) into the foreseeable future.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes and Assessments
================================================================================

     We assume that the 1996 tax liability will be about 3.5 percent higher than the 1995, or about $380,000.





================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     Zoning is set by Union City and the property being appraised is classified as C-2. This classification allows a variety of retail and commercial uses that will best accommodate the needs of the traveling public. One of those uses is a shopping mall.

     We are not experts in the interpretation of complex zoning ordinances, but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.






================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site As Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

     We evaluated the site's highest and best use both as currently improved and as if vacant.

As If Vacant

     We analyzed the highest and best use of the land, as if vacant, assuming that the anchor stores' sites, which are not part of this appraisal, are vacant and available for development. The first test is what is physically possible. As discussed in the Property Description, the site's size, soil and topography do not physically limits its use. A 87+/- acre site is large enough to accommodate almost all urban uses, including office, retail, hotel, residential, or manufacturing.

     The second test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may be improved with structures that accommodate a variety of uses, including retail centers, such as malls or community centers, hotels/motels, offices and free-standing retail-type facilities, such as car or boat dealerships.

     The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. In the course of our investigation, we considered many likely uses to determine the highest and best use. Lodging facilities are usually constructed near major employment centers, such as large concentrations of office buildings or large industrial districts. There are no such major employment centers in the subject neighborhood. We considered office development, but this is not an established office market area. Furthermore, the established office submarkets in the Atlanta area, including the Central, Midtown, Buckhead and other suburban districts have an oversupply of office space and, in most cases, have effective rental rates which do not justify new office development. The remaining logical use of the site is retail development. Nearby land uses are retail and commercial. The site has good visibility and excellent regional access to the southwest quadrant of the metro area.

     We do believe that retail development represents a highest and best use of the site. However, the general area does not have dense residential or commercial development. This factor suggests that a retail project on this site will have only moderate levels of sales.

As Developed

     The highest and best use of the site, as developed, is continued operation as a regional mall. As we will show in the Valuation Section, contract rents from tenants in place contribute significantly to total property value. Additionally, the improvements are encumbered by leases in place with mall tenants, that limit the disposition of the buildings over the intermediate to long-term.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     In this analysis, we have used the Sales Comparison Approach and the Income Approach to develop a market value estimate.

     The Cost Approach is not used because:

     o Our experience has shown that the market for this type of property is primarily concerned with the strength and longevity of the income stream produced by the center as leased. The market places little or no emphasis on the Cost Approach when analyzing an income property of this type and age. This is confirmed by

          o    Our discussions with numerous respondents of our investor survey,

          o Discussions with Cushman and Wakefield brokers that are actively marketing this type of property, and

     o The difficulty in accurately segregating and measuring obsolescence makes the Cost Approach less reliable

     o We have found that it is difficult to estimate land value of a regional mall site. In most areas, their number is limited by unique characteristics. They typically are 50+/- acres, have a proximity to an expressway interchange, and public utilities. These characteristics limit potential sites. Mall sites are often bought well in advance of development as unimproved acreage. Utilities and infrastructure are then added to the tract. The land sales which we could obtain for this assignment are not truly comparable because they lack infrastructure, road improvements and in place utilities now in place at the subject. These sites are also much smaller. Further, once a mall is built and fully leased, it has what amounts to a "locational franchise" which adds value. This value enhancement is difficult to measure.

     In the Sales Comparison Approach, we performed the following steps:

     o    Investigated recent sales of similar properties.

     o Analyzed those sales on the basis of the sales price per square foot and the NOI (Net Operating Income) per square foot.

     o Correlated the various value indications into a point value estimate from within the range.

     In developing the Income Approach we:

     o Studied rents in effect in this and competing centers to estimate potential rental income at market levels.

     o Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

     o Estimated net operating income by subtracting stabilized expenses from potential gross income.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Valuation Process
================================================================================

     o Prepared a discounted cash flow analysis in which net operating income and property value at reversion are discounted to an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on modeling the actual rents and recovery provisions in effect through the term of existing leases. As existing leases expire, the space is estimated to rent at the then current market rental rate with appropriate allowances for downtime. Spaces now vacant will be rented at market rates and at the time intervals discussed in the Income Approach section of this report. From potential gross revenues, we subtract vacancy and operating expenses to arrive at an estimate of net operating income over an 11 year forecast.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
================================================================================

Methodology

     In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

     1. research recent, relevant property sales and current offerings throughout the competitive area;

     2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     3. identify sales that include favorable financing and calculate the cash equivalent price;

     4. reduce the sale prices to a common unit of comparison such as price per square foot of gross leasable area, effective gross income multiplier, and overall capitalization rate;

     5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

     6.   interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per gross leasable square foot. All comparable sales were analyzed on this basis. We present on the following page a summary of the improved properties that we compared with the subject property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                              SECONDARY (2) REGIONAL MALL SALES SUMMARY
                                                                                          Mall
                                                                        Total GLA         Shop
                                        Sale                  Year       Sold GLA       GLA (SF)   Mall Shop     NOI         Mall
  No.    Name/Location                  Date   Sale Price     Built       (SF)         Ratio (1)   Occupancy    NOI/SF      Sales/SF
====================================================================================================================================
SM94-1   Crossroads Mall                4/94   $51,500,000    1974       1,114,720      378,704       95.0%   $5,300,000       $189
         Oklahoma City, OK                                                 378,704       100.0%                   $14.00

SM94-2   North Shore Square             7/94   $34,150,000    1985         624,000      178,326       94.0%   $3,073,000       $218
         Slidell, LA                                                       281,755        63.3%                   $10.91

SM94-3   Confidential Third            11/94    $4,025,000    1978         232,884       86,760       60.0%     $488,591       $143
         Tier City, GA                                                     232,884        37.3%                    $2.10

SM94-12  Independence Center           12/94   $51,500,000    1974/88      863,986      392,524       84.0%   $3,893,200       $200
         Independence, Missouri                                            392,524       100.0%                    $9.92

SM95-1   Hanover Mall                   1/95   $38,000,000    1971/93      649,130      298,531       90.0%   $3,811,400       $204
         Hanover, Massachusettes                                            649,130        46.0%                    $5.87

SM95-2   Greenbriar Mall                1/95   $84,700,000    1981         774,201      318,595       96.0%   $6,600,000       $250
         Chesapeak, Virginia                                               594,201        53.6%                   $11.11

SM95-3   West Gate Mall                 4/95   $25,289,935    1975         768,000      276,625       78.0%   $2,700,000       $263
         Spartenburg, South Carolina                                       454,359        60.9%                    $5.94


SM95-4   Westgate Mall                  5/95   $43,000,000    1960/        649,185      253,993       77.9%   $4,096,457       $191
         San Jose, California                                   89         448,268        56.7%                    $9.14

SM95-5   Hot Springs Mall               7/95   $22,775,000    1982         389,914      156,000       83.0%   $2,277,500       $240
         Hot Springs, Arkansas                                             318,033        49.1%                    $7.16

SM95-6   Columbia Mall                  7/95   $27,650,000    1988         351,364      128,024       96.0%   $2,958,500       $165
         Bloomsberg, Pennsylvania                                          351,364        36.4%                    $8.42

SM95-7   River Oaks Center Mall         7/95   $26,200,000    1978         599,299      219,099       87.4%   $2,908,200
         Decatur, Alabama                                                  492,753        44.5%                    $5.90

SM95-8   Colonial Park Mall             7/95   $46,500,000    1960         736,944      242,766       96.0%   $4,417,500       $275
         Harrisburg, Pennsylvania                                          380,944        63.7%                   $11.60

SM95-9   Centre at Salisbury            8/95   $78,000,000    1990         884,825      278,915       89.0%   $7,020,000       $257
         Salisbury, Maryland                                               744,825        37.4%                    $9.43

SM96-1   Grand Telon Mall               4/96   $34,375,000    1984         521,029      172,055       85.0%   $3,435,000       $240
         Idaho Falls, Idaho                                                521,029        33.0%                    $6.59


              Mean:                            $40,647,495                 646,499      238,792                    $8.63       $218
                                                                           445,109        63.6%
         Subject                                                                        #DIV/01                  #DIV/01
====================================================================================================================================

====================================================================================================================================
                                                                      Price/SF   Price/SF  Unit Price/
                                                                        GLA        Mall    Mall Shop
  No.    Name/Location                Going-In   Terminal     IRR    Purchased   Shop GLA  Sales Ratio  Comments
====================================================================================================================================
SM94-1   Crossroads Mall                10.3%                         $135.99   $135.99        72.0%  Many leases expire in
         Oklahoma City, OK                                                                            near term.

SM94-2   North Shore Square              9.0%                         $121.20   $191.50        55.6%  Located in a bedroom
         Slidell, LA                                                                                  community of New Orleans.

SM94-3   Confidential Third             12.1%                 12.0%    $17.28    $46.39        12.1%  Two of the three anchor
         Tier City, GA                                                                                leases expire in 1999.

SM95-12  Independence Center             7.56%                        $131.20   $131.20        65.6%
         Independence, Missouri

SM95-1   Hanover Mall                   10.03%                         $58.54   $127.29        28.7%
         Hanover, Massachusettes

SM95-2   Greenbriar Mall                 7.79%     8.00%      11.50%  $142.54   $265.85        57.0%
         Chesapeak, Virginia

SM95-3   West Gate Mall                 10.70%                         $55.66    $91.42        21.2%  Purchased to renovate and
         Spartenburg, South Carolina                                                                  expand.  OAR reflects property
                                                                                                      is vulnerable to competition.

SM95-4   Westgate Mall                   9.53%                         $95.92   $169.30        50.2%  Partial interest sale, price
         San Jose, California                                                                         and rates are based on 100%

SM95-5   Hot Springs Mall               10.00%                         $71.61                  29.8%
         Hot Springs, Arkansas

SM95-6   Columbia Mall                  10.70%                         $78.69   $215.98        47.7%
         Bloomsberg, Pennsylvania

SM95-7   River Oaks Center Mall         11.10%                         $53.17   $119.58
         Decatur, Alabama

SM95-8   Colonial Park Mall              9.50%                        $122.07   $191.54        44.4%
         Harrisburg, Pennsylvania

SM95-9   Centre at Salisbury             9.00%                        $104.72   $279.66        40.7%
         Salisbury, Maryland

SM96-1   Grand Telon Mall                9.99%     8.0%       12.4%    $65.98   $199.79        27.5%
         Idaho Falls, Idaho


              Mean:                      9.80%     8.00%      12.0%    $89.61   $165.11        41.1%


     Subject

     ------------------------------------------------------------------------------------------------------------------------------

     1.   Ratio of mall shop area to area purchased.

     2.   Malls that have one or more of the following criteria: shop sales less than $225/sf, shop occupancy less than 85%, or is displaced.
     ------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                  Sales Comparison Approach
================================================================================

Analysis of Sales Price Per Square Foot

     The Addenda includes a summary of our improved property transactions database. We have tried to use this database and the findings of our recent Investor Survey in a "broad brush" Sales Comparison Approach. The comparability, both physical and economic characteristics, are the most important criteria in analyzing these sales in relation to the subject property. However, we recognize that regional shopping malls are distinct entities by virtue of:

     o    age and design,

     o    visibility and accessibility,

     o    market segmentation created by tenant mix,

     o    size and purchasing power of the trade area, and

     o    competency of management.

     Due to the geographic dispersion of these properties, it was not feasible to inspect each of them. We have attempted to verify each transaction, however, with a reliable source. Because they are recent, one would expect them to provide a reasonable indication of current market parameters. To the contrary, our experience has shown that the negotiation and closing process typically requires from 3 to 18 months and there have been changes in the market during this time period. To be comfortable with our understanding of the current market parameters, we recently conducted an Investor Survey. It is also summarized in the Addenda.

     We have attempted to make comparisons of the transactions to the subject primarily along economic lines. We believe this is appropriate because we have found that investors in multi-tenant income-producing properties place most emphasis on the strength and longevity of the income stream from a property.

     Our analysis focused on three areas of comparison between the subject and the comparables:

     (a) the relationship between the percentage of GLA purchased which is mall shop area and the price per square foot paid;

     (b) the relationship between the NOI per square foot of GLA purchased and the price per square foot paid; and

     (c) the sales volume per square foot of shop GLA and the price per square foot paid of GLA purchased.

Marketability

     Our research shows that despite improved retail sales and the general perception that the department store industry has stabilized, investors continue to use caution when analyzing malls. Their caution is reflected in such things as:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     o low to no growth in sales volumes and market rents during the initial years of analysis;

     o    higher tenant finish allowance assumption; and

     o more emphasis on rising cost of occupancy to tenants, due mostly to soaring CAM costs. When investors or mall operators see occupancy costs over 15 percent of sales (especially on average), concerns for the tenants' future are shown.

     We have also found that investors tend to prefer regional malls that offer stores selling merchandise in a variety of price ranges or "price points". The broad appeal and success of outlet malls, power centers, warehouse clubs and "category killers" have shown that today's consumer is more value conscious than in recent years. For this reason, malls that have stores with low to medium "price point" merchandise are important to today's investors. These stores can attract shoppers from most household income categories in the trade area. Shannon Mall falls into this category.

     This property falls into the category of a Class A- mall, in our opinion. Its positives and risk factors were listed earlier in the report. All of these affect its marketability. Our research shows that there are a number of properties that also fall into this category. They would compete with this property if it were on the market today and this may impact the price that would be paid. The chart below lists the most similar properties.

================================================================================
                            Improved Sales Comparison
================================================================================
                                                                       Overall
 Sale                         Rentable   Sale Price   Occupancy at   Comparative
  No     Property Name         Area        Per SF     Time of Sale     Rating
                               (SF)
================================================================================
SM96-1   Grand Teton          521,029      $65.98         85.0%       Inferior
SM95-7   River Ohio Center    492,753      $53.17         87.4%       Inferior
SM95-5   Hot Springs          318,033      $71.61         83.0%       Inferior
SM94-1   Crossroads           378,704     $135.99         95.0%       Superior
Subject                       280,659                    81.0%
================================================================================

o    In all sales, 100 percent leased fee interest was transferred.

o    All sales were completed on an all cash basis.

o All of the four properties selected were judged to be superior to the subject in terms of shop sales per square foot. However, the percentage of GLA purchased that is mall shops in these transactions in three of the transactions is well below that available for purchase at the subject. For this reason, NOI per square foot in these three transactions is well below that found at the subject or Comparable SM94-1.

o    All four properties are in second/third tier locations, like the subject.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     A degree of subjectivity is involved in these adjustments as insufficient market data were available to perform a paired sales analysis. However, the adjustments do illustrate our thought processes in comparing one transaction with another.

     Based on our analysis of these sales on a price per square foot basis, we have concluded that the appropriate range is $120 to $130 per square foot of gross leasable area. This indicates a value range of $33,700,000 to $36,500,000, based on 280,659 square feet of GLA in the center appraised..

Comparing Properties Based on NOI per Square Foot

     Another market measure compares the NOI per square foot of the property appraised with the NOI per square foot of the comparison. If the properties are truly comparable in terms of occupancy, operating expense ratio and stability of income stream, then this can be an effective method of analysis. It is, in effect, the same thing as comparing the capitalization rate derived from the sales to the appropriate capitalization rate for the property appraised.

================================================================================
                Comparing Properties Based on NOI Per Square Foot
================================================================================
                   NOI/SF
                   Subject
                 ----------                  Unadjusted             Adjusted
      Sale No.   Comparable         X         Price/SF              Price/SF

      SM96-1       $13.93                      $65.98               $139.42
                   -----
                   $6.59

      SM95-7       $13.93                      $53.17               $125.49
                   ------
                   $5.90

      SM95-5       $13.93                      $71.61               $139.27
                   ------
                   $7.16

      SM94-1       $13.93                     $135.99               $135.26
                   ------
                   $14.00
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     Based on our analysis, we have concluded that the range of market value for subject property is $135 to $140/SF or $37,900,000 to $39,300,000.

Summary and Conclusion

=========================================================================================
                                                                Low              High
=========================================================================================
Value Indicated on Basis of Price Per Square Foot of NRA    $33,700,000      $36,500,000

Value Indicated Based on Ratio of NOI to Sale Price         $37,900,000      $39,300,000
Derived From Comparison Sales
=========================================================================================

     This approach produces a broad range of value estimates. Part of the reason for this phenomenon is that three of the sales selected had expected NOI/SF that was substantially below that expected for the subject. This yielded unusually large adjustments in the NOI/SF analysis. Neither analysis method is considered very strong and the data does not clearly point to a single value estimate. Therefore, we selected only a range here of about $35,500,000 to $37,500,000.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

     In our opinion, both the direct capitalization and the discounted cash flow methods are appropriate here.

Occupancy Status

     On the date of appraisal, this was the occupancy status of the portion of Shannon Southpark being appraised:

================================================================================
       Tenant Type                         Size (SF)             Percent
================================================================================
       Anchor Stores                           0                   N/A
       Shops (Occupied)                     226,805                81%
       Shops (Vacant)                        53,854                19%
                                            -------
       Total                                280,659
================================================================================

     The center has reached what we believe to be a stabilized occupancy level. The following chart summarizes the recent historical occupancy of the portion of Shannon Southpark that is being appraised.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

================================================================================
                            Recent Occupancy History
                             Shannon Southpark Mail
================================================================================
Source: Urban Retail Properties

                           Total S.F.    %        Shop S.F.      %
               Date        Occupied   Occupied    Occupied    Occupied

              Jan-93       716,864     93.0%       222,798     80.6%

              Dec-93       716,593     93.0%       222,527     80.5%

              Jan-94       711,276     92.3%       217,210     78.5%

              Dec-94       713,058     92.5%       218,992     79.2%

              Mar-95       706,197     91.6%       212,174     76.7%

              Jun-95       710,612     92.2%       216,589     78.3%

              Sep-95       716,668     93.0%       222,645     80.5%

              Dec-95       708,812     92.0%       214,789     77.6%

              Mar-96       692,642     89.9%       198,619     71.8%

              Apr-96       720,828     93.1%       226,805     80.8%
================================================================================

     The current rent roll is in the Addenda. This rent roll is based on data provided by Urban Retail Properties, the property manager.

Estimating Potential Gross Income

     We have estimated market rental rates by examining recent leases in this center and by investigating recent rental rates in other southeastern regional malls. We used size as the primary criteria for establishing market rent for shop spaces.

Recent Leases in Subject Center

     The recent leases in Shannon Southpark are summarized in the Addenda. The following chart arranges these leases based on size since this is the main criteria for our market rent estimates.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

SHANCHTS.XLSrcnttsm

================================================================================
                        Summary of Recent Leases By Size
                        Portion of Shannon Southpark Mall
================================================================================
                                                                    Average
                                                                     Annual
                                          Square           Term      Lease
Suite            Tenant                    Feet            (Yrs)     Rate
================================================================================
                                   Food Court
 5030      Mandarin Express                 564            10.0     $70.00
 5029      Tokyo Express                    594            10.0     $58.92
 5032      Wendy's                          594            10.0     $54.71
 5014      Chick-Fil-A                    1,660            10.0     $37.75

                                   Kiosk/Cart
 5049      Fairburn Banking                  26             2.0    $230.77
 K111      Dippin' Dots (Temp.)              64             1.4    $304.31
 C106      The Herb Shop (Temp.)             80             0.8     $93.75
 Cl13      Educart (Temp.)                   80             0.8     $93.75
 C114      Down to Earth (Temp.)             80             0.8     $93.75
 C110      Angels & Eleg. (Temp.)            80             0.5     $93.75
 C104      Bovanti Cosmetics (Temp.)         80             1.0     $93.75
 C111      Galarific Designs (Temp.)         80             1.0     $93.75
 C102      Cellular Page (Temp.)             80             0.9    $187.50
 KlOl      Healthrider (Temp.)              120             1.3    $100.00
 K106      BellSouth (Temp.)                120             1.5    $150.00

                                     Jewelry
 5042      Kay Jewelers                     900             9.4     $58.31
 6003      Friedman's Jewelers            1,218            10.0     $57.47
 3004      Zales Jewelers                 1,113            10.0     $49.42

                             Temporary Shop Tenants
 5046      Peachtree Card (Temp.)           800             1.0     $15.00
 8008      Sign Shoppe (Temp.)              914             0.8      $9.19
 5006      Leather Shop (Temp.)           1,330             2.3      $5.41
 6004      Fitness (Temp.)                1,460             1.8     $17.75
 2009      Cartoon Classics (Temp.)       1,470             1.6     $16.61
 2026      Laxmi Group (Temp.)            1,659             5.0     $21.70
 4003      Natasha's (Temp.)              2,312             1.6     $11.16
 3015      Le Primatif (Temp.)            3,015             0.8      $1.99

                                 Shops < 750 SF
 8104      Allstate Insurance               540             2.0     $10.00
 5009      Sun News                         600             5.2     $35.64

                             Shops with 751-1,200 SF
 5047      It's About Time                  826             3.0     $30.67
 7002      Gingiss Formal Wear              970             7.0     $27.86
 2019      Dolcis                           987            10.0     $25.00

                            Shops with 1,201-2,000 SF
 5043      Florsheim Shoes                1,422            10.0     $25.00
 4010      Wolf Camera                    1,619            10.1     $33.94
 5036      JW                             1,658             5.0     $14.00
 7010      Jeans inc.                     1,659             3.0     $15.00
 5008      General Nutrition              1,845            10.0     $24.00

                            Shops with 2,001-3,600 SF
 2018      J. Riggins                     2,213             5.0     $12.00
 6007      Radio Shack                    2,330             5.0     $14.00
 2004      Sam Goody                      2,864             7.1     $18.87
 1004      Lynn's Hallmark                3,150             5.0     $15.90

                              Shops with >5,000 SF
 1008      Rack Room Shoes                5,516             9.8     $15.82
 5003      Champs Sports                  9,115             9.9     $13.06
                                         ======
           Total                         57,807
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Analysis of Market Comparisons and Estimation of Market Rent For Shannon
Southpark

     It is necessary to estimate current market rent for both the occupied and vacant spaces at Shannon Southpark. For the occupied spaces, the current market rent will then be forecast forward and used in the cash flow model when the existing leases expire. For vacant spaces, it is the basis for future market rent estimates that are needed when these spaces are forecast to be leased. Our experience with other malls and conversations with Urban Retail Properties' leasing agent, show that base rental rates for shop spaces are generally determined by five factors: tenant type, space size, location, lease term, and the tenant finish allowance that is provided by the landlord. In malls such as the subject, size and location seem to be the most important. To aid in our selections, we reviewed recent leases at both Shannon Southpark and other southeastern malls and then compared them to the database in Dollars and Cents of Shopping Centers. Unfortunately, leasing agents at the more directly competitive centers to Shannon Southpark would not give us details of recent leases at their properties. This is understandable given the competitive nature of this market. For comparison purposes, we reviewed the median rates for new leases at other malls from Dollars and Cents of Shopping Centers. This data is presented in chart form later in the report.

     Since this mall has reached stabilized shop occupancy, we believe that this is strong evidence that the actual subject leases are the best comparables to indicate likely rentals for space at this property. For this reason, we have placed primary emphasis on the recently negotiated leases at this property, but we have also considered the comparable data that we have assembled. The previous page shows the recent leases at Shannon Mall arranged by size. This data is also presented in the Addenda in a different format. A comparison of the previously mentioned two charts shows that base rental rates at the subject are within the range exhibited by the comparables and fall near the lower end of the range.

     The chart of recent leases at Shannon Southpark summarizes details of those leases that started in the last two years. These leases total about 34,250 square feet or about 14 percent of shop/storage GLA. The recent leases at the subject have rates (average over the term) that exhibit a broad range of from about $0.23 to $93.75 per square foot. The differential in rates is because of the five previously named factors. The low end of the range is for storage spaces with poor locations on short term leases. The upper end of the range is for a small kiosk that is well located. These are effective rates and recognizes free rent and any steps over the lease term.

     The chart above summarizes the recent leases arranged by size and shows a general pattern of an inverse relationship between suite size and rent. As the suite size increases, the average unit base rent that is achieved usually declines. This pattern is typical at other malls that we have recently appraised. Shorter term leases with temporary tenants tend to not always follow this pattern. There are other factors that impact the rate such as:

     o    location in the mall

     o    amount of finish allowance or other concession

     o    unit frontage and/or depth

     o    length of lease,

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     o merchandise category of the tenant, therefore, its potential sales volume, and

     o    credit worthiness of the tenant.

     The existing rent roll is broken down by size as follows:

================================================================================
                Breakdown of Existing Rent Roll by Size of space
                      Shannon Southpark Mail as of 4/16/96
                                    Applicable          % of
             Size (SF) Range         GLA (SF)           Total
================================================================================
                 Under 750              2,971            1.1%
                 751-1,200             12,970            4.6%
                1,201-2000             30,788           11.0%
                2,001-3,500            75,098           26.8%
                3,501-5,000            63,703           22.7%
               5,001-10,000            60,471           21.6%
                Over 10,000            11,651            4.2%
                                      -------
                  Subtotal            257,652            91.8%

                   Kiosk               2,950             1.1%
                  Jewelry              9,430             3.4%
                  Storage              2,270             0.8%
                 Food Court            8,277             2.9%
                                     -------
                  Subtotal            22,921             8.2%
                  Total SF           280,579
================================================================================

     Since the tenant mix may not be fixed over time, we have elected to use size as the primary criteria for selecting market rent estimates. We, however, recognize that there are some merchandise categories of tenants that usually pay substantially above or below average rates. For this reason, the rent roll chart discussed above isolates the spaces occupied by these tenants and we assume that they will always be occupied by tenants in the same categories. These categories are:

     o    food court

     o    kiosk

     o    theater

     o    anchors

     o    jewelry

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The following chart summarizes the median total rent for tenants in U.S. regional shopping centers from the database published in the 1995 Edition of Dollar & Cents of Shopping Centers.

================================================================================
   Median Size (SF)       Median Total Rent/SF         Merchandise Category
--------------------------------------------------------------------------------
     < 1,000 SF
--------------------------------------------------------------------------------
         828                     $21.50                   Specialty Food
--------------------------------------------------------------------------------
         537                     $50.00                        Hosiery
--------------------------------------------------------------------------------
         832                     $32.20                  Costume Jewelry
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   1,001 -1,500 SF
--------------------------------------------------------------------------------
        1,207                    $18.34                    Delicatessen
--------------------------------------------------------------------------------
        1,462                    $19.79                    Health Food
--------------------------------------------------------------------------------
        1,097                    $35.00                     Bath Shop
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   1,501-2,000 SF
--------------------------------------------------------------------------------
        1,737                    $35.00                   Uniform Shop
--------------------------------------------------------------------------------
        1,900                    $21.37                      Furniture
--------------------------------------------------------------------------------
        1,590                    $25.00                 Computer/Software
--------------------------------------------------------------------------------
        1,722                    $14.09                        Hobby
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   2,001-2,500 SF
--------------------------------------------------------------------------------
        2,184                    $20.00                 Athletic Footwear
--------------------------------------------------------------------------------
        2,385                    $26.41                 China & Glassware
--------------------------------------------------------------------------------
        2,375                    $15.00                Radio, Video, Stereo
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   2,501-3,000 SF
--------------------------------------------------------------------------------
        2,838                    $20.00                 Women's Specialty
--------------------------------------------------------------------------------
        3,000                    $15.05                   Family Shoes
--------------------------------------------------------------------------------
        2,808                    $18.57                        Arcade
--------------------------------------------------------------------------------
        2,759                    $20.00                  Records & Tapes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   3,001-4,000 SF
--------------------------------------------------------------------------------
        3,996                    $9.67                     Variety Store
--------------------------------------------------------------------------------
        3,625                    $14.54            Restaurant w/o Liquor Sales
--------------------------------------------------------------------------------
        3,386                    $20.63                   Unisex/Jeans
--------------------------------------------------------------------------------
        3,891                    $15.00              Women's Ready to Wear
--------------------------------------------------------------------------------
        3,443                    $16.00                        Toys
--------------------------------------------------------------------------------
        3,835                    $$8.50                    Fabric Store
--------------------------------------------------------------------------------
        3,169                    $17.00                        Books
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   4,001-5,000 SF
--------------------------------------------------------------------------------
        4,836                    $11.38                   Sporting Goods
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   5,001 -1 0,000 SF
--------------------------------------------------------------------------------
        6,410                    $10.22                        Drugs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    > 10,000 SF
--------------------------------------------------------------------------------
        10,857                   $7.33                       Cafeteria
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The following chart shows the average rental rate for tenants in the four merchandise categories that are identified above as reported in the 1995 Edition of Dollars & Cents of Shopping Centers.

================================================================================
             Median Rental Rates of Selected Merchandise Categories
                                Regional Centers
            Source: Dollars & Cents of Shopping Centers-1995 Edition
================================================================================
          Category                                          Average Rate

       Food Court                                             $15-$50
       Jewelry                                                $45.63
       Kiosk                                                 $72-$125
       Theatre                                                 $6.85
       Anchor                                                  $2.61
================================================================================

     We used all of the above in estimating current market rent for the tenant spaces that exist at this mall today. The following chart summarizes our market rent estimates by size or merchandise category for the non-anchor tenants.

================================================================================
                          Market Rent Estimate Summary
                              For Non-Anchor Spaces

                                                 Market Rent
                   Size SF) Range                  Estimate

                 Under 750                          $30.00
                 751-1,200                          $25.00
                 1,201-2,000                        $20.00
                 2,001-3,500                        $15.00
                 3,501-5,000                        $15.00
                 5,001-10,000                       $13.00
                 Over 10,000                        $10.00

                 Kiosk @ 80+ sf                    $100.00
                 Kiosk < 80 sf                     $250.00
                 Jewelry                            $57.00
                 Temporary Tenants                  $15.00
                 Storage Spaces                      $6.00
                 Food Court > 1,000 sf              $40.00
                 Food Court < 1,000 sf              $60.00
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Vacant Space

     Approximately 53,774 square feet of mall shop/storage space is vacant and available. This is equivalent to about 19.2 percent of existing shop/storage space. Two spaces totaling about 3,294 of the above is first generation space that was added as part of the 1987 mall expansion and has never leased. We see nothing to suggest that this first generation space will lease in the foreseeable future.

     The previous historical occupancy chart shows that shop/storage space occupancy has ranged from about 72 to 81.0 percent at selected times since December, 1992. This, in our opinion, represents stabilized shop occupancy for this property. For our analysis, we have assumed that the existing vacant spaces will always be vacant as a global, static vacancy instead of downtime between leases. We realize that this is not what will actually happen but it yields approximately the same result about 79.0 percent average shop occupancy.

Temporary Tenants

     Twenty-eight spaces are currently occupied by tenants on short term (month to month to 2 year) leases. These spaces contain about 25,851 SF which represents about 9% of existing shop GLA. The data we reviewed and our discussions with management suggest that this is typical for this property but we find it to by atypical based on the other southeastern malls that we have recently appraised, especially those in the Atlanta area. We believe this is a product of the weak occupancy at this property which has forced management to consider an above average number of weaker non-national chain affiliated tenants. We assumed that spaces now occupied by temporary tenants will continue to be throughout the analysis period.

Near-Term Lease Expirations

     The Pro-Ject+ software shows that during the first two years of the holding period, leases on about 58,986 square feet of shop space will expire. This represents about 21.0 percent of total shop GLA. It is reasonable to assume that some of these tenants may not renew or will renew on only a short-term lease. Either scenario presents ownership with some degree of risk to the security of the income stream.

Sales Volumes

     A chart, in the Addenda, shows the recent historical sales volumes produced by this property. It shows that shop sales have exhibited a declining trend over the last few years and were about $208/SF in 1995.

Occupancy Cost As a Percent of Sales of In Line Shops

     We have found that tenants usually are keenly aware of their occupancy costs particularly as they related to projected sales volume. They often back into a target rental rate based on the projected sales at a particular store. Occupancy cost includes rent (base as well as percentage rent) and expense reimbursement charges such as CAM and real estate taxes and HVAC reimbursements. There are other charges that, arguably, could be considered occupancy costs such as: tenant promotion, salaries, business taxes, etc. We do not include these in our analysis because we have found no industry standard including these costs in

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

occupancy costs. Further, ownership usually does not have direct control over these costs so a tenant can not use them for comparative purposes.

     Our research and experience shows that the typical range for occupancy generally falls in the 12 percent to 15 percent range. Most tenants will resist total occupancy costs that exceed 15 percent of sales, however, ratios of upwards to 20 percent are not uncommon. Obviously this will vary considerably but, on average, these ratios are realistic. However, in higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. This is because, if the volume of sales is high the profit margin can be lower.

     The Tenant Revenue Report in the Pro-Ject+ software shows that occupancy cost as a percentage of estimated sales will be within the above range for most tenants. This gives a comfort level in our estimates of future market rent and sales volume for the tenants. In instances where it was apparent that current sales/occupancy cost ratio was well above the acceptable range, we assumed that the existing tenant would not extend at the expiration of the existing term.

     The following chart summarizes the median total rent as a percentage of sales for various merchandise categories as shown in Dollars & Cents of Shopping Centers (1995).

================================================================================
                     Range of Total Changes to Sales-Volume
                  Dollars & Centers of Shopping Centers (1995)
                         U.S. Regional Shopping Centers
================================================================================
                            Median     Median    Median Total     Median Total
Retail Category            Sales/SF   Sales/SF  Charges/As A %   Charges As A %
                                                  Of Sales(1)     of Sales (1)
================================================================================
Clothing and Accessories     $175       $374         10.99          16.62%
Shoes                        $174       $322         9.56%          16.31%
Fast Food                    $228       $547          9.9%          19.4%
Jewelry                      $525       $525         9.53%           9.53%
Radios, Video, Stereo        $274       $274          8.9%           8.9%
--------------------------------------------------------------------------------
(1)  Includes: base rent, percentage rent and all reimbursable charges.
================================================================================

Known Move-ins/Move-outs

     We were told by Robert Bramblett, the leasing agent, that there are only three known move-outs that should be considered in our analysis. They are listed in the cash flow assumptions that are presented later in the report. There were not known move-ins.

Market Rent Growth Rate

     We assume market rental rates will increase 0 percent in 1996, two percent in 1997, and three percent per year in 1998 and thereafter. We believe the above pattern is reasonable based on our knowledge of this property and a review of the investor survey responses. The survey shows anticipated growth in market rent that ranges from about 0 to 4.0 percent with an average range of 2.8 to 3.9 percent. Our average market rent growth rate over 10 years falls below the mean range. We considered the following in arriving at our conclusion:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

o Less than 80.0 percent of the shop space is currently occupied and recent historical occupancy has been weak.

o    Sales volume of shops has declined in recent years.

     The above suggest that there will be little demand pressure on market rent for the foreseeable future so we selected slow growth rates.

Percentage Rent

     We have found that most shop leases at Shannon Southpark have overage clauses. This is typical for regional malls and this market. Percentage clauses generally range from 3-10% but predominately fall into the 5-6% range. At Shannon Southpark, recent percentage rent collections have been

          o    1993 @ $317,171

          o    1994 @ $234,766

          o    1995 @ $324,512

     Management forecasts percentage rent for 1996 to be about $199,500. Our first fiscal year (June, 1996-May, 1997) estimate of percentage rent is substantially higher at about $489,000. The difference is due to differing assumptions. Management's forecast does not include a number of tenants that are now paying percentage rent in lieu of base rent in its analysis. They are in our future estimates. On the other hand, our estimate of base rent are substantially less than management's budget for the same reason.

Miscellaneous Income and Other Revenue Sources

     Most malls have a merchant's association/promotion fund that is contributed to by the merchants. Then the mail owner makes a contribution in cash or services that is usually equal to about 25% of the aggregate contributions from the tenants. This is the case at this property. Management tells us that this fund is operated separately from the mall operation and is neither a profit center or a liability for the ownership. Historically, the fund has spent what is collected so it is "neutral" to the operation of the mall. Therefore, we have left the revenue from the fund out of our analysis and only included the owner's contribution as an expense. It will be discussed in more detail in a latter section of this report.

     This property has historically produced a small amount of miscellaneous income. Based on its history, we assumed about $2,000 was appropriate for 1996.

Recovery of Operating Expenses

     CAM and Real Estate Taxes

     Most tenants at Shannon Southpark pay recovery of CAM (including insurance), real estate taxes, central plant (HVAC) and tenant utilities. The calculation of expenses that are subject to reimbursement is a negotiable item and has changed over time so the structure varies from lease to lease. This is an older property that has many older leases and has been managed by several different management companies through the years. Consequently, there

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

are numerous different structures of recovery clauses in existing leases. There is no way to accurately model the multitude of recovery variations in the existing leases in the Pro-Ject+ software so we have tried to approximate the recoveries as closely as possible. We started with the 1995 recovery/square foot for each tenant and assumed future contributions based on 3.5 percent per year growth until lease expiration. Urban Retail Properties has a recovery structure that is typical of the industry and it has tried to use this structure in all recent leases. However, as stated, recovery provisions are a negotiable item in lease discussion. Urban Retail Properties' standard structure is assumed to be used in all future leases. To summarize its provisions for shop tenants:

     o    Pro rata share of real estate taxes less contributions from kiosks.

     o Pro rata share of CAM plus a 15% administrative fee less contributions from anchor and kiosk tenants.

     o The denominator used by management for calculation of the tenant's pro rata share is occupied shop area.

     Most food court tenants also pay reimbursement of food court CAM expenses based on their pro rata share. The pro rata share is based on food court area as the denominator. The exceptions to this formula have fixed food court contributions.

Central Plant (HVAC)

     Electricity used for common spaces is paid by the landlord and billed back to tenants based pro rata share and other different formulas. We have estimated aggregate expense and recovery based on historical data for this property. Recovery of this and tenant utilities is shown in aggregate in our model.

     Utilities

     At Shannon Southpark, electricity for tenant spaces is purchased in bulk from the power company and reimbursed by tenants based on individual meters. This method has resulted in a small profit in recent years and management expects another small profit in 1996. Utilities reimbursements have been fairly consistent over the last few years but depends on occupancy. Utilities/HVAC reimbursement were $965,200+/- in 1995 and management expects about $915,000 in 1996. Based on historical trends, we estimated a reimbursement of about $950,000 in 1996.

Vacancy and Collection Loss

     Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     In an earlier section, we discussed historical occupancy and the rationale for the method of reflecting vacancy the we selected. To summarize, we assumed that all spaces that are currently vacant and non-revenue producing will continue to be.

     Collection loss is estimated at 1.5 percent of gross rental income. We believe that this figure is appropriate based on our experience with other properties, and the tenant mix/historical occupancy at Shannon Southpark.

Operating Expenses

     We estimated the property's annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar centers with which we are familiar. We analyzed each item of expense and estimated amounts a typical informed investor would consider normal. We also examined industry norms as reported in the Urban Land Institute's publication, Dollars & Cents of Shopping Centers.

     A three-year operating history for the property, a 1996 budget, and our operating expense estimate for the property are presented in the table on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 Operating Income and Expense Analysis-Shannon Southpark Mall
                                           ======================================================================
                                                     1993                      1994                 1995
                                           ======================================================================
                                              Total         Per SF     Total         Per SF     Total   Per SF
                                           ======================================================================
Income
        Base Rent(2)                       $3,809,975       $13.58  $3,850,250       $13.72  $4,073,729  $14.51
        Percentage Rent                      $317,171        $1.13    $234,766        $0.84    $324,512   $1.16
        Expense Recoveries:
          Common Area Maint.               $1,506,954        $5.37  $1,434,629        $5.11  $1,381,529   $4.92
          Food Court CAM                     $104,678        $0.37     $95,808        $0.34     $85,481   $0.30
          Real Estate Taxes                  $278,190        $0.99    $337,984        $1.20    $318,951   $1.14
          Tenant Utilities/HVAC              $997,314        $3.55    $929,645        $3.31    $965,225   $3.44
          Credit Loss                              $0        $0.00          $0                       $0   $0.00
        Other Income                          $16,512        $0.06      $4,954        $0.02      $1,024   $0.00
                                          -----------------------------------------------------------------------
Effective Gross Income                     $7,030,794       $25.05  $6,888,036       $24.54  $7,150,451  $25.48

Recoverable Expenses
        Common Area Maintenance            $1,313,830        $4.68  $1,282,116        $4.57  $1,458,828   $5.20
        Central Plant (HVAC)                 $199,992        $0.71    $202,358        $0.72    $191,809   $0.68
        Food Court CAM                        $95,035        $0.34     $98,712        $0.35     $96,219   $0.34
        Operating (Tenant)(3)                $734,835        $2.62    $694,185        $2.47    $707,809   $2.52
        Real Estate Taxes                    $384,200        $1.37    $327,883        $1.17    $403,006   $1.44
        Miscellaneous                          $3,643        $0.01      $2,877        $0.01      $1,920   $0.01
                                          ----------------------------------------------------------------------
                                  Total    $2,731,535        $9.73  $2,603,131        $9.29  $2,859,591  $10.19
Non-Recoverable Expenses
        Administrative(4)                    $245,384        $0.87    $244,695        $0.87    $243,677  $0.87
        Management                           $162,020        $0.58    $164,464        $0.59    $173,838  $0.62
                                          ----------------------------------------------------------------------
                                  Total      $407,404        $1.45    $409,159        $1.46    $417,515  $1.49

Total Operating Expenses                   $3,138,939       $11.18  $3,017,290       $10.75  $3,277,106  $11.68

Net Operating Income                       $3,891,855       $13.87  $3,870,746       $13.79  $3,873,345  $13.80

Operating Expense Ratio                         44.6%                    43.8%                    45.8%



                                           Operating Income and Expense Analysis-Shannon Southpark Mall
                                           =============================================================
                                                   Owners Budget              C&W 1996 Estimate
                                           =============================================================
                                              Total             Per SF      Total          Per SF
                                           =============================================================
Income
        Base Rent (2)                       $4,187,745           $14.92   $3,700,000       $13.18
        Percentage Rent                       $199,455            $0.71     $521,000        $1.86
        Expense Recoveries:
          Common Area Maint.                $1,383,904            $4.93   $1,550,000        $5.52
          Food Court CAM                       $95,658            $0.34     $100,000        $0.36
          Real Estate Taxes                   $255,683            $0.91     $300,000        $1.07
          Tenant Utilities/HVAC               $914,896            $3.26     $950,000        $3.38
          Credit Loss                               $0            $0.00     ($90,000)      ($0.32)
        Other Income                                $0            $0.00       $3,000        $0.01
                                            -----------------------------------------------------
Effective Gross Income                      $7,037,341           $25.07   $7,034,000       $25.06

Recoverable Expenses
        Common Area Maintenance             $1,437,922            $5.12   $1,510.000        $5.38
        Central Plant (HVAC)                  $196,899            $0.70     $200,000        $0.71
        Food Court CAM                         $98,432            $0.35      $98,000        $0.35
        Operating (Tenant) (3)                $667,222            $2.38     $700,000        $2.49
        Real Estate Taxes                     $344,954            $1.23     $380,000        $1.35
        Miscellaneous                               $0            $0.00       $2,000        $0.01
                                  Total     $2,745,429            $9.78   $2,890,000       $10.30
                                            -----------------------------------------------------
Non-Recoverable Expenses
        Administrative (4)                    $227,989            $0.81     $250,000        $0.89
        Management                            $173,838            $0.62     $145,000        $0.52
                                            -----------------------------------------------------
                                  Total       $401,827            $1.43     $395.000        $1.41

Total Operating Expenses                    $3,147,256           $11.21   $3,285,000       $11.70

Net Operating Income                        $3,890,085           $13.86   $3,749,000       $13.36

Operating Expense Ratio
                                                 44.7%                         46.7%

--------------------------------------------------------------------------------
1.$/SF is based on GLA owned of 280,659 sf.
2.Includes income from temporary tenants.
3.Utilities and other charges for tenant spaces that are charged back to tenants.
4.Excludes management fee but includes owner's portion of promotion fund dues.
--------------------------------------------------------------------------------

                                                                       CUSHMAN &
                                                                       WAKEFIELD
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Recoverable Operating Expenses

     We analyzed each item of expense individually and estimated a level of expense we believe a typical investor in a property like this would consider reasonable. We made our estimates on a calendar year basis. The cash flow model, presented later, is on a fiscal year basis starting in June 1996.

     Common Area Maintenance

     This expense category includes the annual cost of building maintenance contracts, casual labor and benefits, security, landscaping, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, equipment rental, and other miscellaneous charges. The previous chart shows historical performance. In 1995, this cost was approximately $1,458,800 or about $5.20 per square foot of owned GLA.

     Based on comparable data, the subject's recent history, and the budget, we estimated CAM expenses of $1,510,000 in 1996 which is about 3.5 percent above the 1995 cost.

     Central Plant (HVAC)

     This is the cost to supply electricity to the common areas of the mail. In some malls, this cost is included as part of CAM expense. It is listed separately here, however. This cost has been about $200,000/year since 1992 and the budget forecasts a similar expense for 1996. We have assumed a 1996 expense of $200,000.

     Real Estate Taxes

     We estimated taxes to be incurred in 1996 at $380,000 which we expect to increase by 3.5 percent per annum over the investment holding period. (For a more complete discussion of this issue, see the section on Real Estate Taxes and Assessments.)

     Food Court CAM

     This expense was about $96,200 in 1995 and is budgeted at about $98,400 in 1996. This is equivalent to about $12.76 per SF of food court area which is reasonable based on our experience with other southeastern malls.

     Based on the historical data, we estimated this expense at about $98,000 in 1996.

     Utilities

     The cost/reimbursement relationship of electricity for tenant spaces was discussed earlier. This expense has been about $700,000 for the last three years and management forecasts this cost will decline to about $667,200 in 1996. Based on the historical data and the budget, we estimate the 1996 expense at about $700,000.

     Miscellaneous

     This expense covers various tenant reimbursable expenses. This cost has fluctuated over the last few years. In 1995 it was about $1,920 and management forecasts $0 for 1996.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

We reviewed the history of this expense category and estimated about $2,000 for 1996 to be conservative.

Non-Recoverable Operating Expenses

     In every center there are a number of expenses that are not typically charged to tenants. The total annual non-recoverable expenses in this center are estimated from property-specific history, as well as accepted industry norms. Again, we have analyzed each item of expense to ascertain what the typical investor in a property like this would consider reasonable, based upon actual operations.

     We present on the following pages a discussion of non-recoverable expenses to be incurred in the operation of the property in the initial year of the forecast. As with recoverable expenses, we estimated calendar year expenses and will make a fiscal year estimate of future years' expenses using the Pro-Ject+ software.

     Administrative

     This expense category includes salaries, travel and entertainment, and dues, office costs and subscriptions. We also made a provision for professional services including legal and accounting fees and other professional consulting services. A major component of this category of expense is the owner's contribution to the marketing fund for the mall. Unfortunately, the data available to us did not isolate this item for comparison or separate listing. The administrative expenses for 1995 were about $244,000 and management forecasts only $228,000+/- for 1996. We reviewed the historical data and have estimated an expense of about $250,000 equal to $0.89 per square foot of owned GLA in 1996.

     Management

     We were told that the annual cost of managing the subject property is currently about 4 percent of minimum and percentage rent. We forecast about 3.5% in the future. Our estimate is representative of a typical management agreement with a qualified firm and the amount is considered typical for a retail center of this size. Our investigation into the market for this property type indicates an overall range of fees of 3.0 to 4.0 percent. In addition, ownership would be expected to continue to pay leasing commissions as it has in the past.

Expense Comparisons

     The market comparisons below should offer a guide to proper levels of expenses and expense ratios. It shows that there is a direct relationship between age of the mall and the operating expense ratio. Unfortunately, Shannon Southpark has low occupancy and rental rates. Both factors contribute to an above average operating expense ratio.

     The following chart summarizes operating results from the centers in the database of the Urban Land Institute as published in the 1995 edition of Dollars and Cents of Shopping Centers.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------



====================================================================================================================================
                                         Average Operating Results of U.S. Regional Centers

                                      Source: Dollar & Cents of Shopping Centers - 1995 Edition
====================================================================================================================================

                                         All Centers                     Southern Centers                  4-6 Year Old Centers
----------------------------------------------------------------    -----------------------------      ----------------------------
  Property Profile            Low         High        Avg.             Low      High        Avg.         Low      High        Avg.
 --------------------------
of Centers in Sample:         83                                        25                                 6
Average GLA:                389,212       810,761      582,893        411,204   710,202    566,136        n/a      n/a      478,576


Average Sales/SF:
 Mail Shops:                 $126         $285         $176            $130       $195       $156         n/a      n/a      $253
 Department Stores:          $97          $261         $156            $107       $204       $150         n/a      n/a      n/a


 --------------------------
 Revenue
 --------------------------
Total Rent:                  $6.97        $23.65       $12.97          $6.93      $17.10     $11.14       n/a      n/a      $23.27
Reimbursements:
 CAM:                        $0.55        $7.28        $3.34           $0.36      $4.92      $2.72        n/a      n/a      $7.09
 Taxes:                      $0.23        $2.69        $1.13           $0.21      $1.65      $0.88        n/a      n/a      $2.75
 Insurance:                  $0.00        $0.28        $0.09           $0.02      $0.31      $0.13        n/a      n/a      n/a
 Miscellaneous:              $0.08        $5.93        $1.97           $0.02      $3.00      $1.57        n/a      n/a      $2.57
Miscellaneous Income:        $0.06        $3.33        $0.80           $0.03      $1.88      $0.59        n/a      n/a      $1.03
Total Revenue: (2)           $9.88        $34.40       $19.86          $9.99      $27.21     $16.99       n/a      n/a      $35.89

 --------------------------
 Expenses
 --------------------------
CAM                          $0.76        $5.04        $2.69           $0.78      $4.62      $2.38        n/a      n/a      $4.09
Repairs & Maintenance (3)    $0.03        $1.09        $0.33           $0.04      $0.96      $0.35        n/a      n/a      n/a
Advertising & Promotion:     $0.08        $1.79        $0.56           $0.11      $1.52      $0.63        n/a      n/a      $1.10
Real Estate Taxes:           $0.41        $3.36        $1.27           $0.40      $2.33      $1.15        n/a      n/a      $2.50
Insurance:                   $0.10        $0,60        $0.26           $0.10      $0.40      $0.23        nta      n/a      $0.34
General & Administrative:(1) $0.45        $2.17        $0.96           $0.34      $1.65      $0.79        n/a      n/a      $2.07
Management Fees:             $0.22        $0.91        $0.46           $0.18      $0.57      $0.40        n/a      n/a      n/a
Total Operating Expenses:(2) $3.39        $15.84       $7.35           $3.06      $10.02     $6.50        n/a      n/a      $9.16


 --------------------------
 Operating Expense Ratio:    34.3%        46.0%        37.0%           30.6%      36.8%      38.3%        n/a      n/a      25.5%
 --------------------------


 --------------------------
 Recovery as a % of Expense
 --------------------------
CAM                          72.4%        144.4%       124.2%          46.2%      106.5%     114.3%       n/a      n/a      173.3%
Taxes                        56.1%        80.1%        89.0%           52.5%      70.8%      76.5%        n/a      n/a      110.0%
Insurance                    0.0%         46.7%        34.6%           20.0%      77.5%      56.5%        n/a      n/a        n/a







                                     7-9 Year Old Centers              10-19 Year Old Centers            20   Year Old Centers
----------------------------------------------------------------    -----------------------------      ----------------------------
 Property Profile              Low          High         Avg.        Low      High        Avg.         Low         High      Avg.
----------------------------
of Centers in Sample:           6                                    36                                   32
Average GLA:                   n/a           n/a         547,797    426.963   804,240      631,530       377,333   885.090  585,610


Average Sales/SF:
 Mail Shops:                   n/a           n/a         $176       $130       $257        $170          $115      $258       $172
 Department Stores:            n/a           n/a         n/a        $90        $197        $145          $106      $220       $158


 --------------------------
 Revenue
 --------------------------
Total Rent:                    n/a           n/a         $15.08     $8.69      $21.49      $13.29        $4.87     $23.64     $11.09
Reimbursements:
 CAM:                          n/a           n/a         $3.00      $1.53      $6.41       $3.67         $0.40     $6.30      $2.62
 Taxes:                        n/a           n/a         $1.46      $0.35      $2.41       $1.11         $0.14     $2.55      $0.92
 Insurance:                    n/a           n/a         $0.04      $0.00      $0.23       $0.08         $0.01     $0.28      $0.11
 Miscellaneous:                n/a           n/a         n/a        $0.21      $5.35       $2.10         $0.06     $6.39      $2.13
Miscellaneous Income:          n/a           n/a         $0.68      $0.10      $3.63       $0.91         $0.02     $2.96      $0.68
Total Revenue: (2)             n/a           n/a         $21.43     $12.70     $30.40      $20.87        $7.29     $34.26     $16.73

 --------------------------
 Expenses
 --------------------------
CAM                            n/a           n/a         $2.84      $1.07      $5.03       $2.72         $0.74     $4.46      $2.44
Repairs & Maintenance (3)      n/a           n/a         $0.18      $0.03      $1.22       $0.38         $0.03     $0.75      $0.27
Advertising & Promotion:       n/a           n/a         $0.72      $0.15      $1.90       $0.70         $0.06     $1.04      $0.34
Real Estate Taxes:             n/a           n/a         $1.29      $0,45      $3.05       $1.34         $0.29     $2.18      $0.97
Insurance:                     n/a           n/a         $0.29      $0.13      $0.58       $0.28         $0.08     $0.33      $0.22
General & Administrative:(1)   n/a           n/a         $0.80      $0.47      $2.28       $1.05         $0.50     $2.07      $0.85
Management Fees:               n/a           n/a         $0.48      $0.27      $0.86       $0.51         $0.18     $0.60      $0.34
Total Operating Expenses:(2)   n/a           n/a         $6.66      $3.83      $15.88      $7.93         $2.99     $13.20     $6.38


 --------------------------
 Operating Expense Ratio:     n/a           n/a         31.1%      30.2%      52.2%       38.0%         41.0%     38.5%      38.1%
 --------------------------


 --------------------------
 Recovery as a % of Expense
 --------------------------
CAM                            n/a           n/a         105.6%     143.0%     127.4%      134.9%        54.1%     141.3%     107.4%
Taxes                          n/a           n/a         113.2%     77.8%      79.0%       82.8%         48.3%     117.0%     94.8%
Insurance                      n/a           n/a         13.8%      0.0%       39.7%       28.6%         12.5%     84.8%      50.0%

-------------------------------------------------------------------------------

1.   Excluding management fees and leasing commissions.

2.   Because data are averages, detailed dollar amounts may not add to totals.

3. A majority of this expense is believed to be clean-up/fix-up cost for spaces between tenants.

     We have not included this item in our cash flow analysis because this cost is recognized in our finish/fix-up allowance.
-------------------------------------------------------------------------------


================================================================================



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Summary of Operating Expenses

     Total operating expense estimates for 1996 are summarized as:

================================================================================
                     Operating Expense Estimate Summary-1996
================================================================================
     Recoverable Expenses                           $          $/SF(1)
         Common Area Maintenance               $1,510,000       $5.38
         Central Plant (HVAC)                    $200,000       $0.71
         Food Court CAM                           $98,000       $0.35
         Utilities                               $700,000       $2.49
         Real Estate Taxes                       $380,000       $1.35
         Miscellaneous                             $2,000       $0.01
                                               ----------
                 Total                         $2,890,000      $10.30
     Non-Recoverable Expenses
         Administrative                          $250,000       $0.89
         Management                              $145,000       $0.52
                 Total                           $395,000       $1.41
                                               ----------
     Total Operating Expenses                  $3,285,000

     1.   Based on owned GLA of 280,659 sf.
================================================================================

Non-Operating Expenses

     Alterations/Tenant Finish Allowances

     The principal component of this expense is the estimated cost to prepare a vacant space for tenant use. Recently, some but not all second generation tenants at Shannon Southpark have received a construction allowance for alterations. Many of the recent leases that did not involve a retrofit allowance were to temporary tenants who pay a below average rental rate and do not expect a retrofit allowance at the negotiated rate. The mall's leasing agent told us that a retrofit allowance is often paid by the landlord where non-temporary leases are involved. The allowance ranges depending on the tenant, condition of the space and the rate negotiated. In these leases, the allowance has recently ranged from about $1 to $15/SF. The higher allowances usually go to new tenants while renewing tenants usually get little or no allowance.

     Most existing space in the center is second generation or previously occupied. The exceptions are listed in the Cash Flow Assumptions later in the report. Second generation spaces are generally leased as a "plain vanilla box". This includes the walls, ceiling, and slab floor left by the previous tenant. The incoming tenant can then use the existing finish or alter the space to their specifications. We have estimated these expenses based on our experience with other properties and discussions with the leasing agent for Shannon Southpark.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     We believe the need to provide tenant finish allowance may continue and we have recognized this cost in our analysis. In our analysis, we allowed for a retrofit allowance of $10 per square foot for new tenants coming into the mall and $2 per square foot for renewal tenants

     Leasing Commissions

     The property owner has historically paid a leasing commission for both a new lease as well as a renewal. Leasing commissions for new leases are calculated as $3.50/SF, cashed out. The schedule for renewal leases is $1.50/SF. We discussed commissions with other agents and management companies and found several different structures. The one used at Shannon Southpark is one of the prevalent methods found in the market and this has been utilized in our analysis.

     Reserves for Replacement

     This category of expense includes funds for the periodic repair and replacement of short-lived real property components such as HVAC systems and parking lot paving. While investors may not actually set these funds aside in a separate account, they do include this provision in the operating expense statement for analytical purposes. Based on our discussions with shopping center owners and our analysis of other centers, we have estimated reserves at $0.20 per square foot of owned GLA

     Additional Capital Reserves

     Most regional malls require a cosmetic retrofit of the common area every 7-15 years to remain competitive in its market. The more upscale properties that are dominant in their market will require this upgrade more frequently than the older less dominant properties like the subject. The last common area renovation at Shannon Southpark was in conjunction with the 1986 expansion. The common area is still attractive and serviceable. We have made the assumption that the common area may not need to be renovated until 2001. We allowed about $56,400 per year. We arrived at this figure using the following assumptions:

     o The cost to renovate common areas today ranges from $8-15/SF of common area. We have assumed that this cost for Shannon Southpark would be about $10/SF today.

     o This cost will grow to about $11.88/SF by 2001 at a 3.5% compound annual rate.

     o The common area is about 34,000 SF which indicates a future cost of about $403,900 in 2001.

     o The annual cost to amortize this expenditure over 12 years between renovations at a 9% rate is about $56,400 per year.

Expense Growth Rate

     In our discounted cash flow analysis to follow, we have estimated that expenses will grow at the rate of 3.5 percent per year during the investment holding period. This is supported by the responses in our latest Investor Survey.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Income and Expense Summary

     Here we present our estimate of stabilized income and expenses.

================================================================================
                   First Year Estimates for Shannon Southpark
================================================================================
  Income                                                  $            $/SF
         Base Rent                                   $3,826,346       $13.63
         Percentage Rent                               $488,955        $1.74
         Expense Recoveries                          $2,057,087        $7.33
         Tenant Utilities                              $963,854        $3.43
         Other Income                                    $3,025        $0.01
                                                     ----------
  Potential Gross Income                             $7,339,267       $26.15
  Allowance for Credit Loss                            ($94,247)      ($0.34)
                                                     ----------
  Effective Gross Income                             $7,245,020       $25.81

  Less: Recoverable Expenses
        Common Area Maintenance                      $1,532,021        $5.46
        Central Plant HVAC                             $202,917        $0.72
        Utilities                                      $710,208        $2.53
        Food Court CAM                                  $99,429        $0.35
        Miscellaneous                                    $2,029        $0.01
        Real Estate Taxes                              $385,542        $1.37
                                                     ----------
  Total Recoverable                                  $2,932,146       $10.45

  Less: Non-Recoverable Expenses
         Administrative                                $253,646        $0.90
         Management                                    $151,035        $0.54
                                                     ----------
  Total Non-Recoverable                                $404,681        $1.44

                                                     ----------
  Total Operating Expenses                           $3,336,827       $11.89
                                                     ==========
  NET OPERATING INCOME                               $3,908,193       $13.93

  Operating Expense Ratio                                      46.1%
================================================================================

Operating Expense Ratio

     The Operating Results chart, on a previous page, summarizes the average operating expense ratio based on published data from the database in Dollars & Cents of Shopping Centers. All properties are considered mature and stabilized. There are many factors that affect this ratio. Some of them are: age of the improvements, occupancy, percentage of total GLA area owned, and level of expenses and income.

     In 1995, the subject had a ratio of 45.8 percent which is above the range indicated by the ULI database. This is because Shannon Southpark is an older property which has low

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

occupancy and revenue/SF. Both of these factors raise the operating expense ratio. Our first stabilized estimates for this property produce a ratio of 46.1 percent which is similar to the 1995 actual performance.

Direct Capitalization

     In the direct capitalization method, we estimated market value by dividing stabilized net operating income by an overall rate derived from our analyses of market sales and computed by dividing the net operating income from a sold property by its sale price. The overall capitalization rates derived from the improved property sales are shown below.

================================================================================
                         Summary of Capitalization Rates
================================================================================
                  Sale                             Capitalization
                   No.                                  Rate
================================================================================
                 SM96-1                                 9.99%
                 SM95-7                                 11.1%
                 SM95-5                                 10.0%
                 SM94-1                                 10.3%

                   Terminal Capitalization Rate Selected 11.0%
================================================================================

     The rates above are from the secondary mall transactions that were presented in the Sales Comparison Approach. The transactions listed above were selected because the properties involved are considered to be most similar to Shannon Southpark. These transactions exhibit a range of overall capitalization rates of 9.99% to 11.1 %. We selected 11.0 percent as appropriate to apply to the first year net operating income for Shannon Southpark Mall. We considered:

o The lack of reciprocal operating agreements with anchors and the fact that none report sales.

o    Decline in shop sales volume over the last three years.

o    Weak historical shop occupancy in recent years.

o    Property's weak location relative to other Atlanta area malls.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

================================================================================
                              Direct Capitalization
================================================================================
         Net Operating Income                                 $3,908,193
         Divided by Overall Capitalization Rate                      .11

         Indicated Value                                     $35,529,027

         Estimated Market Value                              $35,500,000
         Rounded to:                                           (Rounded)
================================================================================

Discounted Cash Flow Analysis

     We used the Pro-Ject+ software program to model future income and expense and our discounted cash flow forecast is presented later in this section. The major assumptions used in creating the estimate are as follows:

1. We modeled a 10-year holding period with the net income estimate for the eleventh year used to calculate market value at reversion.

2. The income estimate has as its basis the terms of actual leases in effect. In addition, estimated market rent is assigned to spaces now vacant and to spaces now occupied as they become available in the future at the time existing leases expire.

3. We grew the current estimate of market rent at the rate of 0 percent per annum for 1996, 2.0% in 1997 and 3.0 percent per year over the remainder of the holding period.

4. We estimate the current expenses will grow at a rate of 3.5 percent per annum over the holding period.

5. We estimate existing and future tenants will renew their leases 70.0 percent of the time rather than vacate. This "probability of renewal" affects the calculation of future vacancy resulting from downtime between leases, tenant improvement allowances and leasing commissions.

6. Leasing commissions for new tenants are calculated as $3.50 per square foot paid at the time the tenant moves in. Commissions on renewals are $1.50 per square foot paid over the term and paid in cash at the time the leases begins.

7.   Base Rent and Sales Volume Re-establishment Assumptions, Future Leases.

     A. At the expiration of all non-anchor leases, market rent will be the greater of market rent or the last effective (base + percent) rate paid by the tenant. This assumes that if a tenant is already paying an effective rate that is greater than market, they will stay in the space.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     b. At the expiration of the primary lease term, if the new base rate is market rent, then the sales volume will be reestablished so that sales equal 90.0 percent of the breakpoint. On seven-year leases, we assume that the breakpoint will be reached at the end of the seventh year. The tenant will begin paying overage in the seventh year of the lease. However, if the new base rate is the previous effective rate, the sales volume from the previous tenant will continue to grow.

     o If the sales volume is reestablished (meaning a new tenant) then overage percentage is reset to 6.0 percent.

     o The percentage rent clause of existing tenants will carry through to future lease terms. Leases on spaces now vacant and available will have a 6.0 percent clause.

10.  Tenant Allowance/Fix-up Cost for Second Generation Space is:

     a.   $10.00/SF for new tenants

     b.   $2.00/SF for renewal tenants

11. Reserves for Replacement Allowance: $0.20 per square foot per year over the analysis period.

12.  Vacancy and Collection Loss:

     o    Collection loss is 1.5 percent of non-anchor revenue only.

     o Global vacancy was utilized and based on allowing all space that is currently vacant to remain vacant over the analysis term.

13. Sales volume estimates for 1996 will be 0.0 percent higher than 1995. Sales volumes will grow at 1.0 percent in 1996 and 2.0 percent/year thereafter.

14. The space now occupied by management/leasing, will continue to be used for the same throughout the analysis period. This tenant will pay no rent or recoveries on this space, but a retrofit allowance.

15.  The four anchors will remain in place without operating agreements.

16.  The following tenants are known move-outs at the end of their leases:

     o    Afterthoughts

     o Susie's -- This tenant's lease extends through January 2001, but the space is vacant and rent is being paid. We have assumed the space will be re-leased as of 06/97 to a new tenant.

     o    Everything's a Dollar

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     These spaces will re-lease after one year downtime at market rates of term,
     6.0 percent average clause and sales equal to about 90.0 percent of their natural break-points.

     17. The following spaces are first generation and are assumed to never lease. Other vacant shop and storage spaces will lease-up over three years.

          o    #8105 with 2,516 square feet

          o    #8002 with 778 square feet

18. Spaces now occupied by temporary or storage tenants will continue to have similar occupants. They will pay a lower market rate than longer term leases. The landlord will pay no tenant finish or leasing commissions for these leases which will have 2-year terms.

19. Future shop leases (excluding temporary or storage spaces) will have eight year future lease terms.

20. When spaces that are vacant are leased, they will not have percent rent clauses in their lease.

21. Month-to-month tenants will extend their stay through 12/96 at the same rate and terms.

22. Retrofit allowance for new food court tenants is $40.00 per square foot in 1996 and will grow at the expense growth rate.

23.  Vacant cart/Kiosk spaces will always be vacant.

24. Percentage rent tenants with no sales history are assumed to have first year sales of $200 per square foot.

25. Ten spaces (excluding ACOG spaces) are now occupied by tenants paying percent rent in lieu of base rent. At the expiration of base leases, we assume that these spaces will continue to be occupied by similar tenants who will have similar base rent provisions, but standard recovery clauses. We have assumed sales from existing tenants will grow at the sales growth rate.

26. The two spaces now occupied by ACOG will be re-leased at percentage rent only, but at more typical sales levels for a Kiosk of about $1,000 per square foot in 1996 with an 8.0 percent clause.

     The net cash flows and the net reversion were discounted to net present value using a discount rate of 12.0, the derivation of which is discussed below.

Summary and Conclusion

     We believe that the top performing 15 to 20 regional malls in the country are "trophy" properties. The lowest investment rates reflected on the previous chart would be appropriate

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

for these properties. On the other hand, rates at the upper end of the range would be used for secondary properties. They include malls that have one or more of the following characteristics.

     o    Less than 500,000 square feet;

     o    Non-dominant in its market;

     o    Three or less well known, stable anchors on long term commitments;

     o    Older and without recent renovation;

     o    Poor location relative to regional access;

     o    Small trade area with weak demographics; and

     o    Poor performance relative to shop sales volumes

     In our opinion, the subject falls into the broad class of properties that are considered a secondary property.

     Investors have shown a shift in preference to initial return, many now place less emphasis on the DCF. Understandably, this thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace. Generally, we are inclined to group and characterize regional malls by their overall investment appeal which incorporates a plethora of factors not the least of which is stability of income. On the basis of current income, we find that the following capitalization rates can be tiered to reflect reasonable ranges of investment appeal.

--------------------------------------------------------------------------------
Cap Rate Range      Category
--------------------------------------------------------------------------------
7.0% to 8.0%        Top 15-20 malls in the country
--------------------------------------------------------------------------------
8.0% to 9.5%        Dominant Class A investment grade property, excellent
                    demographics (top 50 markets) and considered to present a
                    significant barrier to entry to prospective competition
--------------------------------------------------------------------------------
9.5% to 11.0%       Somewhat broad characterization of investment quality
                    properties ranging from primary MSA's to second tier cities.
                    Properties at the higher end of the scale are probably
                    somewhat vulnerable to new competition in their market
--------------------------------------------------------------------------------
11.0% to 14.0%      Remaining product which has limited appeal or significant
                    risk which will attract only a smaller, select group of
                    investors
--------------------------------------------------------------------------------

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. The subject in not dominant, has a history of above average vacancy, and below average market rates. Further, it has four anchors without operating agreements. On the positive side, its existing anchors are well known and target the middle sector of the market in this trade area. However, they do not

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

target the more affluent portion of the market. This portion of the market shops at the more distant but upscale competition. In the final analysis, this mall appears to create a barrier to entry to other malls but not a very strong one.

Terminal Capitalization Rate Selection

     A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income before making deductions for leasing commissions or tenant improvement allowances. We estimated an appropriate terminal rate based on indicated rates in today's market.

================================================================================
                         Summary of Capitalization Rates
================================================================================
                    Sale                             Capitalization
                     No.                                  Rate
                   SM96-1                                9.99%
                   SM95-7                                11.1%
                   SM95-5                                10.0%
                   SM94-1                                10.3%

                   Terminal Capitalization Rate Selected 11.0%
================================================================================

     A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

     Discount Rate Analysis

     We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

==================================================================================================================================
                                          Cushman & Wakefield Valuation Advisory Services
                                       Fall 1996 National Investor Survey For Regional Malls
==================================================================================================================================
                         Going in            terminal                               Income            Expense         Projection
                         Cap Rate           Cap Rate               IRR              Growth             Growth          Period
==================================================================================================================================
                       Low     High       Low      High      Low       High     Low       High      Low      High        Years
----------------------------------------------------------------------------------------------------------------------------------
                      8.00%    8.50%     8.50%     9.00%    10.50%    10.50%    3.00%     3.50%    4.00%     4.00%        10
                      7.75%    8.25%     8.50%     8.75%    11.00%    11.50%    3.50%     4.00%    3.50%     3.50%        10
                      7.50%    7.50%     8.00%     8.00%    11.50%    11.50%    0.00%     4.00%    4.00%     4.00%        10
                      7.50%    9.00%     8.00%     9.75%    10.00%    12.00%    2.00%     4.00%    4.00%     4.00%        10
                      7.00%    8.00%     7.00%     8.00%    11.00%    11.00%    4.00%     4.00%    4.00%     4.00%        10
                      7.50%    8.00%     7.50%     9.00%    10.50%    11.50%    2.00%     3.50%    3.50%     3.50%        10
                      7.00%    8.00%     9.00%    10.00%    10.50%    11.50%    4.00%     4.00%    4.00%     4.00%        10
                      7.50%    8.00%     8.50%     8.50%    10.00%    11.00%    3.00%     3.00%    3.00%     3.00%        10
                      7.50%    9.00%     8.50%     8.50%    11.50%    11.50%    4.00%     5.00%                           10
----------------------------------------------------------------------------------------------------------------------------------
No. of Responses        9         9        9         9         9         9         9        9        8         8
Average               7.47%    8.25%     8.17%     8.83%    10.72%    11.33%    2.83%     3.89%    3.75%     3.75%
==================================================================================================================================

     This table summarizes the investment parameters of some of the most prominent investors currently acquiring good quality shopping center properties in the United States. The entire survey is included in the Addenda to this report.

     Overall, we believe that an investor would see this property as below average if comparing it to other, smaller malls in second and third tier locations. We believe that this would translate into the use of more conservative assumptions and discount rate than average for this type of property.

     As mentioned, the subject has four well known anchor tenants as well as a mixture of national and local retailers that occupy the shop space. Unfortunately, none of the existing anchors are tenants so their sales are not reported and their operating agreements have expired. A potential investor would be interested in the strength of the anchors for this property and this would impact his choice of both the discount and the terminal capitalization rates. One way of measuring the strength of the anchor is their debt rating. Although the existing anchors are not tenants, their continued presence at the mall is very important. If one or more fail, the success of the entire mall could be impacted. Our research shows that all of the anchors have debt ratings by Standard & Poor's, a national rating service. They are:

     Sears & Roebuck & Company:                                 BBB

     Rich's and Macy's (Federated Department Stores):           BB-

     Mervyn's (Dayton Hudson Co.)                               BBB+

     The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

     The investors' internal rates of return cited above range from 10.0 to 12.0 percent. However, in our opinion the investment risk of this property are probably between that of a typical mall and a shopping center. Our Investor Survey shows that the IRR targets for shopping centers had a broader range of from 10% to 14%. For our analysis of this mall, we discounted the cash flows at
12.0 percent.

     IRR Selection Summary

     To summarize, we selected 12.0 percent as an appropriate internal rate of return based on our Investor Survey, knowledge of this property, and the market data.

     We considered a number of factors in our choice of internal rate of return:

     o The primary risk factor is that none of the existing anchors have operating agreements in place. We have no way of definitively knowing how well these stores are performing in terms of sales so the risk of closure for the foreseeable future cannot be judged.

     o Vacancy may increase rather than remain flat and rents may fall rather than increasing at the rates we estimated.

     Ten-Year Cash Flow Analysis

     Based on the discount rate selected above, we estimate property value at $34,700,000, rounded. The full 11-year cash flow is presented on the following page.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                SHANNON
                                        PROJECT DESIGNATOR: SHN3
                                       REVISION: 5/28/96 @ 11:16
                                         ANNUAL CASH FLOW REPORT
                                     BEGINNING 6/1/96 FOR 12 YEARS
                                           5/28/96 @ 11:17


                       FY1997       FY1998         FY1999       FY2000        FY2001        FY2002
INCOME
------
MINIMUM RENT:
ALL TENANTS           3,826,346    4,007,200     4,099,220     4,166,711     4,257,539     4,375,575
                     ----------   ----------    ----------    ----------    ----------    ----------
TOTAL MINIMUM RENT    3,826,346    4,007,200     4,099,220     4,166,711     4,257,539     4,375,575

RECOVERIES:
CAM-MALL SHOPS        1,501,985    1,580,618     1,543,755     1,608,257     1,674,229     1,744,715
TAX-MALL SHOPS          315,891      325,102       313,541       324,737       336,318       349,722
FOOD CT. CAM-ANCH.        3,055        3,161         3,273         3,387         2,515         2,603
CAM-ANCHOR/KIOSK        127,637      126,798       130,710       137,786       148,753       149,068
FOOD CT. CAM-SMALL      100,539      103,958       107,597       111,577       115,941       120,220
TAX-KIOSK                 7,980        7,802         8,615         8,667         8,758         8,815
                     ----------   ----------    ----------    ----------    ----------    ----------
TOTAL RECOVERIES      2,057,087    2,147,439     2,107,491     2,194,411     2,286,514     2,375,143

OVERAGE RENT            488,955      423,721       433,561       447,634       441,786       406,904

SALES VOLUME (000)       46,198       48,159        50,100        51,635        53,119        54,779
                     ----------   ----------    ----------    ----------    ----------    ----------
GROSS RENTAL
 INCOME               6,372,388    6,578,360     6,640,272     6,808,756     6,985,839     7,157,622
CREDIT LOSS             (94,247)     (97,337)      (98,266)     (100,691)     (103,203)     (105,780)
OTHER TENANT              3,025        3,086         3,147         3,210         3,274         3,340
TENANT UTILITIES        963,854      997,589     1,032,505     1,068,642     1,106,045     1,144,756
                     ----------   ----------    ----------    ----------    ----------    ----------
TOTAL INCOME          7,245,020    7,481,698     7,577,658     7,779,917     7,991,955     8,199,938

EXPENSES

COMMON AREA MAINT.    1,532,021    1,585,642     1,641,139     1,698,579     1,758,029     1,819,560
CENTRAL PLANT HVAC      202,917      210,019       217,369       224,977       232,852       241,001
UTILITIES               710,208      735,066       760,793       787,421       814,980       843,505
REAL ESTATE TAXES       385,542      399,036       413,002       427,457       442,418       457,903
FOOD COURT EXPENSE       99,429      102,909       106,511       110,239       114,097       118,091
GENERAL & ADMIN         253,646      262,523       271,712       281,222       291,064       301,252
MISCELLANEOUS             2,029        2,100         2,174         2,250         2,329         2,410
MANAGEMENT FEE          151,035      155,082       158,647       161,502       164,476       167,387
                     ----------   ----------    ----------    ----------    ----------    ----------

TOTAL EXPENSES        3,336,827    3,452,377     3,571,347     3,693,647     3,820,245     3,951,109
                     ----------   ----------    ----------    ----------    ----------    ----------


                        FY2003        FY2004       FY2005        FY2006        FY2007        FY2008
INCOME
------
MINIMUM RENT:
ALL TENANTS           4,397,442     4,433,010     4,501,727     4,673,044     4,855,425     4,929,890
                     ----------    ----------    ----------    ----------    ----------    ----------
TOTAL MINIMUM RENT    4,397,442     4,433,010     4,501,727     4,673,044     4,855,425     4,929,890

RECOVERIES:
CAM-MALL SHOPS        1,744,432     1,835,728     2,018,591     2,167,617     2,142,493     2,163,136
TAX-MALL SHOPS          350,294       369,357       405,201       433,519       428,698       434,033
FOOD CT. CAM-ANCH.        2,694         2,788         2,886         2,987         3,091         3,200
CAM-ANCHOR/KIOSK        149,554       149,898       165,499       186,988       187,535       187,941
FOOD CT. CAM-SMALL      124,429       128,783       133,291       137,957       142,786       147,780
TAX-KIOSK                 8,910         8,973         9,073         9,140         9,247         9,322
                     ----------    ----------    ----------    ----------    ----------    ----------
TOTAL RECOVERIES      2,380,313     2,495,527     2,734,541     2,938,208     2,913,850     2,945,412

OVERAGE RENT            423,561       435,918       444,940       428,266       374,322       386,634

SALES VOLUME (000)       55,979        57,292        59,485        63,591        65,827        68,598
                     ----------    ----------    ----------    ----------    ----------    ----------
GROSS RENTAL
 INCOME               7,201,316     7,364,455     7,681,208     8,039,518     8,143,597     8,261,936
CREDIT LOSS            (106,436)     (108,883)     (113,408)     (118,466)     (120,027)     (121,802)
OTHER TENANT              3,407         3,475         3,544         3,615         3,687         3,761
TENANT UTILITIES      1,184,823     1,226,292     1,269,212     1,313,634     1,359,611     1,407,198
                     ----------    ----------    ----------    ----------    ----------    ----------
TOTAL INCOME          8,283,110     8,485,339     8,840,556     9,238,301     9,386,868     9,551,093

EXPENSES

COMMON AREA MAINT.    1,883,244     1,949,158     2,017,378     2,087,987     2,161,066     2,236,703
CENTRAL PLANT HVAC      249,436       258,167       267,202       276,555       286,234       296,252
UTILITIES               873,027       903,583       935,209       967,941     1,001,819     1,036,883
REAL ESTATE TAXES       473,929       490,517       507,685       525,454       543,844       562,879
FOOD COURT EXPENSE      122,224       126,502       130,929       135,512       140,255       145,164
GENERAL & ADMIN.        311,795       322,708       334,003       345,693       357,792       370,315
MISCELLANEOUS             2,494         2,582         2,672         2,766         2,862         2,963
MANAGEMENT FEE          168,736       170,412       173,133       178,545       183,041       186,078
                     ----------    ----------    ----------    ----------    ----------    ----------

TOTAL EXPENSES        4,084,885     4,223,629     4,368,211     4,520,453     4,676,913     4,837,237
                     ----------    ----------    ----------    ----------    ----------    ----------

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                      FY1997      FY1998      FY1999      FY2000      FY2001      FY2002
NET OPERATING
 INCOME             3,908,193   4,029,321   4,006,311   4,086,270   4,171,710   4,248,829

ALTERATIONS           255,439     102,975     147,046      90,750     233,035           0
COMMISSIONS           110,146      36,979      46,507      38,666      91,031           0
REPL'MENT RESERVE      56,132      58,096      60,130      62,234      64,413      66,667
ADD. CAPITAL RES.      56,400      56,400      56,400      56,400      56,400      56,400
                    ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW           3,430,076   3,774,871   3,696,228   3,838,220   3,726,831   4,125,762


                      FY2003      FY2004      FY2005      FY2006      FY2007      FY2008
NET OPERATING
 INCOME             4,198,225   4,261,710   4,472,345   4,717,848   4,709,955   4,713,856

ALTERATIONS            50,393      48,299     411,274     202,254     166,658     105,046
COMMISSIONS            10,466      20,215     154,685      65,084      54,854      44,446
REPL'MENT RESERVE      69,000      71,415      73,915      76,502      79,179      81,951
ADD. CAPITAL RES.      56,400      56,400      56,400      56,400      56,400      56,400
                    ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW           4,011,966   4,065,381   3,776,071   4,317,608   4,352,864   4,426,013

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The following chart summarizes the present value of the cash flows and the reversion with a range of discount and terminal rates while assuming a sale at the end of the assumed holding period (ten years).

================================================================================
         PURCHASE/SALE YIELD TABLE FOR SHANNON WITH HIGHER GROWTH RATES
                            REVISION: 6/ 5/96 @ 10:06
                                 6/ 7/96 @ 16:27
             Purchase Price(000's)/Cap Going In as a function of IRR
             ALL cash analysis (Purchased June 1996 sold may 2006)

                                Sale Price(000's)/Terminal Cap
                           42,719   41,748   40,820   39,933   39,083
            IRR            10.75    11.00    11.25    11.50    11.75
        -----------------------------------------------------------------
           11.50           36,402   36,075   35,763   35,464   35,178
                           10.74    10.83    10.93    11.02    11.11
           11.75           35,850   35,531   35,225   34,933   34,653
                           10.90    11.00    11.10    11.19    11.28
           12.00           35,310   34,998   34,699   34,413   34,140
                           11.07    11.17    11.26    11.36    11.45
           12.25           34,782   34,476   34,184   33,904   33,637
                           11.24    11.34    11.43    11.53    11.62
           12.50           34,264   33,965   33,679   33,406   33,144
                           11.41    11.51    11.60    11.70    11.79
================================================================================
IRR Selected:                                                         12.0%
Terminal Capitalization Rate:                                        11.25%
Value Estimate:                                                 $34,700,000
================================================================================

     Based on the investment parameters selected, the prospective value estimate by the discounted cash flow method is approximately $34,700,000. This value estimate is as of June 1, 1996. The "implied" overall capitalization rate is approximately 11.3 percent. This is above the range indicated by the sales presented and near the top of the range indicated by the Investor Survey. This is best explained by the forecast income stream which has only moderate increases over time. The compound annual growth rate in cash flow over the first five years of the holding period is roughly 2.1 percent.

     The value estimate above is achieved by calculating the reversion (eleventh year's NOI divided by 11.25 percent); reduced by sales costs (assumed to be 2.5 percent); not deducting that year's alterations, commissions and capital expenditures; and adding the result to the tenth year's cash flow before discounting. The N0I in the eleventh year is not grossed up by the lag vacancy before capitalization.

     The following chart summarizes the present value of the cash flows and the reversion with at 12.0 percent discount rate and assuming a sale at the end of each fiscal year between 1997 and 2013. At the end of the assumed holding period (10 years), it shows that the cash flow and reversion portions of the income stream are responsible for a greater share of the

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

value estimate. This is ideal since the property is older and may not be as competitive in the market in 10 years and finally that cash flows are more proximate in time.

==================================================================================================
                      PRESENT VALUE REPORT FOR SHANNON WITH HIGHER GROWTH RATES
                                          REVISION: 6/ 5/96 @ 10:06
                                                6/ 7/96 @ 16:28

            Annual(E) NPV as of 6/ 96. Rates: CF%=12.000% Res%=12.000% Cap%=11.250

   SOLD        RESIDUAL        RESIDUAL PV        %         CASH FLOW PV      %        TOTAL PV
  ------      ------------     ---------------------        -------------------       -----------
   5/ 97      $34,921,700      $31,180,088     91.1%         $3,062,679      8.9%     $34,242,768
   5/ 98      $34,722,072      $27,680,224     82.0%         $6,072,067     18.0%     $33,752,292
   5/ 99      $35,416,012      $25,208,418     74.3%         $8,703,027     25.7%     $33,911,444
   5/100      $36,155,928      $22,977,746     67.3%        $11,142,408     32.7%     $34,120,152
   5/101      $36,823,576      $20,894,686     61.2%        $13,257,185     38.8%     $34,151,872
   5/102      $36,385,048      $18,433,798     54.6%        $15,347,447     45.4%     $33,781,244
   5/103      $36,935,756      $16,707,860     49.3%        $17,162,280     50.7%     $33,870,140
   5/104      $38,761,284      $15,655,032     45.4%        $18,804,262     54.6%     $34,459,296
   5/105      $40,888,492      $14,744,801     42.2%        $20,165,992     57.8%     $34,910,792
   5/106      $40,820,148      $13,142,995     37.9%        $21,556,164     62.1%     $34,699,160
   5/107      $40,854,232      $11,744,615     34.0%        $22,807,526     66.0%     $34,552,140
   5/108      $41,494,916      $10,650,711     30.8%        $23,943,598     69.2%     $34,594,308
   5/109      $41,720,892       $9,561,352     27.7%        $24,913,934     72.3%     $34,475,288
   5/110      $39,376,852       $8,057,284     23.7%        $25,869,460     76.3%     $33,926,744
   5/111      $34,658,236       $6,331,931     19.2%        $26,663,368     80.8%     $32,995,298
   5/112      $32,970,262       $5,378,164     16.5%        $27,277,042     83.5%     $32,655,206
   5/113      $37,021,052       $5,391,907     16.3%        $27,708,588     83.7%     $33,100,494
   5/114      $37,005,444       $4,812,173     14.6%        $28,200,204     85.4%     $33,012,376
   5/115      $35,938,776       $4,172,736     12.7%        $28,649,126     87.3%     $32,821,862
==================================================================================================
IRR Selected:                                                                               12.0%
Terminal Capitalization Rate:                                                              11.25%
Value Estimate:                                                                       $34,700,000
Cash Flow/Reversion Ratio:                                                            66.3%/33.7%
==================================================================================================

Implied Capitalization Rate

     The first year implied capitalization rate of 11.3 percent seems reasonable based on our knowledge of this property relative to our database of mall sales.

Reconciliation Within Income Approach

     Value Indicated by Direct Capitalization:             $35,500,000
     Value Indicated by Discounted Cash Flow Analysis      $34,700,000

Analysis and Conclusion

     The value estimates above are mutually supportive. However we placed more emphasis on the Direct Capitalization method because we believe that a typical investor would also.

                 Value Indicated by Income Approach: $35,500,000

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     The two approaches indicated the following values:

          Sales Comparison Approach         $35,500,000 to $37,500,000
          Income Approach                                  $35,500,000

     We placed more emphasis on the Income Approach because we believe that it is more supportable and concluded the following estimate of value.

                THIRTY FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $35,500,000

Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal.) The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

     Based on our research, we estimate a marketing time of about one year for this property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s) means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. By definition a limited appraisal is considered to be less reliable than a complete appraisal in that it does not contain all of the data and analysis normally found in a complete appraisal.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Assumptions and Limiting Conditions
================================================================================

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

9. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

10. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

11. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

12. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1.   Luten L. Teate, MAI, inspected the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Luten L. Teate, MAI, completed the requirements of the continuing education program of the Appraisal Institute.



/s/  Luten L. Teate
     --------------------------------
     Luten L. Teate, MAI
     Certified Real Estate Appraiser
     Georgia No. CGO01389

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
================================================================================

Exhibit A       Recent Leases at Market Square
Exhibit B       Recent Sales Volume at Subject
Exhibit C       Rent Roll
Exhibit D       Expiration Summary
Exhibit E       Photographs of Competition
Exhibit F       Professional Qualifications of Appraiser

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------